Exhibit 10.1

Execution Version

AMENDMENT NO. 6 TO CREDIT AGREEMENT

This Amendment No. 6 to Credit Agreement (this “Amendment”) is entered into as of October 23, 2018 by and among Welbilt, Inc., a Delaware corporation (formerly known as Manitowoc Foodservice, Inc.) (the “Borrower”), the Subsidiary Borrowers (as defined in the Credit Agreement (as defined below)) signatory hereto, JPMorgan Chase Bank, N.A., individually (“JPMorgan”) and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

WHEREAS, the Borrower, the Subsidiary Borrowers, the Administrative Agent and the Lenders (as defined in the Credit Agreement) are party to that certain Credit Agreement dated as of March 3, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date, the “Credit Agreement”);

WHEREAS, the Borrower has requested (i) to borrow additional term loans such that, giving effect thereto, the aggregate amount of Term B Loans as of the Closing Date (as defined below) shall be $900,000,000, (ii) to obtain additional revolving commitments such that, giving effect thereto, the aggregate amount of Revolving Commitments as of the Closing Date shall be $400,000,000, (iii) to extend the maturity of the facilities outstanding under the Credit Agreement, (iv) to make certain other changes to the Credit Agreement and (v) in connection with the foregoing, that the Credit Agreement be amended in the form attached hereto as Exhibit A (the “Amended Credit Agreement”);

WHEREAS, upon the occurrence of the Closing Date, the term B loans outstanding under the Credit Agreement (the “Existing Term Loans”, and the Lenders of such Existing Term Loans, collectively, the “Existing Term Lenders”) will be replaced and refinanced on the Closing Date by the term B loans under the Amended Credit Agreement (the “New Term Loans”);

WHEREAS, upon the occurrence of the Closing Date, the revolving commitments outstanding under the Credit Agreement (the “Existing Revolving Commitments”) and the revolving loans outstanding under the Credit Agreement (the “Existing Revolving Loans”) will be replaced and refinanced on the Closing Date by the revolving commitments and the revolving loans under the Amended Credit Agreement (the “New Revolving Commitments” and the “New Revolving Loans”, respectively);

WHEREAS, upon the occurrence of the Closing Date, the Credit Agreement will be deemed amended in the form of the Amended Credit Agreement, including to permit the amount of New Term Loans thereunder on the Closing Date to be $900,000,000 and the amount of the New Revolving Commitments thereunder on the Closing Date to be $400,000,000,

WHEREAS, each Existing Term Lender that executes and delivers a signature page to this Amendment substantially in the form of Exhibit B-1 (a “Continuing Term Lender Addendum”; and such Existing Term Lenders, collectively, the “Continuing Term Lenders”) will thereby (i) agree to the terms of this Amendment and the Amended Credit Agreement and (ii) agree to continue all of its Existing Term Loans Closing Date as New Term Loans (such continued term loans, the “Continued Term Loans”) in a principal amount equal to the aggregate principal amount of such Existing Term Loans (or such lesser amount as notified to such Lender by JPMorgan Chase Bank, N.A. (the “Lead Arranger”) prior to the Closing Date);

WHEREAS, each Person that executes and delivers a signature page to this Amendment substantially in the form of Exhibit B-2 (an “Additional Term Lender Addendum”; and such Persons, collectively, the “Additional Term Lenders”) will thereby (i) agree to the terms of this Amendment and the

Amended Credit Agreement and (ii) commit to fund New Term Loans (such New Term Loans, the “Additional Term Loans”) to the Borrower on the Closing Date in a principal amount (not in excess of any such commitment) as is determined by the Lead Arranger in consultation with the Borrower and notified to such Additional Term Lender prior to the Closing Date;

WHEREAS, each Existing Revolving Lender that executes and delivers a signature page to this Amendment substantially in the form of Exhibit B-3 (a “Continuing Revolving Lender Addendum”; and such Existing Revolving Lenders, collectively, the “Continuing Revolving Lenders” and together with the Continuing Term Lenders, the “Continuing Lenders”) will thereby (i) agree to the terms of this Amendment and the Amended Credit Agreement and (ii) agree to continue all of its Existing Revolving Commitments as New Revolving Commitments (such commitments, the “Continued Revolving Commitments”; and the loans thereunder, the “Continued Revolving Loans”) in an amount equal to the aggregate amount of such Existing Revolving Commitments (or such lesser amount as notified to such Lender by the Lead Arranger prior to the Closing Date) and (iii) to make New Revolving Loans from time to time pursuant to the terms of the Amended Credit Agreement;

WHEREAS, each Person that executes and delivers a signature page to this Amendment substantially in the form of Exhibit B-4 (an “Additional Revolving Lender Addendum”; and together with the Continuing Term Lender Addendum, Additional Term Lender Addendum, and Continuing Revolving Lender Addendum, the “Lender Addenda”, and each a “Lender Addendum”; and such Persons, collectively, the “Additional Revolving Lenders” and together with the Additional Term Lenders, the “Additional Lenders”; and the Additional Lenders together with the Continuing Lenders, the “New Lenders”) will thereby (i) agree to the terms of this Amendment and the Amended Credit Agreement, (ii) commit to provide New Revolving Commitments (such commitments, the “Additional Revolving Commitments”; and the loans thereunder, the “Additional Revolving Loans”) to the Borrowers on the Closing Date in an amount as is determined by the Lead Arranger in consultation with the Borrower and notified to such Additional Revolving Lender prior to the Closing Date and (iii) agree to make Additional Revolving Loans from time to time pursuant to the terms of the Amended Credit Agreement;

WHEREAS, upon the occurrence of the Closing Date, the proceeds of the Additional Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Term Loans that are not continued as Continued Term Loans;

WHEREAS, upon the occurrence of the Closing Date, the proceeds of the Additional Revolving Loans will be used by the Borrowers to repay in full the outstanding principal amount of the Existing Revolving Loans that are not continued as Continued Revolving Loans;

WHEREAS, the Borrowers, the Administrative Agent and the Lenders party hereto are willing to agree to this Amendment and the Amended Credit Agreement on the terms set forth herein; and

WHEREAS, the other parties party hereto are willing to agree to the Amended Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

SECTION 1.          Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.          New Term Loans and New Revolving Commitments.

2.1.          (i) Each Continuing Term Lender agrees to continue all (or such lesser amount as is notified to such Lender by the Lead Arranger prior to the Closing Date) of its Existing Term Loans as a New Term Loan on the Closing Date in a principal amount equal to such Continuing Term Lender’s New Term Loan Commitment (as defined below), (ii) each Additional Term Lender agrees to make a New Term Loan on the Closing Date to the Borrower in a principal amount equal to such Additional Term Lender’s New Term Loan Commitment and (iii) each Continuing Term Lender and Additional Term Lender agrees to this Amendment and the terms of the Amended Credit Agreement.

2.2.          (i) Each Continuing Revolving Lender agrees to continue all (or such lesser amount as is notified to such Lender by the Lead Arranger prior to the Closing Date) of its Existing Revolving Commitments as New Revolving Commitments on the Closing Date in a principal amount equal to such Continuing Revolving Lender’s New Revolving Loan Commitment (as defined below), (ii) each Additional Revolving Lender agrees to provide New Revolving Commitments on and after such date to the Borrowers in a principal amount equal to such Additional Revolving Lender’s New Revolving Loan Commitment and (ii) each Continuing Revolving Lender and Additional Revolving Lender agrees to this Amendment and the terms of the Amended Credit Agreement (including that on and after the Closing Date it will make available Revolving Loans to the Borrowers and participate in Letters of Credit and Swingline Loans from time to time in an aggregate principal amount at any time outstanding not to exceed its Revolving Commitment under the Amended Credit Agreement; with each capitalized term in this parenthetical that is not otherwise defined in this Amendment used as defined in the Amended Credit Agreement).

2.3.          For purposes hereof, a Person shall become a party to the Amended Credit Agreement and an Additional Term Lender and/or an Additional Revolving Lender, as the case may be, as of the Closing Date by executing and delivering to the Administrative Agent, on or prior to the Closing Date, an Additional Term Lender Addendum and/or an Additional Revolving Lender Addendum, as the case may be.  The Borrower shall give notice to the Administrative Agent of the proposed Closing Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each New Lender thereof.  For the avoidance of doubt (x) the Existing Term Loans of a Continuing Term Lender must be continued in whole and may not be continued in part unless approved by the Lead Arranger and (y) the Existing Revolving Commitments of a Continuing Revolving Lender must be continued in whole and may not be continued in part unless approved by the Lead Arranger.

2.4.          On the Closing Date, each Additional Term Lender will make its New Term Loan by making available to the Administrative Agent, in the manner contemplated by Section 2.06 of the Amended Credit Agreement, an amount equal to its New Term Loan Commitment.  The “New Term Loan Commitment” of (i) any Continuing Term Lender will be the amount of its Existing Term Loans as set forth in the Register as of the Closing Date (or such lesser amount as notified to such Lender by the Lead Arranger prior to the Closing Date), which shall be continued as an equal principal amount of New Term Loans, and (ii) any Additional Term Lender will be such amount (not exceeding any commitment offered by such Additional Term Lender) allocated to it by the Lead Arranger and notified to it on or prior to the Closing Date.  The commitments of the Additional Term Lenders and the continuation undertakings of the Continuing Term Lenders are several, and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its New Term Loan.

2.5.          The New Revolving Commitments of each Continuing Revolving Lender and each Additional Revolving Lender will be available to the Borrowers on the Closing Date in an amount equal to its New Revolving Loan Commitment. The “New Revolving Loan Commitment” of (i) any Continuing Revolving Lender will be the amount of its Existing Revolving Commitment as set forth in the Register as of the Closing Date (or such lesser amount as notified to such Lender by the Lead Arranger prior to the Closing Date), which shall be continued as an equal amount of New Revolving Commitments and (ii) any

Additional Revolving Lender will be such amount (not exceeding any commitment offered by such Additional Revolving Lender) allocated to it by the Lead Arranger and notified to it on or prior to the Closing Date.  The Commitments of the Continuing Revolving Lenders and Additional Revolving Lenders are several, and (subject to Section 2.21 of the Amended Credit Agreement) no such Lender will be responsible for any other such Lender’s failure to make or acquire its New Revolving Loans.

2.6.          The obligation of each New Lender to make, provide or acquire by continuation New Term Loans or New Revolving Commitments, as the case may be, on the Closing Date is subject only to the satisfaction of the conditions set forth in Section 3 of this Amendment.

2.7.          On and after the Closing Date, each reference in the Amended Credit Agreement to (i) “Term B Loans” shall be deemed a reference to the New Term Loans contemplated hereby, (ii) “Revolving Commitments” shall be deemed a reference to the New Revolving Commitments contemplated hereby and (iii) “Revolving Loans” shall be deemed a reference to the New Revolving Loans contemplated hereby, except in each case as the context may otherwise require.  Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses and increased costs shall continue in full force and effect with respect to, and for the benefit of, each Existing Term Lender in respect of such Lender’s Existing Term Loans and each Existing Revolving Lender in respect of such Lender’s Existing Revolving Commitments and Existing Revolving Loans.

2.8.          On the Closing Date, all Existing Revolving Loans shall be deemed repaid and reborrowed as New Revolving Loans in accordance with Section 2.06(c) of the Amended Credit Agreement.

2.9.          The continuation of Continued Term Loans may be implemented pursuant to other procedures specified by the Lead Arranger and reasonably acceptable to the Borrower, including by repayment of Continued Term Loans of a Continuing Term Lender followed by a subsequent assignment to it of New Term Loans in the same amount.

2.10.          For the avoidance of doubt, the Lenders hereby acknowledge and agree that, at the sole option of the Lead Arranger, any Lender with Existing Term Loans that are not continued as Continued Term Loans as contemplated hereby (“Non-Continued Term Loans”) shall, automatically upon receipt of the amount necessary to purchase such Lender’s Non-Continued Term Loans, at par, and with all accrued interest thereon, be deemed to have assigned such Non-Continued Term Loans pursuant to a form of Assignment and Assumption and, accordingly, no other action by the Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith.

SECTION 3.          Effectiveness.  This Amendment, and the obligation of each Additional Term Lender to make or acquire by continuation New Term Loans, and the obligation of each Additional Revolving Lender to provide Additional Revolving Commitments and make Revolving Loans, shall become effective as of the first date (the “Closing Date”) on which the conditions set forth in Section 4.01 of the Amended Credit Agreement have been satisfied or waived (in accordance with Section 9.02 of the Credit Agreement).

SECTION 4.          Amendments and Releases.

4.1.          Effective as of the Closing Date, (a) the Credit Agreement is hereby amended in the form of the Amended Credit Agreement set forth as Exhibit A hereto, (b) the Schedules and the Exhibits to the Credit Agreement are amended and restated in their entirety in the forms appended to the Amended Credit Agreement, (c) each of the Parent Guaranty, Subsidiary Guaranty, US Pledge Agreement and US

Security (the foregoing, collectively, the “Ancillary Documents”) are amended and restated in their entirety in the applicable form appended to the Amended Credit Agreement and (d) the Schedules and Exhibits to each Ancillary Document are amended and restated in their entirety in the form appended to the applicable Ancillary Document.

4.2.          Effective as of the Closing Date, the respective Persons party to the Ancillary Documents as amended and restated pursuant to Section 4.1 shall be the only Guarantors (as defined in the Subsidiary Guaranty), Assignors (as defined in the US Security Agreement) and Pledgors (as defined in the US Pledge Agreement) under the applicable Ancillary Document as of the Closing Date. Manitowoc Foodservice Holding, Inc., Manitowoc FP, Inc., Manitowoc FSG International Holdings, Inc. and MTW County (Domestication) LLC (collectively, the “Released Subsidiary Guarantors”) shall be automatically released from the Liens securing the Obligations and their guarantees thereof, respectively, upon the occurrence of the Closing Date, and upon effectiveness of this Amendment, the Released Subsidiary Guarantors are released from the Subsidiary Guaranty, the US Security Agreement and the US Pledge Agreement and their obligations thereunder. The parties hereto acknowledge and agree that the Released Subsidiary Guarantors shall not be required to execute any amendment and restatement of an Ancillary Document or Schedules and Exhibits thereto as contemplated in Section 4.1 for such amendment and restatement to become effective.

SECTION 5.          Reference to and Effect Upon the Credit Agreement; Other.

5.1.          Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of the Credit Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents, except as expressly provided herein. Nothing herein shall be deemed, in similar or different circumstances, to entitle the Borrower or any other Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document.

5.2.          Upon the Closing Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import, and each reference in the Credit Documents to “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of similar import, shall mean and be a reference to the Amended Credit Agreement. Upon the Closing Date, each reference in any Ancillary Document to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import, and each reference in the Credit Documents to any Ancillary Document shall mean and be a reference to the Ancillary Documents as amended or supplemented as contemplated hereby.

5.3.          This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Credit Document or any other security therefor or any guarantee thereof (it being understood that, including after giving effect to the amendment and restatement of the Subsidiary Guaranty on the Closing Date, no Foreign Subsidiary shall guarantee obligations of the Borrower or any Domestic Subsidiary). Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or any other Credit Document, all of which shall remain in full force and effect, except as modified hereby or repaid pursuant hereto. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge by any Credit Party under any Credit Document from any of its obligations and liabilities thereunder; provided that, including after giving effect to the amendment and restatement of the Subsidiary Guaranty on the Closing Date, no Foreign Subsidiary shall guarantee obligations of the Borrower or any Domestic Subsidiary.

5.4.          This Amendment shall constitute a Credit Document.

5.5.          Except as expressly provided herein or in the Amended Credit Agreement, the New Term Loans, the New Revolving Commitments and the New Revolving Loans shall be subject to the terms and provisions of the Amended Credit Agreement and the other Credit Documents.

SECTION 6.          General.

6.1.          Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and any other documents prepared in connection herewith, including but not limited to the reasonable and documented fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

6.2.          Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.3.          Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

6.4.          Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.5.          Amendments.  This Amendment may be amended, modified or supplemented only by a writing signed by the Required Lenders (as defined in the Amended Credit Agreement), the Administrative Agent and the Borrower; provided that any amendment or modification that would require the consent of all Lenders or all affected Lenders if made under the Amended Credit Agreement shall require the consent of all Lenders (as defined in the Amended Credit Agreement) or all such affected Lenders (as defined in the Amended Credit Agreement), as applicable.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

WELBILT, INC.
(F/K/A MANITOWOC FOODSERVICE, INC.)

By:	/s/ Joel H. Horn
Name: Joel H. Horn
Title: Executive Vice President, General Counsel and Corporate Secretary

ENODIS HOLDINGS LIMITED

By:	/s/ Adrian Gray
Name: Adrian Gray
Title: Director

[Signature Page to Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Blakely Engel
Name: Blakely Engel
Title: Vice President

[Signature Page to Amendment to Credit Agreement]

Lenders’ Signature Pages on File With Administrative Agent

[Signature Page to Amendment to Credit Agreement]

EXHIBIT A
AMENDED CREDIT AGREEMENT

Execution Version
(As amended through Amendment No. 6, dated as of October 23, 2018)

$1,300,000,000

CREDIT AGREEMENT

dated as of March 3, 2016

among

WELBILT, INC.

The Subsidiary Borrowers Party Hereto

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

BMO HARRIS BANK N.A.,
CAPITAL ONE, N.A.,
HSBC BANK USA NATIONAL ASSOCIATION, and
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Syndication Agents

JPMORGAN CHASE BANK, N.A.,
BMO HARRIS BANK N.A.,
CAPITAL ONE, N.A.,
HSBC BANK USA NATIONAL ASSOCIATION, and
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Joint Lead Arrangers and Joint Bookrunners

i

SECTION 10.01.	Implementation of CAM	138

SCHEDULES:

Schedule 1.01	Pricing Schedule
Schedule 1.02	Existing Intercompany Loans
Schedule 2.01	Commitments
Schedule 3.05	Real Property
Schedule 3.10	ERISA
Schedule 3.13	Subsidiaries
Schedule 3.15	Insurance
Schedule 5.18	Post-Closing Obligations
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.05	Existing Investments
Schedule 6.09	Existing Restrictions

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Designation Letter
Exhibit C	Form of Subordination Provisions
Exhibit D	Form of Termination Letter
Exhibit E	Forms of U.S. Tax Compliance Certificates
Exhibit F	[Reserved]
Exhibit G	Form of Parent Guaranty
Exhibit H	Form of Subsidiary Guaranty
Exhibit I	Form of UK Security Agreement
Exhibit J	Form of US Pledge Agreement
Exhibit K	Form of US Security Agreement
Exhibit L	Form of Discounted Prepayment Option Notice
Exhibit M	Form of Lender Participation Notice

CREDIT AGREEMENT dated as of March 3, 2016, among WELBILT, INC., as the Borrower, ENODIS HOLDINGS LIMITED, as a UK Borrower, the other SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

R E C I T A L S

WHEREAS, the Borrowers are a party to that certain Credit Agreement, dated as of March 3, 2016, among the Borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, amended and restated, modified or supplemented from time to time prior to the Closing Date, the “Existing Credit Agreement”);

WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended such that the Lenders will (i) provide Revolving Commitments in an initial aggregate principal amount of $400,000,000 (the “Revolving Facility”) and Term B Commitments in an initial aggregate principal amount of $900,000,000 (the “Term B Facility”) and (ii) make certain other modifications to the Existing Credit Agreement; and

WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to amend the Existing Credit Agreement in the form of this Agreement to set forth the terms and conditions under which the Lenders will, from time to time, provide the Commitments and make loans and extend other financial accommodations thereunder to or for the benefit of the Borrowers.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.          Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Discount” has the meaning provided in Section 2.22(c).

“Acceptance Time” has the meaning provided in Section 2.22(b).

“Acquired Entity or Business” means (a) the assets constituting a business, division or product line of any Person not already a Restricted Subsidiary of the Borrower, (b) at least 50.1% of the Equity Interests of any such Person, which Person shall, as a result of such acquisition or merger, become a Restricted Subsidiary of the Borrower (or shall be merged with and into the Borrower or a Subsidiary Guarantor, with the Borrower or such Subsidiary Guarantor being the surviving Person) or (c) additional Equity Interests of any Person described in the foregoing clause (b).

“Additional Security Documents” means security documents executed by a Credit Party pursuant to Section 2.20(a), Section 5.10 or Section 5.13.

“Adjusted Benchmark Rate” means, with respect to any Eurocurrency Borrowing (or, as applicable, for purposes of determining the Alternate Base Rate with respect to any ABR Borrowing) for any Interest Period, an interest rate per annum equal to (a) the Benchmark Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, with respect to any Eurocurrency Borrowing denominated in a Foreign Currency, the Adjusted Benchmark Rate shall mean the Benchmark Rate.

“Administrative Agent” means, collectively, JPMorgan, in its capacity as administrative agent for the Lenders hereunder, and, solely with respect to Loans denominated in a Foreign Currency, J. P. Morgan Europe Limited, in its capacity as administrative agent with respect to such Loans.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means any Loan or any Letter of Credit.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (b) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

“Agreement” means this Amended and Restated Credit Agreement as the same may be amended, restated, amended and restated, modified or supplemented from time to time.

“Agreement Currency” has the meaning provided in Section 9.15(b).

“All-in Yield” means for any Indebtedness the yield of such Indebtedness on any date of determination, whether in the form of interest rate, margin, commitment or ticking fees, original issue discount, upfront fees, index floors or otherwise, in each case payable generally to lenders; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity, and shall not include arrangement, structuring, commitment, amendment or other fees not paid to the applicable lenders generally.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the FRBNY Rate in effect on such day plus ½ of 1% and (c) the Adjusted Benchmark Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted Benchmark Rate for any day shall be based on the Benchmark Rate for loans in Dollars at approximately 11:00 a.m. London time on such day, subject to any applicable interest rate floors set forth therein.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the FRBNY Rate or the Adjusted Benchmark Rate shall be effective from and including the effective date of such change in the Prime Rate, the FRBNY Rate or the Adjusted Benchmark Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the

Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.

“Applicable Borrower” means, with respect to any Loan or other amount owing hereunder or any matter pertaining to such Loan or other amount, whichever of the Borrowers is the primary obligor on such Loan or other amount and, with respect to any Letter of Credit, whichever of the Borrowers is the account party with respect thereto.

“Applicable Creditor” has the meaning provided in Section 9.15(b).

“Applicable Discount” has the meaning provided in Section 2.22(c).

“Applicable Lending Installation” has the meaning provided in Section 2.02(e).

“Applicable Prepayment Percentage” means (a) in the case of a prepayment required by Section 2.11(d), a percentage equal to (i) 50% at any time when the Consolidated Total Leverage Ratio is greater than 4.75:1.00, (ii) 25% at any time when the Consolidated Total Leverage Ratio is less than or equal to 4.75:1.00 but greater than 4.25:1.00 and (iii) 0% at any other time and (b) in the case of any other Prepayment Event, 100%.

“Applicable Rate” means, for any day, (a) with respect to any ABR Loan or Eurocurrency Loan (other than the Term B Loan), or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth in Schedule 1.01 under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, based upon the Consolidated Total Leverage Ratio and (b) with respect to the Term B Loan, (i) 2.50% per annum with respect to Eurocurrency Loans and (ii) 1.50% per annum with respect to ABR Loans.

“Applicable Ratio” has the meaning provided in Section 6.16(a).

“Applicable Revolver Percentage” means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Revolver Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Revolving Commitments have terminated or expired, the Applicable Revolver Percentages shall be determined based upon the Revolving Credit Exposure of the Lenders.

“Approved Fund” has the meaning provided in Section 9.04(b).

“Arrangers” means JPMorgan, BMO Harris Bank N.A., Capital One, N.A., Coöperatieve Rabobank U.A., New York Branch and HSBC Securities (USA) Inc., each in their capacity as joint lead arrangers of this credit facility.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means with respect to Revolving Loans, the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Available Amount” means, as of any date of determination, an amount not less than zero, determined on a cumulative basis equal to, without duplication:

(a)          $160,000,000, plus

(b)          50.0% of Consolidated Net Income for the period commencing on the Closing Date and ending on the applicable date of determination, plus

(c)          the cumulative amount of net cash proceeds (other than net cash proceeds that have previously been, or are simultaneously being, utilized for Investments, Restricted Payments or payments of Specified Indebtedness pursuant to the calculation of the Excluded Contribution Amount) received by the Borrower (other than from a Restricted Subsidiary) from the sale of Qualified Equity Interests of the Borrower after the Closing Date and on or prior to the applicable date of determination (including upon exercise of warrants or options), plus

(d)          Declined Proceeds, minus

(e)          any amount of the Available Amount used to make Investments pursuant to Section 6.05(p) after the Closing Date and prior to the applicable date of determination, minus

(f)          any amount of the Available Amount used to make Restricted Payments pursuant to Section 6.04(f) after the Closing Date and prior to the applicable date of determination, minus

(g)          any amount of the Available Amount used to make payments in respect of Indebtedness pursuant to Section 6.08(a)(vii) after the Closing Date and prior to the date of determination.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products Agreement” has the meaning assigned to it in the US Security Agreement.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, U.S.C. §§ 101 et seq.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Rate” means, with respect to:

(a)          any Eurocurrency Borrowing for any applicable currency (other than Canadian Dollars and Euro) and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, if such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) (in each case, the “LIBO Screen Rate”)) as of the Specified Time on the Quotation Day for such Interest Period;

(b)          any Eurocurrency Borrowing denominated in Canadian Dollars and for any applicable Interest Period, the CDOR Rate;

(c)          with respect to any Swingline Foreign Currency Loan denominated in Canadian Dollars, the CABROVE Rate; and

(d)          any Eurocurrency Borrowing for Euro and for any Interest Period, a rate per annum equal to the interbank offered rate administered by the Banking Federation of the European Union (or any other Person that takes over the administration of such rate) for Euros for a period equal in length to such Interest Period as displayed on page EURIBOR01 of the Reuters screen (or, if such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Euribor Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period;

provided that if the LIBO Screen Rate, the CDOR Rate or the Euribor Screen Rate, as applicable, shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate, the CDOR Rate or the Euribor Screen Rate, as applicable, shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency then the Benchmark Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  Notwithstanding the foregoing, in no event shall the Benchmark Rate with respect to the Term B Loan at any time be less than 0.00% per annum.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 10101.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Welbilt, Inc., a Delaware corporation.

“Borrowers” means the Borrower and each Subsidiary Borrower.

“Borrowing” means (a) Revolving Loans of the same Type and the same currency, made, converted or continued on the same date to the same Applicable Borrower and, in the case of Eurocurrency Loans (or Revolving Foreign Currency Loans), as to which a single Interest Period is in effect, (b) Term B Loans of the same Type made, converted or continued on the same date to the same Applicable Borrower or (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude (a) if such Eurocurrency Loan is denominated in Dollars, any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (b) if such Eurocurrency Loan is denominated in a Foreign Currency, any day on which commercial banks and the London foreign exchange market do not settle payments in the principal financial center where such Foreign Currency is cleared and settled as reasonably determined by the Administrative Agent and (c) if such Eurocurrency Loan is denominated in Euros, which is not a Target Day.

“CABROVE Rate” means The Bank of Canada Overnight Lending Rate which is available on or about 10:15 am Toronto time.

 “CAM” means the mechanism for the allocation and exchange of interests in the Loans and collections thereunder established under Article X.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 10.1.

“CAM Exchange Date” means the first date after the Closing Date on which there shall occur any event described in paragraph (h) or (i) of Article VII with respect to any of the Borrowers.

“CAM Percentage” means, as to each Lender, a fraction, of which (a) the numerator shall be the aggregate Designated Obligations owed to such Lender immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Designated Obligations owed to all the Lenders immediately prior to the CAM Exchange Date.  For purposes of computing each Lender’s CAM Percentage, (a) all Designated Obligations that are denominated in a Foreign Currency shall be translated into Dollars at the Exchange Rate in effect on the CAM Exchange Date and (b) each Lender shall be deemed to hold its Applicable Revolver Percentage of all outstanding Swingline Loans, Revolving Foreign Currency Loans and LC Disbursements.

“Canadian Dollar” means the lawful currency of Canada.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, but in no event shall Capital Expenditures include operating leases.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the recorded capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b)          investments in commercial paper or fixed or variable rate notes maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of A-2 or P-2 from S&P or from Moody’s, respectively;

(c)          investments in certificates of deposit, bankers’ acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)          fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)          money market funds that comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and are rated AAA by S&P and Aaa by Moody’s;

(f)          securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of such securities generally;

(g)          shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition; and

(h)          with respect to any Foreign Subsidiaries, the approximate equivalent of any of clauses (a) through (g) above, which investments or obligations shall have ratings described in such clauses (if any), or equivalent ratings from comparable foreign rating agencies if at any time neither S&P nor Moody’s shall be rating such investments or obligations), in each case, by reference to such Foreign Subsidiary’s jurisdiction of organization or any jurisdiction(s) where such Foreign Subsidiary is engaged in material operations or that are otherwise classified as “cash equivalents” in accordance with GAAP.

“CDOR Rate” means, with respect to any Eurocurrency Borrowing in Canadian Dollars and for any applicable Interest Period, the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) with a tenor equal to the relevant period displayed on CDOR01 page of the Reuters Monitor Service (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of the Specified Time on the Quotation Day for such Interest Period.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Subsidiary substantially all the assets of which consist of Equity Interests or Indebtedness of one or more CFCs or other CFC Holdcos.

“Change in Control” means an event or a series of events by which:

(a)          the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date) of Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, or

(b)          a “Change of Control” (or similar term) as defined in the Senior Note Documents.

“Change in Law” means the occurrence, after the Closing Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class” means, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term B Loans or Swingline Loans.

“Closing Date” means the first date on which the conditions precedent specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Closing Date Amendment” means the Amendment, dated as of the Closing Date, among the Borrower, the Subsidiary Borrower, the Lenders party thereto and the Administrative Agent.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all US Pledge Agreement Collateral, all US Security Agreement Collateral, all UK Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 2.05(j); provided, however, that notwithstanding anything herein or in any other Credit Document to the contrary, in no event will any Excluded Assets be included within the Collateral.

“Collateral Agent” means the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents, including as collateral agent under the US Security Agreement and the US Pledge Agreement, as UK Security Trustee under the UK Security Agreement and in a similar capacity under other Security Documents.

“Commitment” means either a Revolving Commitment or a Term B Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Capital Expenditures” means, for any Person, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all Capital Lease Obligations but excluding any capitalized interest with respect thereto) by such Person and its subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of such Person.

“Consolidated Current Assets” means, with respect to any Person as at any date of determination, the total assets of such Person and its consolidated subsidiaries which should properly be classified as current assets on a consolidated balance sheet of such Person and its consolidated subsidiaries in accordance with GAAP.

“Consolidated Current Liabilities” means, with respect to any Person as at any date of determination, the total liabilities of such Person and its consolidated subsidiaries which should properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such Person and its consolidated subsidiaries in accordance with GAAP.

“Consolidated Domestic Net Assets” means, at any time, the amount, without duplication, of the net book value of the consolidated assets of the Borrower and its Restricted Subsidiaries that are Domestic Subsidiaries.

“Consolidated EBIT” means, for any period, Consolidated Net Income from continuing operations for such period before deducting therefrom Consolidated Interest Expense for such period (to the extent deducted in arriving at Consolidated Net Income for such period) and provision for taxes based on income (including foreign withholding taxes imposed on interest or dividend payments and state single business, unitary or similar taxes imposed on net income and penalties or interest related to taxes or arising from any tax examination) that were included in arriving at Consolidated Net Income for such period and without giving effect, without duplication, to (a) any non-recurring extraordinary or unusual gains or losses, (b) any non-cash charges or losses or non-cash benefits or gains, (c) any gains or charges arising out of prepayments of Senior Notes or other long-term Material Indebtedness for borrowed money, (d) any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, (e) fees, expenses and charges incurred or recorded in connection with the Transactions or the separation of the Borrower from The Manitowoc Company, Inc. effected March 2016, (f) non-recurring cash charges or expenses in connection with any actual or contemplated restructuring, recapitalization, equity issuance, Investment, Permitted Acquisition or other acquisition outside of the ordinary course of business or incurrence of Indebtedness (other than in connection with the Transactions); provided that the aggregate amount added back pursuant to this clause (f) shall not exceed $25,000,000 for such period, (g) the implied interest component of any Permitted Securitization, (h) net Cost Savings projected by the Borrower to result from actions taken or that the Borrower expects to take over the next 12 months that (i) are reasonably expected by the Borrower to be realized within twelve (12) months of the applicable action as set forth in reasonable detail on a certificate of a Senior Officer delivered to the Administrative Agent, (ii) are calculated on a basis consistent with GAAP and are, in each case, reasonably identifiable, factually supportable, and expected by the Borrower to have a continuing impact on the operations of the Borrower and its Restricted Subsidiaries and (iii) are either (x) permitted as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act or (y) represent less than 10.0% of Consolidated EBITDA for such period (determined (1) prior to giving effect to any adjustment pursuant to this clause (h) and (2) net of the amount of actual benefits realized from such actions during such period from such actions), (i) non-recurring non-cash charges or expenses (less, even if it results in a negative number, non-cash gains or income) deducted (or included) in the determination of Consolidated Net Income for the relevant period to the extent that at the time thereof the Borrower does not reasonably expect a cash outlay (or cash receipt) prior to the Term B Maturity Date or, if later, the final scheduled installment in respect of the Term B Loans; provided that, with respect to this clause (l), if any such amount is paid in cash in a subsequent period, such amount shall be deducted from Consolidated Net Income to arrive at Consolidated EBIT in such subsequent period, (j) any contingent or deferred payments (including earn-out payments, non-compete payments and consulting payments but excluding ongoing royalty payments) paid in cash and made in connection with any Permitted Acquisition or other acquisition outside of the ordinary course of business, (k) the amount of write-offs or amortization of deferred financing fees, commissions, fees and expenses (including any write-offs or amortization of fees and expenses related to any Permitted Securitization), (l) losses or gains from foreign exchange translation adjustments or Swap Agreements during such period and (m) cash charges, losses or expenses incurred or recorded during such period but prior to the Closing Date in connection with (i) the Borrower’s acquisition in April 2018 of Avaj International Holding AB or (ii) integration thereof; provided that Consolidated EBIT shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Borrower or any Restricted Subsidiary, other than dispositions in the ordinary course of business.

“Consolidated EBITDA” means, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization and depreciation that was deducted in arriving at Consolidated Net Income for such period; it being understood that in determining the Consolidated Senior Secured Leverage Ratio and the Consolidated Total Leverage Ratio (for any purpose), Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to (i) any Acquired Entity or Business acquired during such period pursuant to a Specified Investment and not subsequently sold or otherwise disposed of by the Borrower or any of its Restricted Subsidiaries during such period and (ii) any Restricted Subsidiary or business disposed of during such period by the Borrower or any of its Restricted Subsidiaries.

“Consolidated Indebtedness” means, at any time, an amount equal to (a) the sum of (without duplication) (i) the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Restricted Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person at such time in accordance with GAAP as determined on a consolidated basis, (ii) all Indebtedness of the Borrower and its Restricted Subsidiaries of the type described in clause (b) of the definition of Indebtedness contained herein, but only to the extent consisting of unpaid reimbursement obligations in respect of drawn amounts under letters of credit, (iii) the aggregate amount of all Receivables Indebtedness of the Borrower and its Restricted Subsidiaries or any SPC outstanding at such time and (iv) all Guarantees by the Borrower and its Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i), (ii) and (iii) of this definition (including, without limitation, all Indebtedness of the Borrower and its Restricted Subsidiaries described in Section 6.01(m)), minus (b) the Offsetting Cash Amount.

“Consolidated Interest Coverage Ratio” means, as of the last day of any period of four consecutive fiscal quarters, the ratio of (A) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended, to (B) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any period, the sum of (a) the total consolidated cash interest expense of the Borrower and its Restricted Subsidiaries for such period (calculated without regard to any limitations on the payment thereof, but net of any interest income of the Borrower and its Restricted Subsidiaries for such period) plus, without duplication, that portion of Capital Lease Obligations of the Borrower and its Restricted Subsidiaries representing the interest factor for such period; provided that “Consolidated Interest Expense” shall be deemed to include any discount and/or interest component in respect of any sale of accounts receivable or related rights by the Borrower or a Restricted Subsidiary regardless of whether such discount or interest would constitute interest under GAAP, in each case, on a consolidated basis less (b)  any termination payment related to any Swap Agreement or transaction thereunder terminated upon or in connection with the repayment, repurchase or redemption of all or a portion of the Senior Notes.

“Consolidated Net Income” means, for any period, the net income (or loss) from continuing operations of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that in determining Consolidated Net Income, (a) the net income of any other Person (other than the Borrower) which is not a Restricted Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Restricted Subsidiary thereof during such period and (b) the net income of any Restricted Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Restricted Subsidiary.

“Consolidated Senior Indebtedness” means, at any time, the principal amount of all Consolidated Indebtedness at such time, less the aggregate principal amount of all such Indebtedness outstanding at such time that is subordinated to the Obligations on subordination terms reasonably satisfactory to the Administrative Agent (it being agreed that customary market subordination terms are so satisfactory).

“Consolidated Senior Secured Indebtedness” means, at any time, the principal amount of all Consolidated Senior Indebtedness at such time, less the aggregate principal amount of all such Indebtedness outstanding at such time that is not secured (with Indebtedness of the kind described in clause (j) of Indebtedness being deemed secured).

“Consolidated Senior Secured Leverage Ratio” means, at any time, the ratio of (a) Consolidated Senior Secured Indebtedness at such time to (b) Consolidated EBITDA for the Test Period then most recently ended.

“Consolidated Total Leverage Ratio” means, at any time, the ratio of (a) Consolidated Indebtedness at such time to (b) Consolidated EBITDA for the Test Period then most recently ended.

“Consolidated Total Net Assets” means, at any time, the amount, without duplication, of the net book value of the consolidated assets of the Borrower and its Restricted Subsidiaries as reflected on their financial statements for the then most recent Test Period.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act 2004 of (U.K.).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Covenant Holiday Acquisition” means the acquisition by the Borrower or any of its Subsidiaries of any Acquired Entity or Business (i) in respect of which the Borrower or such Subsidiary incurs, guarantees, assumes or otherwise becomes liable in respect of Indebtedness in connection with or related to (or in the case of Indebtedness of an Acquired Entity or Business remains outstanding after) such acquisition of (in the aggregate with respect to any such acquisition) at least $100,000,000 and (ii) for which the Borrower delivers to the Administrative Agent an officer’s certificate designating such acquisition as a “Covenant Holiday Acquisition” no later than the date by which the Borrower must deliver financial statements in accordance with Section 5.01(a) or 5.01(b) in respect of the fiscal quarter during which such acquisition is consummated.

“Cost Savings” means cost savings, reductions or synergies in connection with restructurings, business optimization activity and other initiatives intended by the Borrower to result in cost savings, including, without limitation, consolidation initiatives and related severance costs, inventory optimization programs, closure or consolidation of facilities, reduction in force initiatives, product line terminations or discontinuations, and other similar customer-related initiatives.

“Credit Documents” means this Agreement (including schedules and exhibits hereto), the Closing Date Amendment and, after the execution and delivery thereof pursuant to the terms of this Agreement, each promissory note, the Subsidiary Guaranty, the Parent Guaranty, each Security Document, any Incremental Term B Loan Amendment, any letter of credit applications and any agreements between the Borrower and the Issuing Bank regarding the Issuing Bank’s Letter of Credit Fronting Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit.

“Credit Party” means the Borrower, each Subsidiary Guarantor and each Subsidiary Borrower.

“Customer Financing” means third party financing provided to customers of the Borrower or any of its Restricted Subsidiaries to finance such customers’ purchase of equipment and related products and services from the Borrower or a Restricted Subsidiary thereof.

“Declined Proceeds” has the meaning provided in Section 2.11(e).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Specified Party in writing, or has made a public statement to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any), to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, the Issuing Bank or the Swingline Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent, the Issuing Bank or the Swingline Lender (as applicable) and the Borrower of such certification in form and substance satisfactory to the Borrower and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Bail-In Action or Bankruptcy Event or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the penultimate paragraph of Section 2.21) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Issuing Banks, the Swingline Lender and each other Lender promptly following such determination.

“Designated Foreign Facility Agreements” has the meaning assigned to it in the US Security Agreement.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with a disposition made in reliance on Section 6.03(a)(v) that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent, setting forth such valuation, less the amount of cash, Cash Equivalents and Foreign Cash Equivalents received by the Borrower or a Restricted Subsidiary (other than from the Borrower or a Restricted Subsidiary) in connection with a subsequent disposition of such Designated Non-Cash Consideration.

“Designated Obligations” means all Obligations of the Credit Parties in respect of accrued and unpaid (a) principal of and interest on the Loans, (b) unreimbursed L/C Disbursements and interest thereon and (c) fees pursuant to Section 2.12, whether or not the same shall at the time of any determination be due and payable under the terms of the Credit Documents.

“Designation Letter” means a letter in substantially the form of Exhibit B hereto.

“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“Dividing Persons” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets and/or liabilities of a limited liability company, limited partnership or trust (the “Dividing Person”) among two or more limited liability companies, limited partnerships or trusts (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person.

“Division Successor” means any limited liability company, limited partnership or trust that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets or liabilities previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets or liabilities after a Division shall be a Division Successor upon the occurrence of such Division in respect of such assets and/or liabilities.

“Discount Range” has the meaning provided in Section 2.22(b).

“Discounted Prepayment Option Notice” has the meaning provided in Section 2.22(b).

“Discounted Voluntary Prepayment” has the meaning provided in Section 2.22(a).

“Discounted Voluntary Prepayment Notice” has the meaning provided in Section 2.22(e).

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the LC Exposure in respect thereof has been cash collateralized), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit (unless the LC Exposure in respect thereof has been cash collateralized), or (c) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the latest scheduled Loan maturity date under this Agreement at the time of issuance of such Equity Interests, but only with respect to that portion of the Equity Interests that would satisfy clauses (a) through (c) prior to the date that is ninety-one (91) days after the latest scheduled Loan maturity date under this Agreement at the time of issuance of such Equity Interests; provided that (x) if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or any of its Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (y) if such  Equity Interest is held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Borrower or any of its Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Dollars” or “$” means the lawful currency of the United States.

“Dollar Equivalent” means, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.

“Domestic Credit Party” means a Credit Party that is not a Foreign Subsidiary.

“Domestic Subsidiary” means, as to any Person, each Subsidiary of such Person that is incorporated under the laws of the United States, any State thereof or the District of Columbia; provided, however, that MTW County (Domestication) LLC and MTW County Limited shall be considered Foreign Subsidiaries rather than Domestic Subsidiaries.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

“Enodis Holdings” means Enodis Holdings Limited, a company incorporated under the laws of England and Wales.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(a)(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) failure to comply with the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” means the single lawful currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in the EMU Legislation.

“Eurocurrency” means when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted Benchmark Rate.

“Event of Default” has the meaning provided in Article VII.

“Excess Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the aggregate Revolving Commitment as then in effect exceeds (b) the aggregate Revolving Credit Exposure then outstanding.

“Excess Cash Flow” means, without duplication, for the Borrower and its Restricted Subsidiaries for any period for which such amount is being determined:

(a)          Consolidated Net Income of the Borrower and its Restricted Subsidiaries adjusted to exclude any amount of gain that is non-cash or both (i) included in Consolidated Net Income and (ii) results in Net Proceeds actually applied to the prepayment of the Loans pursuant to Section 2.11(c), plus

(b)          the amount of depreciation, amortization of intangibles, deferred taxes and other non-cash charges, losses or expenses (other than any deductions which (or should) represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) which, pursuant to GAAP, were deducted in determining such Consolidated Net Income of the Borrower and its Restricted Subsidiaries, plus

(c)          the amount by which working capital for such period decreased (i.e., the decrease in Consolidated Current Assets (excluding cash, Cash Equivalents and Foreign Cash Equivalents) of the Borrower and its Restricted Subsidiaries minus Consolidated Current Liabilities (excluding (i) changes in current liabilities for borrowed money and (ii) cash, Cash Equivalents or Foreign Cash Equivalents which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 2.11(c)) of the Borrower and its Restricted Subsidiaries from the beginning to the end of such period), minus

(d)          the amount by which working capital for such period increased (i.e., the increase in Consolidated Current Assets (excluding cash, Cash Equivalents and Foreign Cash Equivalents) of the Borrower and its Restricted Subsidiaries minus Consolidated Current Liabilities (excluding (i) changes in current liabilities for borrowed money and (ii) cash, Cash Equivalents or Foreign Cash Equivalents which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 2.11(c)) of the Borrower and its Restricted Subsidiaries from the beginning to the end of such period), minus

(e)          the amount of Consolidated Capital Expenditures of, and cash expenditures in respect of the Permitted Acquisitions or acquisitions of intellectual property by, the Borrower and its Restricted Subsidiaries that are paid other than from the proceeds of Borrowings in such period, minus

(f)            scheduled repayments of principal under the Term B Loans pursuant to Section 2.10, minus

(g)          except to the extent financed with Excluded Sources, the aggregate principal amount of long-term Indebtedness (including the principal component of payments in respect of Capital Lease Obligations) repaid or prepaid in cash by the Borrower and its Restricted Subsidiaries during such fiscal year (together with any related premium, make-whole or penalty payments paid in cash), excluding repayments or prepayments of (i) Term B Loans and Revolving Loans, (ii) revolving extensions of credit except to the extent any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments (it being understood that in no event shall repayments or prepayments of the Revolving Loans be included in this clause (g)) and (iii) Senior Notes.

For purposes of the foregoing and without duplication, Consolidated Net Income will exclude (x) all losses on the sale of capital assets or losses which are out of the ordinary course of business and (y) all write-downs of capital assets.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, (a) if such amount is expressed as a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such other currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services  as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent using any method of determination it reasonably deems appropriate) and (b) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent using any method of determination it reasonably deems appropriate.

“Exchange Rate Date” means, if on such date any outstanding Loan (other than a Term B Loan) is (or any Loan that has been requested at such time would be) denominated in a currency other than Dollars, each of:

(a)          the last Business Day of each calendar month,

(b)          if an Event of Default has occurred and is continuing, any Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion, and

(c)          each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request with respect to any Revolving Borrowing or (ii) each request for the making, issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan.

“Excluded Assets” shall have the meaning assigned to such term in the US Security Agreement.

“Excluded Contribution Amount” means, as of any date, the net cash proceeds of any offering of Qualified Equity Interests of the Borrower consummated on, or within 90 days prior to, such date to the extent such amount was not previously applied or is not simultaneously being applied, to any other use, payment or transactions other than such particular use, payment or transaction; provided that in no event shall any net cash proceeds of an offering be deemed to increase the Excluded Contribution Amount if it has previously been, or is simultaneously being utilized for Investments, Restricted Payments or payments of Specified Indebtedness pursuant to the calculation of the Available Amount.

“Excluded Sources” means (a) proceeds of any incurrence or issuance of long-term Indebtedness or Capital Lease Obligations, (b) the Net Proceeds of any disposition of assets to the extent such Net Proceeds are not included in the calculation of Consolidated Net Income, (c) proceeds of any issuance or sale of Equity Interests in the Borrower or any Restricted Subsidiary or any capital contributions to the Borrower or any Restricted Subsidiary (it being understood that (i) the proceeds of any issuance or sale of Equity Interests in any Restricted Subsidiary to the Borrower or any Restricted Subsidiary or (ii) any capital contributions by the Borrower or any Restricted Subsidiary to a Restricted Subsidiary shall, in each case, not constitute Excluded Sources to the extent the cash consideration for such issuance or sale or such capital contribution, as applicable, was not itself financed through Excluded Sources) and (d) amounts used in reliance on the Available Amount.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from any payment made by any Credit Party under any Credit Document: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized (or incorporated) under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.17(a), (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning provided in the Recitals hereto.

“Existing Revolving Commitments” means the “Revolving Commitments” outstanding under the Existing Credit Agreement immediately prior to giving effect to the Closing Date

“Existing Revolving Lender” means a “Revolving Lender” under the Existing Credit Agreement immediately prior to giving effect to the Closing Date.

“Existing Revolving Loans” means the “Revolving Loans” outstanding under the Existing Credit Agreement immediately prior to giving effect to the Closing Date.

“Existing Term B Loans” means the “Term B Loans” outstanding under the Existing Credit Agreement immediately prior to giving effect to the Closing Date.

“External Subsidiary” means a Subsidiary of the Borrower that is not a Credit Party.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement, treaty or convention implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the FRBNY based on such day’s federal funds transactions by depository institutions, as determined in such manner as the FRBNY shall set forth on its public website from time to time, and published on the next succeeding Business Day by the FRBNY as the effective federal funds rate; provided, that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the chief financial officer, vice president of finance, principal accounting officer, treasurer, assistant treasurer, or controller of the Borrower (or any other officer of the Borrower performing functions substantially similar to any of the foregoing).

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Cash Equivalents” means certificates of deposit or bankers’ acceptances of any bank organized under the laws of Canada or any country that is a member of the European Economic Community, whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof, in each case with maturities within 12 months from the date of acquisition and any other obligation or investment described in clause (h) of the definition of Cash Equivalents.

“Foreign Credit Party” means a Credit Party which is a Foreign Subsidiary.

“Foreign Currency” means (a) with respect to any Revolving Loan, Canadian Dollars, Euros, Sterling, and any other currency acceptable to the Administrative Agent and each of the Revolving Lenders that is freely available, freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market, (b) with respect to any Letter of Credit, Canadian Dollars, Euros, Sterling, and any other currency acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars, and agreed to by the Issuing Bank issuing such Letter of Credit and (c) with respect to any Swingline Foreign Currency Loan, Canadian Dollars, Euros, Sterling, and any other currency acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars, and agreed to by the Swingline Lender.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination or severance of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means, as to any Person, each subsidiary of such Person which is not a Domestic Subsidiary.  For the avoidance of doubt, each of MTW County (Domestication) LLC and MTW County Limited shall for all purposes hereof be considered a Foreign Subsidiary.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “FRBNY Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America.

 “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any property constituting direct or indirect security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor or to advance or supply funds for the foregoing so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Indebtedness or obligation or (e) otherwise to assure or hold harmless the owner of such Indebtedness or other obligation against loss in respect thereof; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or any guarantee by the Borrowers or any Subsidiary Guarantor of the obligations of any Restricted Subsidiary in respect of intra-day overdrafts incurred by such Restricted Subsidiary in accordance with customary practices and in the ordinary course of business of such Restricted Subsidiary.  The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless (in the case of a primary obligation that is not Indebtedness) such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated contingent liability in respect thereof as determined by the Borrower in good faith.

“HMRC” means Her Majesty’s Revenue and Customs.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HMRC DT Treaty Passport scheme” means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme.

“Immaterial Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Material Subsidiary.

“Impacted Interest Period” has the meaning assigned to it in the definition of “Benchmark Rate.”

“Incremental Term B Loan” means a Term B Loan made by a Lender to the Borrower pursuant to Sections 2.08(d) and (e).

“Incremental Term B Loan Amendment” has the meaning assigned to it in Section 2.08(e).

“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).

“Indebtedness” means, as to any Person, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than earn-outs or other contingent consideration until such amount payable is, or becomes, reasonably determinable and all contingencies in respect of the payment thereof have been resolved or such amount would otherwise be required to be reflected on a balance sheet in accordance with GAAP), (b) the maximum amount available to be drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (c) all indebtedness of the types described in clause (a), (b), (d), (e), (f), (g), (h) or (i) of this definition secured by any Lien (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by any Lien) on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall not be deemed to exceed an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (d) the aggregate amount of all Capital Lease Obligations of such Person, (e) [intentionally omitted], (f) all Guarantees by such Person of Indebtedness of another Person described in another clause of this definition, (g) all net obligations under any Swap Agreement, (h) all indebtedness of such Person evidenced by bonds, debentures, notes or similar interests, (i) all indebtedness of such Person under conditional sale or other title retention agreements relating to property acquired by such Person and (j) all Receivables Indebtedness.  Notwithstanding the foregoing, Indebtedness shall not include intra-day overdrafts or trade payables, deferred compensation obligations, customer advances and other accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information Memorandum” means, collectively, the Confidential Information Memoranda relating to the Borrower and the Transactions dated October 2018 in connection with the syndication of the Loans.

“Insolvency Regulation” means the Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast).

“Intercompany Loan” has the meaning provided in Section 6.05(i).

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; and (b) as to any Swingline Foreign Currency Loan, the period commencing on the date of such Loan and ending on the day that is designated in the notice delivered pursuant to Section 2.04 with respect to such Swingline Foreign Currency Loan, which shall not be later than thirty days thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the applicable Screen Rate determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error)) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” has the meaning assigned to such term in Section 6.05.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each of JPMorgan, BMO Harris Bank, Capital One, N.A., Coöperative Rabobank U.A., New York Branch and HSBC Bank USA National Association, and such additional Lenders as may be designated as such by the Borrower with the consent of the Administrative Agent and which agree to act in such capacity, each as the issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.05(i).  Any Issuing Bank may, with the agreement of the Borrower (not to be unreasonably withheld, conditioned or delayed), arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  With respect to any Letter of Credit, “Issuing Bank” shall mean the issuer thereof and each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.

“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association, and solely with respect to Loans denominated in a Foreign Currency, J.P. Morgan Europe Limited, relative to such Loans, and their respective successors.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Revolver Percentage of the total LC Exposure at such time.

“Lender Participation Notice” has the meaning provided in Section 2.22(c).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto (a) pursuant to an Assignment and Assumption or (b) in connection with an increase of Commitments pursuant to and accordance with Section 2.08 and the other terms hereof, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit (or any bank guarantee) issued pursuant to this Agreement.

“Letter of Credit Fronting Sublimit” means, for each Issuing Bank, the amount set forth on Schedule 2.01 of this Agreement opposite its name thereon under the heading “Letter of Credit Fronting Sublimit” or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Fronting Sublimit in the Register maintained by the Administrative Agent.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” shall have the meaning assigned to such term in Section 1.06.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in Dollars, New York City time and (b) with respect to a Loan or Borrowing denominated in any Foreign Currency, London time.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower and the other Credit Parties taken as a whole to perform any of their repayment or other material obligations under the Credit Documents or (c) the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or net obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $35,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any

Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting rights or netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means a Restricted Subsidiary of the Borrower (a) that has or acquires assets constituting more than the greater of (i) 1.00% of the consolidated assets of the Borrower and its consolidated subsidiaries and (ii) $20,000,000, (b) that generated more than 5.00% of Consolidated Net Income over the Test Period most recently ended prior to the time of computation or (c) created as a result of a Division of a Material Subsidiary; it being understood that in calculating Consolidated Net Income for the purposes of this definition, Consolidated Net Income shall be calculated on a Pro Forma Basis to give effect to (1) any Acquired Entity or Business acquired during or after such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or any of its Restricted Subsidiaries during or after such period and (2) any Restricted Subsidiary or business disposed of during or after such period by the Borrower or any of its Restricted Subsidiaries.

 “Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower or Subsidiary Guarantor thereof in favor of the Collateral Agent, for the benefit of the Secured Creditors (including, without limitation, those delivered pursuant to the Existing Credit Agreement or Section 5.13), as the same may be amended, restated, amended and restated, modified or supplemented from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any reasonable interest payments), but only as and when received, (ii) in the case of a casualty, cash insurance proceeds, and (iii) in the case of a condemnation or similar event, cash condemnation awards and similar payments received in connection therewith, minus (b) the sum of (i) all fees and expenses (including commissions and legal, accounting and other professional and transactional fees) paid by the Borrowers and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments that are permitted hereunder and are made by the Borrowers and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrowers and the Restricted Subsidiaries, and the amount of any reserves established by the Borrowers and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event (as determined reasonably and in good faith by their respective Financial Officers), provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by Borrower at such time of Net Proceeds in the amount of such reduction.

“Non-U.S. Lender” means (a) a Lender that is neither a Disregarded Entity nor a U.S. Person, and (b) a Lender that is a Disregarded Entity and that is treated for U.S. federal income Tax purposes as having as its sole member a Person that is not a U.S. Person.

“Obligations” means all liabilities and obligations, whether actual or contingent, of any Credit Party to the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender, any Lender or any indemnified party hereunder or under any other Credit Document, in each case arising under any Credit Document; provided, however, that the definition of “Obligations” shall not create any guarantee by any Subsidiary Guarantor of (or grant of security interest by any Subsidiary Guarantor to support, as applicable) any Excluded Swap Obligations of such Subsidiary Guarantor for purposes of determining any obligations of any Subsidiary Guarantor.

“Offered Loans” has the meaning provided in Section 2.22(c).

“Offsetting Cash Amount” means the lesser of (a) the aggregate stated balance sheet amount of unrestricted cash, Cash Equivalents and Foreign Cash Equivalents of the Borrower and its Restricted Subsidiaries and (b) $150,000,000 (it being agreed, however, that cash, Cash Equivalents and Foreign Cash Equivalents (x) placed on deposit or in escrow with a trustee to discharge or defease Indebtedness shall be considered unrestricted to the extent the related Indebtedness is included in Consolidated Indebtedness and shall not be subject to the limitation set forth in clause (b) and (y) consisting of the proceeds of Indebtedness incurred to finance an acquisition and held in escrow pending consummation of such acquisition shall not be subject to the limitation set forth in clause (b) and shall be considered unrestricted (i) to the extent the related Indebtedness is included in Consolidated Indebtedness and (ii) so long as there is no adjustment to Consolidated EBITDA to include the results of operation of the to-be-acquired assets or Person).

“OID” shall have the meaning provided in Section 2.08(e).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Credit Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the FRBNY as set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as an overnight bank funding rate.

“Parent Guaranty” means that certain Amended and Restated Parent Guaranty, dated as of the Closing Date, made by the Borrower in favor of the Secured Creditors, substantially in the form of Exhibit G hereto, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.

“Participant” has the meaning provided in Section 9.04(c).

“Participant Register” has the meaning provided in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Permitted Acquisition” means the acquisition by the Borrower or a Subsidiary thereof that is a Restricted Subsidiary of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Borrower (so long as the Borrower is the surviving corporation) or a Subsidiary thereof that is a Restricted Subsidiary (so long as the survivor of such merger is a Subsidiary that is a Restricted Subsidiary)) that is in a business permitted by Section 6.03(b).

“Permitted Refinancing Amount” means, with respect to any Indebtedness being refinanced, an amount equal to (a) any accrued and unpaid interest on such refinanced Indebtedness, plus (b) the amount of any reasonable tender or redemption premium paid thereof or any penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, plus (c) any reasonable costs, fees and expenses incurred in connection with the issuance of the refinancing Indebtedness and the refinancing of such refinanced Indebtedness.

“Permitted Liens” has the meaning provided in Section 6.02.

“Permitted Securitization” means any receivables financing program providing for the sale (including in the form of a capital contribution) of accounts receivable and related rights and assets by the Borrower or its Restricted Subsidiaries to an SPC for cash (including in the form of a deferred purchase price represented by subordinated Indebtedness or equity capital) in transactions purporting to be sales (and treated as sales for GAAP purposes), which SPC shall finance the purchase of such assets by the sale, transfer, conveyance, lien or pledge of such assets to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Transactions” means transactions entered into to facilitate corporate restructurings or lawful tax planning, in either event, otherwise permitted by this Agreement, which transactions are comprised of either (a) loans, capital contributions, or other transfers (in each case consisting exclusively of book entries, cash (by wire or otherwise) or intercompany obligations and not any other type of asset) by Credit Parties to External Subsidiaries but only if the amount of such transfers is returned to a Domestic Credit Party (if the initial Credit Party transferor was a Domestic Credit Party) or to any Credit Party (if the initial Credit Party transferor was a Foreign Credit Party) in the same form as made (i.e., a cash capital contribution shall be returned in cash) promptly, but in no event later than the Business Day next following the date of the initial transfer or (b) loans, capital contributions, or other transfers (in each case consisting exclusively of book entries, cash (by wire or otherwise) or intercompany obligations and not any other type of asset) by External Subsidiaries to Credit Parties but only if the amount of such transfers is returned to an External Subsidiary in the same form as made (i.e., a cash capital contribution shall be returned in cash) promptly, but in no event later than the Business Day next following the date of the initial transfer; provided, however, that (A) if any of the foregoing transactions shall involve transfers of funds from the Borrower or a Subsidiary to the Borrower or any other Subsidiary, such transfers shall be accomplished by (i) book entries on the accounts of the Borrower or such Subsidiary maintained with the Administrative Agent or (ii) wire transfers to accounts of the Borrower or such Subsidiary maintained with the Administrative Agent or its Affiliates; (B) such transactions shall not be detrimental to the interests of the Lenders and shall occur at a time when no Default shall have occurred and be continuing; and (C) the Borrower has given the Administrative Agent at least 10 days (or such lesser number of days as the

Administrative Agent may agree) prior written notice of its intent to engage in or cause such transactions, accompanied by a reasonably detailed description of same.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 C.F.R. § 2510.3-101 et seq., as modified by Section 3(43) of ERISA, as amended from time to time.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Prepayment Event” means:

(a)          any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction (other than such a transaction, the purpose of which is to finance the asset sold) and by way of merger or consolidation in which neither the Borrower nor any Restricted Subsidiary is the surviving entity) of any property or asset of any Borrower or any Restricted Subsidiary, other than (i) sales and/or rentals of inventory in the ordinary course of business, (ii) sales of Cash Equivalents and Foreign Cash Equivalents in the ordinary course of business, (iii) sales of accounts receivable to the extent permitted by Section 6.03(a)(vii) or (xiv), (iv) dispositions to the Borrower or any Restricted Subsidiary, (v) dispositions that individually, or in the aggregate for any series of related dispositions, result in Net Proceeds not exceeding $1,000,000 and (vi) dispositions resulting in aggregate Net Proceeds not exceeding $35,000,000 for all such transactions during any fiscal year of Borrower;

(b)          any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of, any Borrower or any Restricted Subsidiary resulting in Net Proceeds equal to or greater than $35,000,000; or

(c)          the incurrence by any Borrower or any Restricted Subsidiary of any Indebtedness for borrowed money, other than Indebtedness permitted under Section 6.01.

“Prime Rate” means the rate of interest last quoted by The Wall Street journal as the “prime rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Board (as reasonably determined by the Administrative Agent).  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” means, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (a) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Specified Investment) after the first day of the relevant calculation period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant calculation period, (b) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant calculation period as if such Indebtedness had been retired or redeemed on the first day of the relevant calculation period and (c) the Specified Investment, if any, then being consummated as well as any other Specified Investment consummated after the first day of the relevant calculation period and on or prior to the date of the respective Specified Investment then being effected, as the case may be, with the following rules to apply in connection therewith:

(i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant calculation period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective calculation period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant calculation period shall be deemed to have been retired or redeemed on the first day of the respective calculation period and remain retired through the date of determination;

(ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

(iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Specified Investment consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Specified Investment was consummated on the first day of the relevant calculation period, taking into account all applicable adjustments permitted by the definition of Consolidated EBITDA as if such adjustments were realized on the first day of the respective calculation period.

“Proposed Discounted Prepayment Amount” has the meaning provided in Section 2.22(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying Lenders” has the meaning provided in Section 2.22(d).

“Qualifying Loans” has the meaning provided in Section 2.22(d).

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (a) if such Eurocurrency Borrowing is denominated in Dollars, the day that is two Business Days prior to the commencement of such Interest Period, (b) if such Eurocurrency Borrowing is denominated in Sterling, the first day of such Interest Period, (c) if such Eurocurrency Borrowing is denominated in

Canadian Dollars, the day that is two Business Days prior to the commencement of such Interest Period, (d) if such Eurocurrency Borrowing is denominated in Euro, the day that is two Target Days prior to the commencement of such Interest Period and (e) if such Eurocurrency Borrowing is denominated in any other Foreign Currency, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period (and if such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days); provided that, in each case, if market practice differs in the relevant market where the Benchmark Rate for such currency is to be determined, the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)

“Real Property” of any Person means all the right, title and interest of such Person in and to land, improvements and fixtures.

“Receivables Indebtedness” means, at any time, the aggregate amount of outstanding obligations incurred by the Borrower and its Restricted Subsidiaries (including any SPC) in connection with a Permitted Securitization (excluding any subordinated Indebtedness (“Receivable Subordinated Indebtedness”) of any SPC owing to the Borrower or any of its Restricted Subsidiaries in respect of the purchase price of accounts receivable and related assets) that would be characterized as principal if such Permitted Securitization in its entirety were structured as a secured lending transaction rather than a purchase (regardless, in either case, of whether any liability of the Borrower or any Restricted Subsidiary thereof in respect of related accounts receivable would be required to be reflected on a balance sheet of such Person in accordance with generally accepted accounting principles).

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Register” has the meaning provided in Section 9.04(b)(iv).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means the active or passive disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

“Relevant Date” has the meaning assigned to it in Section 2.17(s).

“Replaced Term Loans” has the meaning assigned to it in Section 9.02(d).

“Replaced Revolving Commitments” has the meaning assigned to it in Section 9.02(d).

“Replacement Term Loans” has the meaning assigned to it in Section 9.02(d).

“Replacement Revolving Commitments” has the meaning assigned to it in Section 9.02(d).

“Repricing Event” means (i) any prepayment, repayment or replacement of the Term B Loans, in whole or in part, with the proceeds of indebtedness (or commitments in respect of Indebtedness) with an All-in Yield less than the All-in Yield applicable to such portion of the Term B Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with GAAP) and (ii) any amendment with respect to the Term B Loans which reduces the All-in Yield applicable to the Term B Loans, but in each case excluding any repayment, replacement or amendment occurring in connection with a Change of Control or an Acquisition or other Investment not permitted under this Agreement.

“Required Lenders” means, subject to Section 2.21, at any time, Lenders having Revolving Credit Exposures, unused Revolving Commitments, unused Term B Commitments and outstanding Term B Loans representing at least 50.1% of the sum of the total Revolving Credit Exposures, unused Revolving Commitments, unused Term B Commitments and outstanding Term B Loans at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, its Swingline Exposure shall not be included for purposes of determining its Revolving Credit Exposure if the Swingline Lender has notified such Lender of the amount of its participation in the outstanding Swingline Loans, requested that such Lender fund such participation, provided such Lender with at least two (2) Business Days to fund such participation, and such Lender shall have failed to fund its participation in the outstanding Swingline Loans; provided further that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Borrower, or any Affiliate of the Borrower shall be disregarded.

“Required Revolving Lenders” means, subject to Section 2.21, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing at least 50.1% of the sum of the total Revolving Credit Exposures and Unused Revolving Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, its Swingline Exposure shall not be included for purposes of determining its Revolving Credit Exposure if the Swingline Lender has notified such Lender of the amount of its participation in the outstanding Swingline Loans, requested that such Lender fund such participation, provided such Lender with at least two (2) Business Days to fund such participation, and such Lender shall have failed to fund its participation in the outstanding Swingline Loans; provided further that for the purpose of determining the Required Revolving Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Borrower, or any Affiliate of the Borrower shall be disregarded.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Lenders’ Revolving Commitments is $400,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure at such time.

“Revolving Facility” has the meaning provided in the Recitals hereto.

“Revolving Lender” means a Lender holding a Revolving Commitment.

“Revolving Loan” means a loan made pursuant to Section 2.01(a).

“Revolving Foreign Currency Loan” means a Revolving Loan denominated in a Foreign Currency.

“Revolving Maturity Date” means the fifth anniversary of the Closing Date.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale-Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, or ordinarily resident in, or organized under the laws of, in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of

State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” means each of the LIBO Screen Rate, the CDOR Rate and the Euribor Screen Rate.

“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.

“Security Documents” means and includes each of the US Security Agreement, the US Pledge Agreement, the UK Security Agreement, the Mortgages, after the execution and delivery thereof, each Additional Security Document and each other document or instrument pursuant to which security is granted to the Collateral Agent for the benefit of any of the Secured Creditors pursuant hereto.

“Senior Note Documents” means the Senior Note Indenture and all other documents executed and delivered with respect to the Senior Notes or Senior Note Indenture, in each case, as in effect on the Closing Date and as the same may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Note Indenture” means the Indenture, dated as of February 18, 2016, among Welbilt, Inc. and the other parties thereto, as in effect on the Closing Date, as the same may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Notes” means the Borrower’s 9.500% senior notes due 2024 issued pursuant to the Senior Note Indenture, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Officer” means the chief executive officer, chief financial officer or treasurer of the Borrower.

“SPC” means a special purpose, bankruptcy-remote Person formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable and related rights in connection with and pursuant to a Permitted Securitization.

“Specified Indebtedness” means (i) the Senior Notes, (ii) any Subordinated Indebtedness, (iii) any Material Indebtedness outstanding in reliance on Section 6.01(q) and (iv) any Material Indebtedness outstanding in reliance on Section 6.01(r) incurred in respect of Indebtedness referred to in clauses (i) through (iii) above.

“Specified Investment” means any Permitted Acquisition or any other Investment consisting of an acquisition, whether by purchase, merger or otherwise, of any Acquired Entity or Business (and, in any event, including any Investment in any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary), in each case that is permitted by this Agreement.

“Specified Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender.

“Specified Time” means (a) with respect to any Eurocurrency Borrowing denominated in Canadian Dollars, 10:00 A.M. Toronto time and (b) with respect to any Eurocurrency Borrowing denominated in Dollars, Euros, Sterling or any other Foreign Currency (other than Canadian Dollars), 11:00 A.M., London time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted Benchmark Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D).  Such reserve percentage shall include those imposed pursuant to such Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to the Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Borrower” means each UK Borrower and each Wholly-Owned Foreign Subsidiary (excluding any Unrestricted Subsidiary) designated as such by the Borrower pursuant to Section 2.20.

“Subsidiary Guarantor” means each Subsidiary of the Borrower that is a party to the Subsidiary Guaranty as a Guarantor thereunder.

“Subsidiary Guaranty” means the Amended and Restated Subsidiary Guaranty dated as of the Closing Date made by the Subsidiaries party thereto in favor of the Secured Creditors, substantially in the form of Exhibit H hereto, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.  The Subsidiary Guarantors party to the Subsidiary Guaranty as of the Closing Date are so designated on Schedule 3.13 hereto, and, for the avoidance of doubt, shall not include any CFC, CFC Holdco, or Domestic Subsidiary of a CFC as Subsidiary Guarantors of any Domestic Credit Party’s obligations.

 “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Dollar Loan” means a Swingline Loan denominated in Dollars.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Revolver Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Foreign Currency Loan” means a Swingline Loan denominated in a Foreign Currency.

“Swingline Lender” means JPMorgan, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a loan made pursuant to Section 2.04.

“Syndication Agents” mean BMO Harris Bank N.A., Capital One, N.A., Coöperatieve Rabobank U.A., New York Branch and HSBC Bank USA National Association, each in their capacity as syndication agents of this credit facility.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes interlinked national real time gross settlement systems and the European Central Bank’s payment mechanism and which began operations on 4 January 1999.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.

“Target Day” means:

(a)          until such time as TARGET is permanently closed down and ceases operations any day on which both TARGET and TARGET2 are; and

(b)          following such time as TARGET is permanently closed down and ceased operations, any day on which TARGET2 is, open for the settlement of payments in Euro.

“Tax Sharing Agreements” means all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority (including any interest, penalties or additions to tax).

“Term B Borrowing” means a Borrowing comprised of Term B Loans or Incremental Term B Loans, as applicable.

“Term B Commitment” means, with respect to each Lender, the commitment of such Lender to make Term B Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of such Lender’s Term B Loans.  The amount of each Lender’s Term B Commitment on the Closing Date is its “New Term Loan Commitment” as defined in the Closing Date Amendment.  The initial aggregate amount of the Lenders’ Term B Commitments is $900,000,000.

“Term B Facility” has the meaning provided in the Recitals hereto.

“Term B Loan” means, with respect to each Lender, such Lender’s pro-rata portion of the Term B Borrowings made by the Lenders pursuant to Sections 2.01(b) and 2.08(d) and, with respect to all Lenders, the aggregate of all such pro-rata portions.

“Term B Maturity Date” means the seventh anniversary of the Closing Date.

“Termination Letter” means a letter in substantially the form of Exhibit D hereto.

“Test Period” means, as of any date of determination, the most recently ended four fiscal quarter period for which consolidated financial statements of the Borrower and its Restricted Subsidiaries have been (or were required to have been) delivered pursuant to Section 5.01(a) or (b).

“Total Revolving Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Transactions” means each of the following transactions: (i) the amendment of the Existing Credit Agreement in the form of this Agreement, (ii) the Borrower obtaining the Revolving Facility and the Term B Facility, the funding of Loans on the Closing Date (and the use of proceeds thereof) and the issuance or deemed issuance of Letters of Credit on the Closing Date and (iii) the payment of all fees, costs and expenses incurred in connection with the transactions described in clause (ii) of this definition.

“Transition Period” means the consecutive four fiscal quarter period commencing on (and including) the first day of the fiscal quarter during which the Borrower or any Subsidiary of the Borrower consummates the acquisition of an Acquired Entity or Business that is designated as a Covenant Holiday Acquisition.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Benchmark Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“UK Borrower” means Enodis Holdings and any other Borrower (i) that is incorporated under the laws of England and Wales or (ii) either resident in the United Kingdom for United Kingdom tax purposes or that otherwise makes payments from which under this Agreement or any other Credit Document are subject to withholding Taxes imposed by the United Kingdom.

“UK Collateral” means all “Security Assets” as defined in the UK Security Agreement. “UK DB Pension Schemes” means the Grove Europe Pension Scheme and the Berisford (1948) Pension Scheme.

“UK Security Agreement” means the Security Agreement originally dated 3 March 2016 (as supplemented by a supplemental deed mad on the Closing Date) made by Manitowoc FSG UK Limited, Manitowoc Foodservice UK Holding Limited and Enodis Holdings, in favor of the UK Security Trustee for the benefit of the Secured Creditors, substantially in the form of Exhibit I hereto, as the same may be amended, restated, modified or supplemented or replaced from time to time.

“UK Security Trustee” means the Administrative Agent acting as trustee pursuant to Section 8.02 of this Agreement.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“United States” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to and in accordance with Section 5.17 subsequent to the Closing Date.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“US Pledge Agreement” means the Amended and Restated Pledge Agreement dated as of the Closing Date made by certain of the Credit Parties in favor of the Collateral Agent for the benefit of the Secured Creditors, substantially in the form of Exhibit J hereto, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.

“US Pledge Agreement Collateral” means all “Collateral” as defined in the US Pledge Agreement.

“US Security Agreement” means the Amended and Restated Security Agreement dated as of the Closing Date made by certain of the Credit Parties in favor of the Collateral Agent for the benefit of the Secured Creditors, substantially in the form of Exhibit K hereto, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.

“US Security Agreement Collateral” means all “Collateral” as defined in the US Security Agreement.

“U.S. Tax Certificate” has the meaning provided in Section 2.17(f)(ii)(D)(2).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, at any date, the quotient obtained by dividing:

              (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment, by

(ii) the sum of all such payments.

“Wholly-Owned Domestic Subsidiary” means each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

“Wholly-Owned Foreign Subsidiary” means each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

“Wholly-Owned Restricted Subsidiary” means each Restricted Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

“Wholly-Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose Equity Interests is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (a) and (b), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.          Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03.          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.          Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.  Notwithstanding the foregoing, leases shall continue to be classified and accounted for on a basis consistent with GAAP as of the Closing Date for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the requisite parties hereto enter into a mutually acceptable amendment addressing such changes as provided for above.

SECTION 1.05.          Foreign Currency Calculations.  (a)  For purposes of determining the Dollar Equivalent of any Advance denominated in a Foreign Currency or any related amount, the Administrative Agent shall determine the Exchange Rate as of the applicable Exchange Rate Date with respect to each Foreign Currency in which any requested or outstanding Advance is denominated and shall apply such Exchange Rates to determine such amount (in each case after giving effect to any Advance to be made or repaid on or prior to the applicable date for such calculation).

(b)          For purposes of any determination under Article VI or Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the currency exchange rates in effect on the date of such determination; provided that no Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times Indebtedness or Liens were initially consummated in reliance on the exceptions under such Sections.  For purposes of any determination under Section 6.03 or 6.05, the amount of each investment, asset disposition or other applicable transaction denominated in a currency other than Dollars shall be translated into Dollars at the currency exchange rate in effect on the date such investment, disposition or other transaction is consummated. Such currency exchange rates shall be determined in good faith by the Borrower.

SECTION 1.06.          Limited Condition Transactions.  Notwithstanding anything to the contrary in this Agreement, to the extent that the terms of this Agreement require (a) compliance with any financial ratio or test and/or the amount of Consolidated EBITDA or Consolidated Total Net Assets or (b) the absence of a Default or Event of Default (or any type of default or event of default) in each case as a condition to the consummation of any transaction in connection with any Permitted Acquisition or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing (including the assumption or incurrence of Indebtedness in connection therewith, including without limitation, Indebtedness incurred pursuant to Section 2.08(d)) (any such action, a “Limited Condition Transaction”), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower (a “LCT Election”), in the case of any Limited Condition Transaction, at the time of (or on the basis of the financial statements for the most recently ended fiscal quarter at the time of) either (x) the execution of the definitive agreement with respect to such Permitted Acquisition or Investment or (y) the consummation of such Permitted Acquisition or Investment (such applicable date, the “LCT Test Date”), in each case, after giving effect to the relevant Limited Condition Transaction on a Pro Forma Basis. If the Borrower has made a LCT Election for any Limited Condition Transaction, then in connection with any subsequent determination of compliance with any financial ratio or test and/or the amount of Consolidated EBITDA or Consolidated Total Net Assets, in each case with respect to the incurrence of Indebtedness or Liens on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, compliance with any such financial ratio or test and/or the amount of Consolidated EBITDA or Consolidated Total Net Assets shall be tested by calculating the availability under such financial ratio or test and/or the amount of Consolidated EBITDA or Consolidated Total Net Assets, as applicable, on a Pro Forma Basis assuming such Limited Condition Transaction and any other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and the use of proceeds thereof).

SECTION 1.07.          Redenomination of Certain Foreign Currencies.  (a)  Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)          Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Borrower for any amount due under this Agreement and (ii) without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euros.

(c)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro or any other Foreign Currency.

SECTION 1.08.          Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (a) to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Term B Loans or loans incurred under a new credit facility or a new tranche, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Credit Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement and (b) any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

SECTION 1.09.          Divisions of Limited Liability Companies.  Any reference herein to a merger, transfer, amalgamation, consolidation, assignment, sale, disposition or transfer, or any similar term, shall be deemed to apply to a Division, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or other similar term, as applicable, to, of or with a separate Person.  Any Division Successor shall constitute a separate Person hereunder (and with respect to any Dividing Person that was a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any like term prior to such Division, each Division Successor shall, immediately after giving effect to such Division, also constitute such a Person or entity).

SECTION 1.10.          Interest Rates.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Benchmark Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.

ARTICLE II

THE CREDITS

SECTION 2.01.          Commitments.  (a)  Subject to the terms and conditions set forth herein, each Lender with a Revolving Commitment severally agrees to make Revolving Loans denominated in Dollars and Foreign Currencies to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the sum of the Total Revolving Credit Exposure exceeding the total Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

(b)          Subject to the terms and conditions set forth herein, each Lender with a Term B Commitment agrees to make a Term B Loan denominated entirely in Dollars to the Borrower on the Closing Date in an aggregate principal amount that will not result in (i) such Lender’s Term B Loan exceeding such Lender’s Term B Commitment or (ii) the sum of the Term B Loans exceeding the total Term B Commitments.  No amount of the Term B Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.

SECTION 2.02.          Loans and Borrowings.  (a)  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments.  Each Term B Loan shall be made as part of a Borrowing consisting of Term B Loans made by the Lenders ratably in accordance with their respective Term B Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)          Subject to Section 2.14, (i) each Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith and (ii) each Revolving Borrowing denominated in a Foreign Currency shall be comprised entirely of Eurocurrency Loans.  Each Swingline Dollar Loan shall be an ABR Loan and each Swingline Foreign Currency Loan shall bear interest at such rate agreed to between the Borrower and the Swingline Lender.  Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)          At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000 (or in the case of a Swingline Loan denominated in Euros not less than $1,000,000).  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 Eurocurrency Revolving Borrowings outstanding.

(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Term B Maturity Date or Revolving Maturity Date, as applicable.

(e)          Notwithstanding any other provision of this Agreement, each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign office, branch or Affiliate of such Lender (an “Applicable Lending Installation”) to make such Loan that has been designated by such Lender to the Administrative Agent.  All terms of this Agreement shall apply to any such Applicable Lending Installation of such Lender and the Loans and any promissory notes issued hereunder shall be deemed held by each Lender for the benefit of any such Applicable Lending Installation.  Each Lender may, by written notice to the Administrative Agent and the Borrower, designate replacement or additional Applicable Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

SECTION 2.03.          Requests for Borrowings.  To request a Borrowing (other than a Swingline Loan), the Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in a currency other than Dollars, not later than 12:00 noon, New York City time, four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable and shall be in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) and signed by the Borrower.  Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the identity of the Applicable Borrower;

(ii) the aggregate amount of the requested Borrowing;

(iii) the Class of such Borrowing;

(iv) the currency (which may be Dollars or, if applicable, a Foreign Currency) in which such Borrowing is to be denominated;

(v) the date of such Borrowing, which shall be a Business Day;

(vi) in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(vii) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by clause (a) of the definition of the term “Interest Period”; and

(viii) the location and number of the Applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of such Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing, unless such Borrowing is denominated in a Foreign Currency, in which case such Borrowing shall be a Eurocurrency Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.          Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars or in a Foreign Currency to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the Dollar Equivalent of the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000, (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments or (iii) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)          To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request in writing, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan in the case of Swingline Loans denominated in Dollars and not later than 10:00 a.m., Local Time on the day of any other proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) whether such Swingline Loan is to be denominated in Dollars or in a Foreign Currency, (iii) the amount of the requested Swingline Loan, and (iv) in the case of a Swingline Loan denominated in a Foreign Currency, the Interest Period requested to be applicable thereto, which shall be a period contemplated by clause (b) of the definition of the term “Interest Period.”  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender and the Borrower shall agree upon the interest rate applicable to any Swingline Foreign Currency Loan, provided that if such agreement cannot be reached prior to 1:00 p.m., Local Time, on the day of such Swingline Foreign Currency Loan then such Swingline Foreign Currency Loan shall not be made.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of (x) a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank or (y) a Swingline Foreign Currency Loan, to such deposit account as the Borrower shall identify to the Swingline Lender) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.

(c)          The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate, and such amount of Swingline Loans, if denominated in Foreign Currency, shall be converted to Dollars and shall bear interest at the Alternate Base Rate (or such lower rate to which the Borrower and Swingline Lender may agree).  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Revolver Percentage of such Swingline Loan or Loans.  Each

Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Revolver Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph (c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph (c) and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph (c) shall not relieve the Borrower of any default in the payment thereof.  Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph (c) if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

SECTION 2.05.          Letters of Credit.

(a)          General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance by an Issuing Bank of Letters of Credit in Dollars or in a Foreign Currency for its own account or that of a Restricted Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Applicable Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(b)          Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days or such shorter notice, if any, is acceptable to the Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying which of the Borrowers shall be the account party with respect thereto, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $30,000,000, (ii) no Lender’s Revolving Credit Exposure shall exceed its Revolving Commitment, (iii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments and (iv) the Dollar Equivalent of the aggregate LC Exposure associated with the Letters of Credit issued by the applicable Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Fronting Sublimit (as set forth on Schedule 2.01) without the consent of such Issuing Bank.  The Borrower may, at any time and from time to time, reduce the Letter of Credit Fronting Sublimit of any Issuing Bank with the consent of the applicable Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Fronting Sublimit of any Issuing Bank if, after giving effect to such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

(c)          Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year (or such later date as agreed by the applicable Issuing Bank in its sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year (or such later date as agreed by the applicable Issuing Bank in its sole discretion) after such renewal or extension), and (ii) the date that is five Business Days prior to the Revolving Maturity Date (or, in the case of this clause (ii), any later date that the applicable Issuing Bank has approved so long as such Letter of Credit  has been cash collateralized in a manner reasonably satisfactory to the Issuing Bank in accordance with Section 2.05(j) or all contingent liabilities of the Revolving Lenders arising from such Letter of Credit shall be released in a manner reasonably satisfactory to the Administrative Agent on the Revolving Maturity Date).

(d)          Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Revolver Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Revolver Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Applicable Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Applicable Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph (d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)          Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC

Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If the Applicable Borrower fails to make such payment when due, such amount, if denominated in Foreign Currency, shall be converted to Dollars and shall bear interest as provided in Section 2.05(h) and the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Applicable Borrower in respect thereof and such Lender’s Applicable Revolver Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Revolver Percentage of the payment then due from the Applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Applicable Borrower pursuant to this paragraph (e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph (e)  to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph (e)  to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Applicable Borrower of its obligation to reimburse such LC Disbursement.

(f)          Obligations Absolute.  The Applicable Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of set-off against, the Applicable Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Applicable Borrower to the extent permitted by applicable law) suffered by the Applicable Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)          Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Applicable Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)          Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph (h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.05 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)          Replacement of an Issuing Bank.  An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)          Cash Collateralization.  If (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50.1% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph (j), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Issuing Bank(s) and the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII or (ii) any Letter of Credit shall have an expiration date after the Revolving Maturity Date, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Issuing Bank and the Lenders, an amount in cash equal to 103% of the face amount of such Letter of Credit on the date five Business Days prior to the Revolving Maturity Date.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50.1% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06.          Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04; provided further that no Lender shall be required to fund any amounts in respect of any Continued Term Loans (as defined in the Closing Date Amendment).  The Administrative Agent will make such Loans available to the Applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the Applicable Borrower or, in the case of Subsidiary Borrowers or Loans denominated in a Foreign Currency, in another account, in each case as designated by the Borrower in the applicable Borrowing Request in accordance with Section 2.03(viii) and this Section 2.06 and reasonably acceptable to the Administrative Agent, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (x) the greater of the FRBNY Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of a Borrowing denominated in Dollars) or (y) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (in the case of a Borrowing denominated in a Foreign Currency) or (ii) in the case of the Applicable Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)          On the Closing Date, all Existing Revolving Loans shall be deemed repaid and (i) such portion thereof that were ABR Loans shall be reborrowed as ABR Loans by the applicable Borrower and such portion thereof that were Eurocurrency Loans shall be reborrowed as Eurocurrency Loans by the applicable Borrower (it being understood that for each tranche of Existing Revolving Loans that were Eurocurrency Loans, (x) the initial Interest Period for the relevant reborrowed Loans shall equal the remaining length of the Interest Period for such tranche and (y) the Adjusted Benchmark Rate, as applicable, for the relevant reborrowed Loans during such initial Interest Period shall be the Adjusted Benchmark Rate for such tranche immediately prior to the Closing Date) and (ii) each such reborrowed Revolving Loan shall be deemed made in the same currency as the relevant Existing Revolving Loan. Any Revolving Lenders that are not Existing Revolving Lenders (and any Existing Revolving Lenders with Revolving Commitments as of the Closing Date that are greater than their Existing Revolving Commitments) shall advance funds (in the relevant currency) to the Administrative Agent no later than 12:00 Noon, New York City time on the Closing Date as shall be required to repay the Revolving Loans of Existing Revolving Lenders such that each Revolving Lender’s share of outstanding Revolving Loans denominated in a particular currency on the Closing Date is equal to its Applicable Revolver Percentage of the total outstanding principal amount of the Revolving Loans denominated in such currency.

SECTION 2.07.          Interest Elections.  (a)  Each Revolving Borrowing and Term B Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type, in the case of Borrowings denominated in Dollars, or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section 2.07 shall not apply to Swingline Foreign Currency Borrowings or Swingline Dollar Borrowings, which may not be converted or continued.

(b)          To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type and denominated in the Foreign Currency resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower (and, with respect to any UK Borrower, any written request shall be irrevocable and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) and signed by the relevant UK Borrower).

(c)          Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in a Foreign Currency, in which case such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration commencing on the last day of such Interest Period).  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration.

SECTION 2.08.          Termination and Reduction of Commitments; Increase of Commitments.  (a)  Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.  Unless previously terminated, the Term B Commitments shall terminate on the making of the Term B Loans on the Closing Date.

(b)          The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Total Revolving Credit Exposure would exceed the total Revolving Commitments.

(c)          The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or consummation of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Revolving Commitments shall be permanent.  Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

(d)          Subject to clause (e) below, the Borrower may elect, at its option, to increase the Revolving Commitments and/or the Term B Commitments, in each case in minimum amounts of $10,000,000 and in integral multiples of $5,000,000 in excess thereof, so long as, after giving effect thereto, the aggregate amount of such increases does not exceed (i) the sum of (a) $275,000,000 and (b) the aggregate principal amount of any voluntary prepayments of the Term B Loans and/or any Incremental Term B Loans and reduction of Revolving Commitments; provided, that any such prepayment is not funded with long-term Indebtedness, plus (ii) an additional amount, so long as, giving effect to the incurrence of any such additional amount, the Consolidated Senior Secured Leverage Ratio calculated on a Pro Forma Basis is no greater than 3.75 to 1.00; provided, that any such increase may be incurred under either clause (i) or clause (ii) hereof as selected by the Borrower in its sole discretion, including by designating any portion of any such increase in excess of an amount permitted to be incurred under clause (ii) at the time of such incurrence as incurred under clause (i), and unless the Borrower otherwise elects, any portion of any such increase that could be established in reliance on clause (ii) at the time of such incurrence shall be deemed to have been incurred in reliance on clause (ii) without reducing the amount in clause (i); provided, further, that for the purposes of calculating such Consolidated Senior Secured Leverage Ratio, (x) any such increase to the Revolving Commitments shall be assumed to be fully drawn and shall be included in the numerator of such ratio and (y) the proceeds of any such increase to the Revolving Commitments or the Term B Commitments shall not be netted from Indebtedness.  Any such election shall be made upon at least three (3) Business Days’ prior written notice to the Administrative Agent (or such lesser notice, if any, as is acceptable to the Administrative Agent), which notice shall (A) specify (x) the amount of any such increase and (y) whether such increase is in the Revolving Commitments, the Term B Commitments or a combination of any thereof, (B) if any Indebtedness under the Senior Note Documents is then outstanding, certify that incurrence by the Borrower of Indebtedness under this Agreement in the full amount of the proposed increased Commitments (and the securing thereof by the Collateral) is permitted by the Senior Note Documents, (C) be delivered at a time when no Default has occurred and is continuing (subject to Section 1.06, solely in connection with any increase of the Term B Commitments, the proceeds of which are being used to finance a Limited Condition Transaction), and (D) specify the effective date of any Revolving Commitments or Term B Commitments and the effective date of any incremental Term B Loans to be made pursuant thereto.  The Borrower may, after giving such notice, offer the increase (which may be declined by any Lender in its sole discretion) in the Commitments on either a ratable basis to the Lenders or on a non-pro-rata basis to one or more Lenders and/or to other Lenders or entities reasonably acceptable to the Administrative Agent.  No increase in the total Commitments shall become effective until the existing or new Lenders extending such incremental Commitment amount and the Borrower shall have delivered to the Administrative Agent a document in form and substance reasonably satisfactory to the Administrative Agent pursuant to which (i) any such existing Lender agrees to the amount of its Commitment increase, (ii) any such new Lender agrees to its Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder, (iii) the Borrower accepts such incremental Commitments, (iv) the effective date of any increase in the Commitments is specified, (v) any terms specific to any incremental Term B Loans (and consistent with Section 2.08(e)) are specified, and (vi) the Borrower certifies that on such date the conditions for a new Loan set forth in Section 4.02 are satisfied; provided, that notwithstanding anything to the contrary set forth in Section 4.02, in connection with any increase of the Term B Commitments, the proceeds of which are being used to finance a Limited Condition Transaction, any such increase shall be subject to Section 1.06 and the Lenders providing such increase shall be permitted to waive or limit (or not require the satisfaction of) in full or in part any of the conditions set forth in Section 4.02(a) (other than the accuracy of customary “specified representations” as agreed to between the Borrower and such Lenders).  Upon the effectiveness of any increase in the Revolving Commitments pursuant hereto, (i) each Lender with a Revolving Commitment (new or existing) shall be deemed to have accepted an assignment from the existing Lenders with Revolving Commitments, and the existing Lenders with Revolving Commitments shall be deemed to have made an assignment to each new or existing Lender with Revolving Commitments accepting a new or increased Revolving Commitment, of an interest in each then outstanding Revolving Loan  (in each case, on the terms and conditions set forth in the Assignment and Assumption) and (ii) the Swingline Exposure and LC Exposure of the existing and new Lenders with Revolving Commitments shall be automatically adjusted such that, after giving effect to such assignments and adjustments, all Revolving Credit Exposure hereunder is held ratably by the Lenders with Revolving Commitments in proportion to their respective Revolving Commitments.  Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and shall not be subject to the assignment fee set forth in Section 9.04(b)(ii)(C).  The Borrower shall make any payments under Section 2.16 resulting from such assignments.  In the event of an increase in the Term B Commitments pursuant to this Section, each Lender accepting a portion of such increased Term B Commitments shall, on the effective date of the increase in such Term B Commitments, make a loan to the Borrower in the amount of its portion of such increase.  Any such increase of the Revolving Commitments or Term B Commitments shall be subject to receipt by the Administrative Agent from the Borrower of such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent reasonably requests.  From and after the making of an incremental Term B Loan or Revolving Loan pursuant to this Section 2.08, such Loan shall be deemed a “Term B Loan” or “Revolving Loan”, as applicable, hereunder for all purposes hereof, and shall be subject to the same terms and conditions as each other Term B Loan or Revolving Loan made pursuant to this Agreement (except as otherwise permitted by this Agreement).

(e)          Any incremental Term B Loan made pursuant to clause (d) above (i) shall rank pari passu in right of payment and of security with the Term B Loans made on the Closing Date, (ii) shall not mature earlier than the Term B Maturity Date or have a weighted average life (if applicable) which is shorter than the then remaining average life of the Term B Loans (other than as necessary to make such incremental Term B Loan fungible with the Term B Loans made on the Closing Date), and (iii) shall otherwise be on terms and pursuant to documentation to be determined by the Borrower and the Persons willing to provide such Incremental Facility (such documentation referred to herein as, an “Incremental Term B Loan Amendment”), provided that (A) such terms and documentation shall not contain amortization schedules more favorable to the Lenders providing such loans or commitments, than those set forth in this Agreement and (B) if the All-in Yield payable by any Credit Party to the lenders under the incremental Term B Loan, in the primary syndication thereof exceeds the All-in Yield in respect of the Term B Loans immediately prior to the effectiveness of the applicable incremental amendment by more than 0.50%, the All-in Yield relating to the Term B Loans shall be increased to the extent necessary so that the All-in Yield for the incremental Term B Loans is not more than 0.50% higher than the All-in Yield for the Term B Loans (in each case as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with GAAP).

SECTION 2.09.          Repayment of Loans; Evidence of Debt.  (a)  Each Applicable Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each of its Revolving Loans on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each applicable Lender the unpaid principal amount of the Term B Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each of its Swingline Loans on the earlier of (x) the Revolving Maturity Date and (y) a date that is no more than seven (7) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)          Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

(f)          In the event and on such occasion that the aggregate Revolving Credit Exposure of the Lenders exceeds the aggregate Revolving Commitments of the Lenders, the Borrower immediately shall prepay the Loans in the amount of such excess.

(g)          The Administrative Agent will determine the aggregate LC Exposure and the Dollar Equivalent of each Loan (other than Term B Loans) on each Exchange Rate Date.  If at any time the sum of such amounts exceeds 105% of the aggregate Revolving Commitments of the Lenders and the Administrative Agent so notifies the Borrower, the Borrower shall (or shall cause one or more Subsidiary Borrowers to) prepay the Loans (other than Term B Loans) in the amount of such excess.  To the extent that, after such prepayment of all Loans (other than Term B Loans) an excess of the sum of such amounts over the aggregate Revolving Commitments still exists, the Borrower shall (or shall cause one or more Subsidiary Borrowers to) within one Business Day cash collateralize the Letters of Credit in the manner described in Section 2.05(j) in an amount sufficient to eliminate such excess.

SECTION 2.10.          Amortization of Term B Loans.  (a)  Subject to adjustment pursuant to paragraph (b) of this Section 2.10, the Borrower shall repay Term B Borrowings on the last Business Day of each calendar quarter beginning with the fiscal quarter ending March 31, 2019 in an aggregate amount equal to 0.25% of the initial aggregate principal amount of the Term B Loan (and in addition, to the extent that any Incremental Term B Loans shall be made pursuant to Section 2.08(d), in the additional agreed amortization amount for such incremental Term B Loans based on the initial aggregate principal amount of such incremental Term B Loans on the last Business Day of each calendar quarter from and including the calendar quarter immediately succeeding the calendar quarter in which such incremental Term B Loans are made as set forth in the applicable Term B Loan Amendment).  The Borrower shall pay the entire remaining unpaid principal amount of the Term B Loan on the Term B Maturity Date (or in the case of any Incremental Term B Loan, on such other maturity date applicable thereto as set forth in the applicable Incremental Term B Loan Amendment).

(b)          Any optional prepayment of a Term B Borrowing shall be applied as directed by the Borrower.  Any mandatory prepayment of a Term B Borrowing shall be applied (i) first, in direct order of maturity to the next eight (8) scheduled repayments of the Term B Borrowings following the date of such prepayment and (ii) second, ratably to the remaining scheduled repayments of such Term B Borrowings.

SECTION 2.11.          Prepayment of Loans.  (a)  The Applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section 2.11, without any penalty or premium except, in the case of prepayments of the Term B Loan, subject to compliance with Section 2.12(c).

(b)          The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time (or in the case of a Swingline Foreign Currency Loan, 12:00 noon, London time, on the date of prepayment).  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or consummation of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing,  shall be accompanied by accrued interest to the extent required by Section 2.13 and any amounts required by Section 2.16, and  shall be applied first, to any ABR Borrowings comprising all or a part of the Class being prepaid and second, if (or once) no ABR Borrowings of such Class remain outstanding, to outstanding Eurocurrency Borrowings of such Class with the shortest Interest Periods remaining.

(c)          If on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Prepayment Event following the Closing Date, the Borrower shall (subject to the following sentence, including the provisos thereto), within ten Business Days after such Net Proceeds are received, prepay Term B Borrowings in the manner set forth in Section 2.10(b).  The prepayments required pursuant to this Section 2.11(c) shall be made in each case in an aggregate amount equal to the Applicable Prepayment Percentage of the amount of such Net Proceeds, provided that in the case of any such event described in clause (a) or (b) of the definition of the term “Prepayment Event,” if any Borrower or any Restricted Subsidiary applies (or commits to apply) an amount equal to the Net Proceeds from such event (or a portion thereof) within twelve months after receipt of such Net Proceeds and at a time when no Event of Default has occurred and is continuing to pay all or a portion of the purchase price in connection with a Permitted Acquisition or to acquire, restore, replace, rebuild, develop, maintain or upgrade real property, equipment or other tangible assets useful or to be used in the business of the Borrower and the Restricted Subsidiaries, provided that, in each case, the Borrower has delivered to the Administrative Agent within ten days after such Net Proceeds are received a certificate of a Financial Officer stating its intention to do so and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph (c) in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of an amount equal to any such Net Proceeds therefrom that have not been so applied (or committed to be so applied) by the end of such twelve-month period (or if committed to be so applied within such twelve-month period, have not been so applied within 18 months after receipt).  The Borrower shall provide to the Administrative Agent any such evidence reasonably requested by the Administrative Agent with respect to any commitment of any Borrower or any Restricted Subsidiary to apply an amount equal to Net Proceeds in accordance with this Section 2.11(c).

(d)          Following the end of each fiscal year of Borrower (commencing with the fiscal year ending December 31, 2019), the Borrower shall prepay the Term B Borrowings in an aggregate amount equal to (i) Excess Cash Flow for such fiscal year multiplied by the Applicable Prepayment Percentage, less (ii) the amount of optional prepayments of principal under the Term B Loans made during such fiscal year, less (iii) less the amount of optional prepayments of principal under the Revolving Loans (to the extent accompanied by a corresponding permanent reduction of Revolving Commitments) made during such fiscal year, less (iv) the amount of any optional or mandatory payments of the Senior Notes made during such fiscal year, in each case except to the extent such prepayments are financed with the proceeds of long-term Indebtedness.  Each prepayment pursuant to this paragraph (d) shall be made before the date that is ten Business Days after the date on which financial statements are delivered (or, if earlier, required to be delivered) pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated.

(e)          Notwithstanding the foregoing, any Lender holding a Term B Loan may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery or facsimile) at least one Business Day (or such shorter period as may be established by the Administrative Agent) prior to the required prepayment date, to decline all or any portion of any prepayment of its Term B Loan pursuant to this Section 2.11 (other than an optional prepayment pursuant to paragraph (a) of this Section 2.11 or a prepayment pursuant to clause (c) of the definition of “Prepayment Event,” which may not be declined), in which case the aggregate amount of the payment that would have been applied to prepay Loans but was so declined may be retained by the Borrower and shall constitute “Declined Proceeds”.

(f)          Prior to any optional prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (b) of this Section 2.11.

(g)          Notwithstanding any other provisions of this Section 2.11, (i)  to the extent that any or all of the Net Proceeds of any Prepayment Event by a Foreign Subsidiary or Excess Cash Flow estimated in good faith by the Borrower to be attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law (including financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary duties of directors and managers of Foreign Subsidiaries) from being repatriated to the United States or distributed to a Domestic Credit Party, an amount equal to the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as applicable local law delays or will not permit repatriation thereof to the United States or distribution to a Domestic Credit Party (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by applicable law to effect such repatriation), and once such repatriation or distribution to the United States of any of such affected Net Proceeds or Excess Cash Flow is permitted under applicable local law, such repatriation or distribution to the United States will be promptly effected and an amount equal to such repatriated or distributed Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than three Business Days, or such later date as is acceptable to the Administrative Agent, after such repatriation or distribution) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans to the extent otherwise required under this Section 2.11, (ii) to the extent that the Borrower has determined in good faith that repatriation to the United States of any of or all the Net Proceeds of any disposition by a Foreign Subsidiary or Excess Cash Flow estimated in good faith by the Borrower to be attributable to Foreign Subsidiaries or distributable to a Domestic Credit Party could reasonably be expected to cause material adverse tax consequences (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) to the Borrower or any of its Restricted Subsidiaries, an amount equal to such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary unless and until such material adverse tax consequences would no longer result from such repatriation or distribution and (iii) to the extent that any or all of the Net Proceeds of any Prepayment Event or Excess Cash Flow estimated in good faith by the Borrower to be attributable to non-Wholly-Owned Restricted Subsidiaries are prohibited or delayed by organizational (or constitutional) document restrictions to the extent not created in contemplation of such prepayments from being passed on to or used for the benefit of the Borrower, an amount equal to the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.11 but may be retained by the applicable non-Wholly-Owned Restricted Subsidiary so long, but only so long, as the organizational (or constitutional) documents of such non-Wholly Owned Restricted Subsidiary delays or will not permit funding such prepayment (the Borrower hereby agreeing to cause the applicable non-Wholly-Owned Restricted Subsidiary to use commercially reasonable efforts in compliance with its organizational (or constitutional) documents to effect such prepayment), and once such prepayment of any of such affected Net Proceeds or Excess Cash Flow is permitted under the non-Wholly-Owned Restricted Subsidiaries organizational (or constitutional) documents, such prepayment of the Loans to the extent otherwise required under this Section 2.11 will be promptly effected (and in any event not later than three Business Days, or such later date as is acceptable to the Administrative Agent, after such organizational (or constitutional) restrictions are removed). For the avoidance of doubt, but without limiting the Borrower’s obligations under this Section 2.11, in no circumstance shall this Section 2.11 require any Foreign Subsidiary to make any dividend of or otherwise repatriate for the benefit of the Borrower any portion of any Net Proceeds received by such Foreign Subsidiary or Excess Cash Flow attributable to any such Foreign Subsidiary.

SECTION 2.12.          Fees.  (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily difference between the Revolving Commitment of such Lender and the Revolving Credit Exposure (excluding Swingline Exposure) of such Lender during the period from and including the Closing Date to but excluding the date on which such Revolving Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the applicable Commitments terminate, commencing on the first such date to occur after the Closing Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)          The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph (b) shall be payable within 10 Business Days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)          If, on or prior to the six month anniversary of the Closing Date, the Borrower (i) makes any prepayment of Term B Loans in connection with any Repricing Event or (ii) effects any amendment of this Agreement resulting in a Repricing Event, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) a prepayment premium of 1.00% of the principal amount of the Term B Loans being prepaid in connection with such Repricing Event and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the Term B Loans outstanding immediately prior to such amendment.

(d)          The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e)          All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to such Person) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.          Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted Benchmark Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)          Each Swingline Dollar Loan shall bear interest at a rate agreed to between the Administrative Agent and the Borrower.  Each Swingline Foreign Currency Loan shall bear interest as determined in Section 2.04.

(d)          Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any of the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.13.

(e)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, upon the final maturity thereof and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)          All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling shall be computed on the basis of a year of 365 days, (ii) interest on Borrowings denominated in any other Foreign Currency for which it is required by applicable law or is customary to compute interest on the basis of a year of 365 days or, if required by applicable law or is customary, 366 days in a leap year, shall be computed on such basis, and (iii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted Benchmark Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.          Alternate Rate of Interest.  (a)  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted Benchmark Rate (including because the applicable Screen Rate is not available or published on a current basis) for the applicable currency and such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted Benchmark Rate for the applicable currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent will promptly do at such time), (A) with respect to Loans denominated in Dollars, (1) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (2) any Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans and (3) any outstanding Eurocurrency Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans and (B) with respect to Loans denominated in a currency that is not Dollars, (1) any Loans in the affected currency requested to be made on the first day of such Interest Period shall not be made and (2) any outstanding Loans in the affected currency shall continue to bear interest at the rate most recently in effect with respect to such Loans.

(b)          If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the applicable Screen Rate for the applicable currency or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the applicable Screen Rate shall no longer be sued for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Benchmark Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in such currency in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  Notwithstanding anything to the contrary in Section 9.02, (A) if the affected currency is Dollars, any amendment pursuant to the above shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment and (B) if the affected currency is any currency other than Dollars, such alternate rate of interest shall not be effective until consented to by the Required Lenders.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the applicable Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis) (x) with respect to Loans denominated in Dollars, (1) any Eurocurrency Loans requested to be made shall be made as ABR Loans, (2) any Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans and (3) any outstanding Eurocurrency Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans and (y) with respect to Loans denominated in a currency that is not Dollars, (1) any Loans in the affected currency requested to be made shall not be made and (2) any outstanding Loans in the affected currency shall continue to bear interest at the rate most recently in effect with respect to such Loans.

SECTION 2.15.          Increased Costs.  (a)  If any Change in Law by a Governmental Authority having regulatory jurisdiction over the relevant Recipient shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (including the U.K. bank levy as set out in Schedule 19 of the Finance Act 2011) (except any such reserve requirement reflected in the Adjusted Benchmark Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes));

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)          If any Lender or the Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)          A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount due hereunder and shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)          Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.          Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss (other than loss of the Applicable Margin), cost and expense attributable to such event.  In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Benchmark Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurocurrency market.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount due hereunder and shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.17.          Taxes.

(a)          Withholding of Taxes; Gross-Up.  Each payment by or on account of any Credit Party under any Credit Document shall be made without withholding for any Taxes, unless such withholding is required by any law.  If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by such Credit Party, subject to Section 9.21, shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 2.17), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b)          Payment of Other Taxes by Borrower.  Subject to Section 9.21, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          Evidence of Payments. Except as provided in Section 2.17(l) below, as soon as practicable after any payment of Indemnified Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)          Indemnification by the Borrower.  Except and to the extent that Section 2.17(i) does not require an increased payment for a UK Tax Deduction to a Recipient, the Credit Parties shall, subject to Section 9.21, indemnify each Recipient for any Indemnified Taxes that are withheld or deducted on payments to, or paid or payable by, such Recipient in connection with any Credit Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.17(d) shall be paid within 10 days after the Recipient delivers to the applicable Credit Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)          Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so) attributable to such Lender (including Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register) that are paid or payable by the Administrative Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.17(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)          Status of Lenders.

(i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent and at the time or times required by applicable law, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent or prescribed by applicable law as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender, if requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by any Borrower or the Administrative Agent as will enable any Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements.  Except as provided in Section 2.17(n) below, and notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (F) and Section 2.17(f)(iii) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Upon the reasonable request of such Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f).  If any form or certification previously delivered pursuant to this Section 2.17 expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly upon request from the Borrower or the Administrative Agent (other than in the case of inaccuracy, in which case, immediately upon such Lender becoming aware of the inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, if any Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is other than a Non-U.S. Lender, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Credit Document, IRS Form W-8BEN-E or IRS Form W-8BEN (as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN-E or IRS Form W-8BEN  (as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with the conduct of a trade or business in the United States by such Lender (or, in the event that such Lender is a Disregarded Entity, by the owner of such Lender), IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN-E or IRS Form W-8BEN (as applicable) and (2) a certificate substantially in the form of Exhibit E (a “U.S. Tax Compliance Certificate”) to the effect that such Lender (or, in the event that such Lender is a Disregarded Entity, the owner of such Lender) is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender (or, in the event that the Non-U.S. Lender is a Disregarded Entity, the owner of such Non-U.S. Lender) that (for U.S. federal income Tax purposes) is not the beneficial owner of payments made under a Credit Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable any Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.17(f)(iii) (but, for the avoidance of doubt, not for the purposes of the definition of “Excluded Taxes”), “FATCA” shall include any amendments made to FATCA after the Closing Date, whether or not such amendments are included in the definition set forth in Article I.

(g)          Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h)          Each UK Borrower must make all payments hereunder without any deduction or withholding for or on account of Taxes where that Tax is imposed by the United Kingdom (“UK Tax Deduction”), unless a UK Tax Deduction is required by law.  The Borrower shall promptly upon becoming aware that a UK Borrower must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly.  Similarly, a Lender or Issuing Bank shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Administrative Agent receives such notification from a Lender or Issuing Bank it shall notify the Borrower and that UK Borrower. If such a UK Tax Deduction is required by law, the amount of the payment due from the UK Borrower in question will be increased to an amount which (after making all UK Tax Deductions) leaves an amount equal to the payment which would have been due had no UK Tax Deduction been required.

(i)          A UK Borrower is not required to make an increased payment under paragraph (a) or (h) above for a UK Tax Deduction if on the date on which the payment falls due:

(i) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been, a UK Qualifying Lender, but on that date that Lender is not, or has ceased to be, a UK Qualifying Lender;

(ii) if the relevant Lender is a Treaty Lender and the UK Borrower making the payment is able to demonstrate that the UK Tax Deduction would not have been required if the Lender had complied with its obligations under Section 2.17(f) above; or

(iii) (A) the relevant Lender is a UK Qualifying Lender solely under sub-paragraphs (B) and (C) of the definition of UK Lender; and (B) an officer of HM Revenue & Customs has given (and not revoked a direction) (a “Direction”) under section 931 of the Income Tax Act 2007 (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to that payment and that Lender has received from that UK Borrower a certified copy of that Direction; and (C) the payment could have been made to the Lender without any UK Tax Deduction in the absence of that Direction; or

(iv) the relevant Lender is a UK Qualifying Lender solely under sub-paragraphs (B) and (C) of the definition of UK Lender and it has not, other than by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law, or any published practice or concession of any relevant taxing authority, given a Tax Confirmation to a UK Borrower and the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the UK Borrower, on the basis that the Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the Income Tax Act 2007.

(J)          Paragraph (j)(i) above will not apply if the relevant Lender has ceased to be a UK Qualifying Lender in respect of that UK Borrower by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or treaty or any published practice or concession of any relevant taxing authority.

(k)          If a UK Borrower is required to make a UK Tax Deduction, that UK Borrower must make that UK Tax Deduction and any payment required in connection with that UK Tax Deduction within the time allowed and in the minimum amount required by law.

(l)          Within 30 days of making either a UK Tax Deduction or a payment required in connection with a UK Tax Deduction, the UK Borrower making that UK Tax Deduction or payment must deliver to the Administrative Agent a statement under section 975 of the Income Tax Act 2007 or other evidence satisfactory to that Lender (acting reasonably) that the UK Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(m)          If a Lender is a UK Lender then it shall confirm to the Borrowers that it is a UK Lender by entering into this Agreement.  Where applicable, entering into this Agreement shall also be considered to be a Tax Confirmation by a UK Lender to the Borrowers.  A UK Lender must promptly notify the Borrower if it ceases to be a UK Lender.

(n)          HMRC Authorization.

(i) Subject to paragraph (ii) below, a Treaty Lender and each UK Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without UK Tax Deduction.

(ii) Nothing in this Section 2.17 shall require a Treaty Lender receiving payments hereunder or under any other Credit Document from a UK Borrower, to:

(A) register under the HMRC DT Treaty Passport scheme; or

(B) apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(C) file any forms or documentation pursuant to Section 2.17(f) relating to exemption from tax imposed by the United Kingdom on interest, if it has:

(1) included an indication that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (o) or (s) below; or

(2) notified the Borrower or Administrative Agent of its scheme reference number and its jurisdiction of tax residence pursuant to paragraph (q) or (s) below,

and the UK Borrower making that payment has not complied with its obligations under paragraphs (p), (r) or (t) below.

(o)          A Treaty Lender which becomes a party to this Agreement on the date on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall make an indication to that effect (for the benefit of the Administrative Agent and without any liability to the Borrowers) by providing its scheme reference number and its jurisdiction of residence to the Administrative Agent or the Borrower on or before the date of this Agreement.

(p)          Where a Treaty Lender provides the indication described in paragraph (o) above:

(i) each Borrower and initial Subsidiary Borrower shall, to the extent that Lender is making a Commitment available to that UK Borrower file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing; and

(ii) each Subsidiary Borrower that becomes a UK Borrower after the date of this Agreement, shall to the extent that Lender is making a Commitment available to that UK Borrower, file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of such UK Borrower becoming a party to this Agreement and shall promptly provide the Lender with a copy of that filing.

(q)          A Treaty Lender which has not provided the indication referred to in paragraph (o) above but which holds a passport under the HMRC DT Treaty Passport scheme and subsequently wishes that scheme to apply to this Agreement shall notify the Borrower or the Administrative Agent (for the benefit of the Administrative Agent and without liability to the Borrowers) of its scheme number and its jurisdiction of tax residence.

(r)          Where a Lender notifies the Borrower or the Administrative Agent of its scheme reference number and its jurisdiction of tax residence pursuant to paragraph (q) above:

(i) each UK Borrower which is a Subsidiary Borrower at the date on which that notice becomes effective in accordance with Section 9.01 shall, to the extent that that Lender is a Lender under Commitments made available to that UK Borrower, file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of that date and shall promptly provide the Lender with a copy of that filing; and

(ii) each Subsidiary Borrower which becomes a UK Borrower after the date on which such notice becomes effective in accordance with Section 9.01, shall to the extent that Lender is making a Loan available to that UK Borrower, file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of such Borrower becoming a party to this Agreement and shall promptly provide the Lender with a copy of that filing.

(s)          A Lender that becomes a party to this Agreement after the date of this Agreement (the “Relevant Date”) and is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes for that scheme to apply to this Agreement shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to the Borrowers) in the documents which it executes by including its scheme reference number and its jurisdiction of tax residence.

(t)          Where a Lender includes the indication described in paragraph (s):

(i) each UK Borrower which is a Subsidiary Borrower as at the Relevant Date shall, to the extent that Lender becomes a Lender under Commitments made available to that UK Borrower, file a duly completed form DTTP2 with HMRC within 30 days of that Relevant Date and shall promptly provide the Lender with a copy of that filing; and

(ii) each Subsidiary Borrower that becomes a UK Borrower after the Relevant Date, shall to the extent that Lender is making a Commitment available to that UK Borrower, file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of such

Borrower becoming a party to this Agreement and shall promptly provide the Lender with a copy of that filing.

(u)          If a Lender has not:

(i) included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (o) or (s) above; or

(ii) notified the Borrower or Administrative Agent of its scheme reference number and its jurisdiction of tax residence pursuant to paragraph (q) above,

the Borrowers shall not file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan.

(v)          Lender Status Confirmation.  Each Lender that becomes a party to this Agreement after the date of this Agreement shall indicate, in the Assignment and Assumption which it executes on becoming a party which of the following categories it falls in:

(i)	not a UK Qualifying Lender;

(ii)	a UK Qualifying Lender (other than a Treaty Lender); or

(iii)	a Treaty Lender.

If such a Lender fails to indicate its status in accordance with this Section 2.17(w) then such Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Borrower).  For the avoidance of doubt, the Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this Section 2.17(v).

(w)          For the purposes of this Section 2.17:

“FATCA Deduction” means a deduction or withholding from a payment under a Credit Document required by FATCA.

“Tax Confirmation” means a confirmation by a UK Lender that the person beneficially entitled to interest payable to that UK Lender in respect of a Loan is either:

(A) a company resident in the United Kingdom for United Kingdom tax purposes; or

(B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) of that company.

“Treaty Lender” means, in respect of a UK Borrower, a Lender which:

(A) is treated as resident of a Treaty State for the purposes of the Treaty;

(B) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(C) meets all other conditions in the relevant Treaty for full exemption from tax imposed by the United Kingdom on interest, except that for this purpose it shall be assumed that the following are satisfied:

(1) any condition which relates (expressly or by implication) to there being a special relationship between the UK Borrower and a Lender or between both of them and another person, or to the amounts or terms of any Loan or the Credit Documents, or to any other matter that is outside the exclusive control of that Lender; and

(2) any necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Lender” means a Lender which is:

(A) within the charge to United Kingdom corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purposes of section 879 of the Income Tax Act 2007 at the time the Loan was made;

(B) a company resident in the United Kingdom for United Kingdom tax purposes; or

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and is required to bring into account interest paid to it under this Agreement in computing its chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009).

“UK Qualifying Lender” means a Lender that is:

(i)	a UK Lender; or

(ii)	a Treaty Lender.

“UK Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Credit Document, other than a FATCA Deduction.

(x)          Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under any Credit Document.

(y)          Issuing Bank.  For purposes of Section 2.17(e) and (f), the term “Lender” includes any Issuing Bank.

(z)          Administrative Agent. The Administrative Agent shall, where a Lender has made a confirmation in accordance with Section 2.17(s) by providing notification to the Administrative Agent, use commercially reasonable efforts to send to the Borrowers a copy of such notification in sufficient time to enable the Borrowers to comply with their obligations under Sections 2.17(r) and (t).

SECTION 2.18.          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  Each of the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made as follows: (i) for payments made to the Administrative Agent, at its offices at 270 Park Avenue, New York, New York; (ii) for payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein; and (iii) payments made pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder of (i) principal or interest in respect of any Loan shall be made in the currency in which such Loan is denominated, (ii) reimbursement obligations shall be made in the currency in which the Letter of Credit in respect of which such reimbursement obligation exists is denominated or (iii) any other amount due hereunder or under another Credit Document shall be made in Dollars.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder by the payor thereof ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder by the payor thereof ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)          Subject to Section 9.21, any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of (i) any obligations due and payable to such Lender hereunder or under the other Credit Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such obligations due and payable to such Lender at such time to (B) the aggregate amount of obligations due and payable to all Lenders hereunder and under the other Credit Documents at such time) of payments on account of obligations due and payable to all Lenders hereunder and under the other Credit Documents at such time obtained by all the Lenders at such time or (ii) any obligations owing (but not due and payable) to such Lender hereunder and under the other Credit Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such obligations owing (but not due and payable) to such Lender at such time to (B) the aggregate amount of obligations owing (but not due and payable) to all Lenders hereunder and under the other Credit Documents at such time) of payments on account of obligations owing (but not due and payable) to all Lenders hereunder and under the other Credit Documents at such time obtained by all the Lenders at such time, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Term B Loans, Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders, as applicable, or make such other adjustments as shall be equitable, to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by any of the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply).  Each of the Borrowers consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Applicable Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Applicable Borrower in the amount of such participation.

(d)          Unless the Administrative Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Applicable Borrower will not make such payment, the Administrative Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, (i) at the greater of the FRBNY Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in Dollars) and (ii) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (in the case of an amount denominated in a Foreign Currency).

(e)          If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19.          Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.15, or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The applicable Credit Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If any Lender requests compensation under Section 2.15, or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the applicable Credit Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Credit Party shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Credit Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Credit Party to require such assignment and delegation cease to apply.

(c)          If, in connection with any proposed amendment, modification or waiver pursuant to Section 9.02 requiring the consent of all or all affected Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (c) being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, the Borrower at its sole cost and expense, may elect to replace a Non-Consenting Lender as a Lender to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash at par the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall (x) pay to such Non-Consenting Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.12 (if such amendment results in a Repricing Event), 2.15 and 2.17, and (y) remain liable to pay upon request, an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.  Non-Consenting Lender assignments may be made on a deemed basis subject to satisfaction of the foregoing conditions.

SECTION 2.20.          Subsidiary Borrowers.  (a)  The Borrower may, at any time or from time to time, designate one or more Wholly-Owned Foreign Subsidiaries of the Borrower as a “Subsidiary Borrower” hereunder by furnishing to the Administrative Agent at least five Business Days before such designation is to take effect a Designation Letter, duly completed and executed by the Borrower and such Wholly-Owned Foreign Subsidiary, together with (i) the items described in paragraphs (c) and (d) of Section 4.01 relating to such Subsidiary Borrower (to the extent applicable thereto) in form and substance reasonably satisfactory to the Administrative Agent, (ii) such security agreements and similar documents as the Administrative Agent shall reasonably request to accomplish the pledge by such Subsidiary Borrower of substantially all of its assets (other than Real Property, Excluded Assets, and such other assets as may be agreed upon between the Administrative Agent and the Borrower) to secure the obligations of such Subsidiary Borrower hereunder and under the Designation Letter, and (iii) such other documents and information (including information relating to “know your customer” rules and regulations) as the Administrative Agent shall reasonably request.  Upon any such designation of a Wholly-Owned Foreign Subsidiary and the consent of each of the Lenders with a Revolving Commitment, which will not be unreasonably withheld, conditioned or delayed, such Subsidiary shall be a Subsidiary Borrower hereunder (with the related rights and obligations) and shall be entitled to request Revolving Loans.

(b)          The Borrower may terminate the status of any Subsidiary Borrower as a Subsidiary Borrower hereunder by furnishing to the Administrative Agent a Termination Letter, duly completed and executed by the Borrower and such Subsidiary; provided that no such termination shall be permitted if any Loans made to such Subsidiary Borrower or any related obligations remain outstanding. Subject to the proviso in the immediately preceding sentence, any Termination Letter shall be effective upon receipt by the Administrative Agent, which shall promptly notify the Lenders.

(c)          On the Closing Date, and subject to the satisfaction of the applicable conditions in Section 2.20(a) hereto, Enodis Holdings shall be a Subsidiary Borrower party to this Agreement until the Borrower shall have executed and delivered to the Administrative Agent a Termination Letter with respect to Enodis Holdings.  Enodis Holdings hereby authorizes and empowers the Borrower to act as its representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including borrowing requests and interest elections under this Agreement) and other communications in connection with this Agreement and the transactions contemplated hereby and for the purposes of modifying or amending any provision of this Agreement and further agrees that the Administrative Agent and each Lender may conclusively rely on the foregoing authorization.

SECTION 2.21.          Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender with a Revolving Commitment or Revolving Credit Exposure becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12;

(b)          the Revolving Commitments, LC Exposure and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02), provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)          if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then, so long as no Event of Default has occurred and is continuing:

(i) all or any part of such Swingline Exposure or LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Revolver Percentages but only to the extent that such reallocation does not cause (x) the aggregate Revolving Credit Exposure plus Swingline Exposure and LC Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment or (y) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lenders’ Swingline

Exposure and LC Exposure to exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Revolver Percentages; or

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and

(d)          so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue or increase any Letter of Credit unless, in each case, the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

If the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Revolver Percentage.  The Borrower shall make any payments under Section 2.16 to any assignor resulting from such assignments.

If any Swingline Exposure or LC Exposure is reallocated to Lenders that are not Defaulting Lenders pursuant to this Section 2.21, then defined terms (including Applicable Revolver Percentage), shall, as necessary or advisable (in the reasonable determination of the Administrative Agent) be read as used in this Agreement (other than in the defined term “CAM Percentage”) to give effect to such reallocation.

Subject to Section 9.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.22.          Prepayments Below Par.  (a)  Notwithstanding anything to the contrary set forth in this Agreement or any other Credit Document, the Borrower shall have the right at any time and from time to time to prepay Term B Loans to the Lenders at a discount to the par value of such Term B Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.22, provided that (A) on the date of the Discounted Prepayment Option Notice and after giving effect to the Discounted Voluntary Prepayment, no more than $5,000,000 shall be outstanding in Revolving Loans and Swingline Loans, (B) the proceeds of Revolving Loans and Swingline Loans shall not be used to make such Discounted Voluntary Prepayment, (C) any Discounted Voluntary Prepayment shall be offered to all Term Lenders of a particular tranche on a pro rata basis, (D) the Borrower shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Senior Officer of the Borrower (i) stating that (x) no Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment and (y) each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.22 has been satisfied and (ii) specifying the aggregate principal amount of Term B Loans to be prepaid pursuant to such Discounted Voluntary Prepayment, (E) the aggregate amount of Term B Loans prepaid pursuant to this Section 2.22 (valued at the par amount thereof) shall not exceed the sum of (i) $300,000,000 and (ii) an amount equal to one-third of the aggregate principal amount of all Incremental Term B Loans made pursuant hereto and (F) no more than one Discounted Prepayment Option Notice may be effective at any one time.

(b)          To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit L hereto (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Term B Loans in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below.  The Proposed Discounted Prepayment Amount of any Loans shall not be less than $5,000,000 (unless otherwise agreed by the Administrative Agent).  The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a discount to par of the Loans to be prepaid (the “Discount Range”) (for example, specifying a Discount Range of 20% to 30% means the Borrower would pay a purchase price of 70% to 80% of the par value of the Loans to be prepaid), and (C) the date and time by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (as such date and time may be extended, the “Acceptance Time”). The Acceptance Time may be extended for a period not exceeding three Business Days upon notice by the Borrower to the Administrative Agent received not less than 24 hours before the original Acceptance Time.

(c)          Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof.  On or prior to the Acceptance Time, each such Lender may specify by written notice substantially in the form of Exhibit M hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary

Prepayment at the Acceptable Discount (“Offered Loans”).  Based on the Acceptable Discounts and principal amounts of the Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower, shall determine the applicable discount for such Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.22 for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that if such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range.  The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Voluntary Discounted Prepayment and have Qualifying Loans.  Any Lender with outstanding Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Time shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(d)          The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount,  the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent).  If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(e)          Each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Time (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (and not subject to Section 2.16), upon irrevocable notice substantially in the form of Exhibit M hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 12:00 Noon, New York City Time, three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent.  Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof.  If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.  The par principal amount of each Discounted Voluntary Prepayment of a Term B Loan shall be applied ratably to reduce the remaining installments of such Term B Loans.

(f)          To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.22(c) above) established by the Administrative Agent and the Borrower.

(g)          (A) Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, the Borrower may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice only if no Lender Participation Notices have been received and (B) no Lender may withdraw or modify its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless agreed by the Borrower and the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows to each Lender and the Administrative Agent as of the Closing Date and thereafter on each date as required by Section 4.02 that:

SECTION 3.01.          Organization; Powers.  Each of the Borrower and its Restricted Subsidiaries is duly organized (or incorporated), validly existing and in good standing under the laws of the jurisdiction of its organization (or incorporation) (except, with respect to Restricted Subsidiaries that are not Subsidiary Borrowers, where the failure to be in good standing under the laws of their respective jurisdiction of incorporation could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect), has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.          Authorization; Enforceability.  The Transactions are within the Credit Parties’ corporate or limited liability company or other organizational (or constitutional) powers and have been duly authorized by all necessary corporate and, if required, stockholder or similar action.  The Closing Date Amendment has been duly executed and delivered by the Borrower and the Closing Date Amendment and this Agreement constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.          Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) do not violate any applicable law or regulation or the charter, by-laws or other organizational (or constitutional) documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) do not violate or result in a default under (i) the Senior Note Documents or (ii) any other indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or its assets, other than (in the case of such other indentures, agreements or instruments referred to in clause (ii)) such violations or defaults which could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, other than Permitted Liens.

SECTION 3.04.          Financial Condition; No Material Adverse Change.  (a)  The Borrower has heretofore furnished to the Lenders the Borrower’s consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2017, reported on by Pricewaterhouse Coopers LLP, independent public accountants.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.  The

Borrower has heretofore furnished to the Lenders the unaudited consolidated financial statements of the Borrower as of and for the six months ended June 30, 2018.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Restricted Subsidiaries as of such date and for such period in accordance with GAAP.

(a)          Since December 31, 2017, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole.

SECTION 3.05.          Properties.  (a)  Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and free and clear of all Liens, other than Permitted Liens.  All Real Property having a fair market value in excess of $5,000,000 (as estimated in the good faith opinion of the Borrower) owned by the Borrower or any of the Subsidiary Guarantors as of the Closing Date is set forth on Schedule 3.05.  Schedule 3.05 also sets forth the locations of all leased Real Property of the Borrower or any Subsidiary Guarantor where equipment and/or inventory (estimated in the good faith opinion of the Borrower) at that time to have a fair market value in excess of $5,000,000 in the aggregate.

(a)          Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such failures to own, license or infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.          Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Restricted Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that, as of the Closing Date, involve the Credit Documents or the Transactions.

(b)          Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis to reasonably expect the imposition of any Environmental Liability.

(c)          This Section 3.06 and Section 3.04(b) contain the Borrower’s sole and exclusive representations with respect to Environmental Laws.

SECTION 3.07.          Compliance with Laws and Agreements; No Default.  Each of the Borrower and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.08.          Investment Company Status.  Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.          Taxes.  Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed (including the filing of extensions in respect thereof) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.          ERISA; Foreign Pension Plans.  (a)  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.10, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements prior to the Closing Date reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements prior to the Closing Date reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

(b)          Each Foreign Pension Plan has been maintained in compliance with its terms and in compliance with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, in each case except for such failures as would not reasonably be expected to result in a Material Adverse Effect.  All contributions required to be made with respect to a Foreign Pension Plan have been timely made, in each case except for such failures as would not reasonably be expected to result in a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan that could reasonably be expected to result in a Material Adverse Effect.

(c)          Other than in relation to the UK DB Pension Schemes, no UK Borrower is: (A) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (U.K.)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); or (B) “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004) of such an employer.  Neither the Borrower nor its Subsidiaries have been issued a Financial Support Direction or Contribution Notice in respect of any pension scheme, and to the Borrower’s knowledge, (i) there are no grounds to expect that the Pensions Regulator would have the power to issue a Financial Support Direction or a Contribution Notice to Enodis Holdings and its Subsidiaries as a result of the consummation of the Transactions.  To the Borrower’s knowledge, there is no grounds to expect the pension trustees to exercise a power to unilaterally wind up the UK DB Pension Schemes or to unilaterally increase the contributions required to be made by Enodis Holdings and its Subsidiaries to the UK DB Pension Schemes as a result of the consummation of the Transactions.

SECTION 3.11.          Disclosure.  (a)  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time.  Notwithstanding anything contained in this Section 3.11, the parties hereto acknowledge and agree that uncertainty is inherent in any forecasts and projections and that such forecasts and projections do not constitute guarantees of future performance and that actual results may differ from projected results and that such differences may be material.

(a)          As of the Closing Date, to the best knowledge of the Borrower, the information contained in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.12.          The Security Documents.  (a)  The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the US Security Agreement Collateral, and the UK Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, will have, (i) upon its taking all actions required of it under the UCC, a fully perfected security interest in all right, title and interest in all of the US Security Agreement Collateral described therein (to the extent that such security interest can be perfected by filing a UCC financing statement or, to the extent required by the US Security Agreement, by taking possession of (or taking certain other actions with respect to) the respective US Security Agreement Collateral), subject to no other Liens other than Permitted Liens and (ii) when all filings in appropriate form are filed and recorded in the appropriate offices, a fully perfected security interest in all right, title and interest in all of the UK Collateral described therein (to the extent that such security interest can be perfected by filing appropriate forms or, to the extent required by the UK Security Agreement, by taking possession of (or taking certain other actions with respect to) the respective UK Collateral), subject to no other Liens other than Permitted Liens.  In addition, the recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective forms attached to the US Security Agreement, in each case in the United States Patent and Trademark Office, together with UCC filings made pursuant to the US Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the US Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the US Security Agreement with the United States Copyright Office, together with UCC filings made pursuant to the US Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the US Security Agreement.

(b)          The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors, under the US Pledge Agreement constitute perfected security interests in the US Pledge Agreement Collateral described in the US Pledge Agreement, subject to no consensual security interests of any other Person.  No filings or recordings are required to perfect (or maintain the perfection or priority of) the security interests created in the US Pledge Agreement Collateral under the US Pledge Agreement other than with respect to that portion of the US Pledge Agreement Collateral constituting a “general intangible” under the UCC.

(c)          Each of the Mortgages is effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors, a legal, valid and enforceable first priority Lien on the real property described therein and proceeds thereof, and each of the Mortgages, when properly recorded, will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Domestic Credit Parties in such properties and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person subject only to Permitted Liens.

SECTION 3.13.          Subsidiaries.  As of the Closing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 3.13.  Schedule 3.13 correctly sets forth, as of the Closing Date, (i) the percentage ownership (direct or indirect) of the Borrower in each class of Equity Interests of its Subsidiaries and also identifies the direct owner thereof, and (ii) the jurisdiction of organization (or incorporation) of each such Subsidiary.

SECTION 3.14.          [Intentionally omitted].

SECTION 3.15.          Insurance.  Schedule 3.15 sets forth a true and complete listing of all material insurance maintained by the Borrower and the other Credit Parties as of the Closing Date, with the amounts insured (and any deductibles) set forth therein.

SECTION 3.16.          Federal Reserve Regulations.  Neither the making of any Loan or issuance of any Letters of Credit hereunder nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

SECTION 3.17.          Solvency.  On the Closing Date, after giving effect to the consummation of the Transactions and the payment of all fees, costs and expenses payable by the Borrower with respect thereto, (a) on a going concern basis the fair market value of the assets of the Borrower and its Restricted Subsidiaries, on a consolidated basis, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and its Restricted Subsidiaries, on a consolidated and going concern basis, will be greater than the amount that will be required to pay their debts and other liabilities, subordinated, contingent or otherwise, as such debts or other liabilities become absolute and matured in the ordinary course, (c) the Borrower and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the ordinary course, and (d) the Borrower and its Restricted Subsidiaries, on a consolidated basis, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.  The amount of contingent liabilities at any time shall be computed as the amount that can reasonably be expected to become an actual and matured liability.

SECTION 3.18.          Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures intended to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their respective capacities as such) with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees (in their respective capacities as such) and to the knowledge of the Borrower its directors and agents (in their respective capacities as such), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects, and are not engaged in any activity that would reasonably be expected to result in any such Subsidiary Borrower being designated as a Sanctioned Person.  None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees (in their respective capacities as such), or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary (in such Person’s capacity as such) that will act in any capacity in connection with or benefit from the credit facility established hereby, is (i) a Sanctioned Person as described in clause (a) of the definition thereof (or a Person owned or controlled by any Person described in such clause (a)), or (ii) a Sanctioned Person as described in clause (b) of the definition thereof in violation in any material respect of Sanctions.  No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.19.          Centre of Main Interest.  For the purposes of the Insolvency Regulation, each of UK Borrower’s centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in its jurisdiction of incorporation and none of them have an “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

SECTION 3.20.          Registration.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of any Credit Documents to which any UK Borrower or any Credit Party is a party that such documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such UK Borrower or such other Credit Party is organized (or incorporated) and existing or that any registration charge or stamp or similar tax be paid on or in respect of such documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until such document or any other document is sought to be enforced (ii) registration of particulars of the UK Security Agreement at Companies House in England and Wales in accordance with Part 25 (Company Charges) of the Companies Act 2006 or any regulations relating to the registration of charges made under, or applying the provisions of, the Companies Act 2006 and payment of associated fees and (iii) any charge or tax as has been timely paid.

SECTION 3.21.          Preferred Creditors.  Each UK Borrower’s payment obligations under the UK Security Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

SECTION 3.22.          EEA Financial Institutions.  No Credit Party is an EEA Financial Institution.

SECTION 3.23.          Plan Assets; Prohibited Transactions.  None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any letter of Credit hereunder will give to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

ARTICLE IV

CONDITIONS

SECTION 4.01.          Closing Date.  This Agreement shall become effective upon, and only upon, the satisfaction (or waiver in accordance with Section 9.02) of each of the following conditions precedent and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)          (i) The Administrative Agent (or its counsel) shall have received (x) the Closing Date Amendment, duly executed by the Administrative Agent, the Borrowers, each Lender as of the Closing Date and the Required Lenders (as defined in the Existing Credit Agreement), (y) each of the US Security Agreement, the US Pledge Agreement, the Parent Guaranty, the Subsidiary Guaranty and the UK Security Agreement, in each case duly executed by each Credit Party thereto and the Administrative Agent and (z) a reaffirmation agreement duly executed by each Credit Party, reaffirming the grants of security interests provided under the Security Documents executed in connection with the Existing Credit Agreement (other than any Security Documents amended and restated on the Closing Date) and (ii) all Existing Term B Loans shall have been replaced with Term B Loans hereunder and all Existing Revolving Commitments and

Existing Revolving Loans shall have been replaced with Revolving Commitments and Revolving Loans hereunder (and all accrued interest on the Existing Term Loans, Existing Revolving Commitments and Existing Revolving Loans and other amounts outstanding in respect thereof shall have been paid in full).

(b)          The Administrative Agent shall have received documents and certificates relating to the authorization of this Agreement and the transactions contemplated hereby by the Borrowers and each Subsidiary Guarantor in form and substance reasonably satisfactory to the Administrative Agent.

(c)          The Administrative Agent shall have received an executed legal opinion (addressed to the Administrative Agent and the Lenders) from (i) Jones Day, U.S. special counsel for the Credit Parties, and (ii) Womble Bond Dickinson (UK) LLP, UK special counsel for the UK Borrowers and the other Foreign Credit Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent.  The Borrower hereby requests such counsel to deliver such opinions.

(d)          The Administrative Agent shall have received documents and certificates relating to the organization (or incorporation), existence and good standing of each Borrower and each Subsidiary Guarantor (in each case to the extent such concepts are applicable thereto) and the authorization of the Transactions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e)          [Reserved].

(f)          The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Senior Officer of the Borrower, confirming compliance as of such date with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02.

(g)          The Lenders, the Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable by the Borrower to them on or prior to the Closing Date, including, to the extent invoiced at least one Business Day prior to the Closing Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(h)          All governmental and third party approvals necessary for consummation of the financing contemplated hereby shall have been obtained and be in full force and effect.

(i)          All certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and Intellectual Property security agreements, required to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and required by the Administrative Agent of the Borrower as a condition precedent to the effectiveness hereof shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording.

(j)          The Administrative Agent shall have received financial projections of the Borrower for fiscal years 2018 through 2023.

(k)          The Borrower shall have delivered a solvency certificate in form and substance reasonably satisfactory to the Administrative Agent.

(l)          The Borrower shall have delivered a Borrowing Request to the Administrative Agent for all Borrowings to be made on the Closing Date.

(m)          (i) The Administrative Agent shall have received, at least five days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act to the extent requested in writing of the Borrower at least 10 days prior to the Closing Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.

(n)          The Administrative Agent shall have received (i) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each real property subject to a Mortgage (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower or the applicable Credit Party in the event any such property is located in a special flood hazard area) and (ii) evidence of flood insurance to the extent required by this Agreement.

The first date upon which all of the foregoing conditions shall have been satisfied is referred to as the “Closing Date”.  Without limiting the generality of the provisions of Section 8.01, (i) for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

SECTION 4.02.          Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Borrowing pursuant to Section 2.05(e)), and of the Issuing Bank to issue or increase any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)          The representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing (other than representations and warranties that relate solely to an earlier date) or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)          At the time of and immediately after giving effect to such Borrowing or the issuance or increase of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)          The requested extension of credit (and the securing thereof by the Collateral) is permitted by the Senior Note Documents.

Each Borrowing (other than a Borrowing pursuant to Section 2.05(e)) and each issuance or increase of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 4.02.

ARTICLE V

AFFIRMATIVE COVENANTS

From the Closing Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, or been cash collateralized or supported by a back-to-back letter of credit reasonably acceptable to the applicable Issuing Bank, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.          Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent:

(a)          within 90 days after the end of each fiscal year of the Borrower (or 100 days if permitted by Securities and Exchange Commission requirements), its audited consolidated  (and solely to the extent that, during such year, the Borrower had any Unrestricted Subsidiaries, unaudited consolidating financial statements of the Restricted Subsidiaries, taken as a whole) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than (x) any such exception or explanatory paragraph (but not qualification) that is expressly solely with respect to, or expressly resulting solely from an upcoming maturity date of the credit facilities hereunder or other Indebtedness occurring within one year from the time such report is delivered or (y) a qualification or exception as a result of an actual or prospective breach of a financial covenant in respect of any Indebtedness)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)          within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or 50 days if permitted by Securities and Exchange Commission requirements), its consolidated (and solely to the extent that, during such quarter, the Borrower had any Unrestricted Subsidiaries, consolidating balance sheet and income statement of the Restricted Subsidiaries, taken as a whole) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end and audit adjustments and the absence of footnotes;

(c)          concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default occurred during the period covered thereby and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.16, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) providing a schedule of all Unrestricted Subsidiaries as of the date of such certificate and, if there are any Unrestricted Subsidiaries, setting forth financial information in detail reasonably satisfactory to the Administrative Agent for the applicable period for such Unrestricted Subsidiaries (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(d)          [Reserved];

(e)          promptly after the same become publicly available, copies of all periodic reports (including reports on Form 8-K), proxy statements and other financial materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(f)          promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent) (i) for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (provided that no such information shall be required to be provided pursuant to clause (x) above if providing such information would in the Borrower’s good faith judgment violate confidentiality agreements or result in a loss of attorney-client privilege or a claim of attorney work product with respect to such information; provided, that if the Borrower or such Restricted Subsidiary or Restricted Subsidiaries does not provide information in reliance on the exclusion above, it shall  use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions) and (ii) necessary to conduct flood due diligence and flood insurance compliance.

(g)          no later than 60 days following the first day of each fiscal year of the Borrower (or such later date as is acceptable to the Administrative Agent), a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheet) for the Borrower and its Restricted Subsidiaries on a consolidated basis prepared by the Borrower for each of the four fiscal quarters of such fiscal year prepared in detail, setting forth, with appropriate discussion the principal assumptions upon which such budgets are based; and

(h)          promptly after the delivery thereof, copies of all financial information, proxy materials and reports which the Borrower or any of its Restricted Subsidiaries delivers to holders (or any trustee, agent or representative therefor) of any of its other Material Indebtedness in each case pursuant to the terms of the documentation governing such Material Indebtedness.

The Borrower represents and warrants that it, its controlling Person and any Restricted Subsidiary, in each case, if any, either (i) has no registered or publicly traded securities outstanding, or (ii) files its financial statements with the Securities and Exchange Commission and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (x) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a)(i) and (ii) above, along with the Credit Documents, available to Public-Siders and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities.  The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower has no outstanding publicly traded securities, including 144A securities.

Any financial statement or other material required to be delivered pursuant to this Section 5.01 shall be deemed to have been furnished to the Lenders on the date that an electronic copy of such financial statement or other material is provided to the Administrative Agent or is available to the Administrative Agent on the website of the Securities and Exchange Commission at http://www.sec.gov or the Borrower’s internet website; provided that the Borrower will furnish paper copies of such financial statements and other materials to the Administrative Agent upon request, by notice to the Borrower, that the Borrower do so, until the Borrower receives notice from the Administrative Agent to cease delivering such paper copies.

SECTION 5.02.          Notices of Material Events.  The Borrower will furnish to the Administrative Agent written notice of the following promptly upon an officer of the Borrower obtaining knowledge thereof:

(a)          the occurrence of any Default;

(b)          the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c)          the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d)          any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.          Existence; Conduct of Business.  The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business (except, in each case, where any failure to do so could not reasonably be expected to result in a Material Adverse Effect); provided that the foregoing shall not prohibit any sale of assets, merger, consolidation, Division, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04.          Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, except where (i) (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such Subsidiary has set aside on its books reserves with respect thereto in accordance with GAAP, or (ii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.          Maintenance of Properties; Insurance.  (a)  The Borrower will, and will cause each of its Material Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted (except for failures to do so as could not reasonably be expected to have a Material Adverse Effect), (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (iii) cause all insurance policies or certificates in respect of property or general liability insurance of any Credit Party other than a Subsidiary Borrower, as requested by the Administrative Agent, to be endorsed to the benefit of the Administrative Agent (including, without limitation, by naming the Administrative Agent as lender loss payee, mortgagee and/or additional insured).  If the Borrower or any of its Material Subsidiaries shall fail to maintain insurance in accordance with this Section 5.05, or if any such Credit Party shall fail to so endorse and deliver all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

(b)          If any portion of any property subject to a Mortgage is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then Borrower will (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) cooperate with the Administrative Agent and provide information reasonably required by the Administrative Agent to comply with the Flood Insurance Laws and (iii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.

SECTION 5.06.          Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that, unless an Event of Default has occurred and is continuing, no more than one such inspection shall be conducted in any fiscal year.  Notwithstanding anything to the contrary in this Section 5.06, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product provided, that if the Borrower or such Restricted Subsidiary or Restricted Subsidiaries does not provide information in reliance on the exclusions in this sentence, it shall use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.

SECTION 5.07.          Compliance with Laws and Material Contractual Obligations.  The Borrower will, and will cause each of its Subsidiaries to, comply (a) with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, and (b) all material contractual obligations, except in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower will maintain in effect and enforce policies and procedures intended to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their respective capacities as such) with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08.          Use of Proceeds and Letters of Credit.  (a)  The proceeds of the Revolving Loans provided on the Closing Date shall be used to (i) refinance outstanding Indebtedness of the Borrower and its Subsidiaries under the Existing Credit Agreement and (ii) fund fees and expenses in connection with the refinancing of existing Indebtedness described in clause (i).  The proceeds of any Revolving Loans provided after the Closing Date (including pursuant to Section 2.08(d)) will be used for general corporate purposes of the Borrower and its Restricted Subsidiaries, including to refinance existing Indebtedness of the Borrower and its Subsidiaries and to pay related fees and expenses.  Letters of Credit will be issued only to support the ordinary course of business operations of the Borrower and its Restricted Subsidiaries.

(b)          The proceeds of the Term B Loans shall be used to refinance outstanding Indebtedness of the Borrower and its Subsidiaries under the Existing Credit Agreement.  The proceeds of

Incremental Term B Loans shall be used for general corporate purposes and as set forth in the applicable Incremental Term B Loan Amendment.

(c)          No part of the proceeds of any Loan will be used, whether directly or indirectly, to purchase or carry Margin Stock or for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents (in their respective capacities as such) shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or in an European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09.          Compliance with Environmental Laws.  (a)  The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws.  Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance with all applicable Environmental Laws or which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.10.          Further Assurances; etc.  (a)  The Borrower will, and will cause each of its Restricted Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or use commercially reasonable efforts to deliver to the Collateral Agent from time to time such schedules, confirmatory assignments, financing statements, transfer endorsements, certificates, reports, landlord waivers, flood zone determinations, flood insurance and related borrower notices, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require and as are generally consistent with the terms of this Agreement and the Security Documents and are necessary to effectuate the intent of said agreements.

(a)          The Borrower agrees that each action required by clause (a) of this Section 5.10 shall be completed promptly, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders (or such longer period of time as the Administrative Agent may reasonably specify); provided that in no event will the Borrower or any of its Restricted Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 5.10.

SECTION 5.11.          [Intentionally Omitted].

SECTION 5.12.          Margin Regulations.  The Borrower will take all actions so that at all times the fair market value of all Margin Stock owned by the Borrower and its Subsidiaries (other than Equity Interests of the Borrower held in treasury) shall not exceed $2,500,000.  So long as the covenant contained in the immediately preceding sentence is complied with, all Margin Stock at any time owned by the Borrower and its Subsidiaries will not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document.  Without excusing any violation of the first sentence of this Section 5.12, if at any time the fair market value of all Margin Stock owned by the Borrower and its Subsidiaries (other than Equity Interests of the Borrower held in treasury) exceeds $2,500,000, then (a) all Margin Stock owned by the Credit Parties (other than Equity Interests of the Borrower held in treasury) shall be pledged, and delivered for pledge, pursuant to the US Pledge Agreement and (b) the Borrower will execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with Regulations T, U and X.  If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding obligations hereunder shall be required, and subsequent makings of Loans and issuances of Letters of Credit shall be permitted, only in compliance with the applicable provisions of Regulations T, U and X.

SECTION 5.13.          Additional Guarantors and Collateral.  (a)  With respect to any fee interest in any real property (together with improvements thereof) having a fair market value (in the good faith opinion of the Borrower) of at least $5,000,000 acquired after the Closing Date by any Domestic Credit Party (or owned by any Domestic Credit Party acquired after the Closing Date), promptly provide to the Administrative Agent to the extent requested thereby: (i) a duly executed Mortgage providing for a first priority (subject to Permitted Liens) perfected Lien, in favor of the Administrative Agent, (ii) a current ALTA/ASCM survey of such real property, in form reasonably satisfactory to Administrative Agent, (iii) an ALTA Loan Title Insurance Policy, issued by an insurer reasonably acceptable to the Administrative Agent, insuring the Administrative Agent’s first priority Lien on such real property and containing such endorsements as the Administrative Agent reasonably requires, (iv) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above, (v) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower or the applicable Credit Party in the event any such property is located in a special flood hazard area) and (B) evidence of flood insurance as required by this Agreement, (vii) a zoning report from a nationally recognized zoning report provider or other provider reasonably acceptable to the Administrative Agent in form and substance reasonably satisfactory to Administrative Agent, (viii) a local counsel opinion as to the enforceability of the Mortgage, and such others matters as may be reasonably requested by Administrative Agent, in form and substances reasonably satisfactory to Administrative Agent, and (ix) such other certificates, documents and information with respect to such property as are reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property of the Borrower or any other Credit Party not subject to a Mortgage as of the Closing Date until at least 45 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) completed “Life of Loan” Federal Emergency Management Agency standard flood hazard determination(s) with respect to the Mortgaged Property and related documents with respect to the Mortgaged Property reasonably requested by any Lender; (ii) if such real property is located in a “special flood hazard area”, a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower or the applicable Credit Party and (iii) evidence of flood insurance as required by this Agreement.

(b)          With respect to any new Subsidiary (other than an Unrestricted Subsidiary, an SPC or an Immaterial Subsidiary) created (including by way of a Division) or acquired after the Closing Date by any Credit Party (which, for the purposes of this paragraph (b), shall include any existing Subsidiary that ceases to be an Unrestricted Subsidiary, an SPC or an Immaterial Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Subsidiary Guaranty, the US Security Agreement, the US Pledge Agreement, the UK Security Agreement or such other Security Document as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Equity Interests of such new Subsidiary that is owned by any Credit Party (provided that in no event shall (x) more than 65% of the total outstanding voting capital stock of any first-tier CFC or CFC Holdco, (y) any capital stock of any lower tier CFC or CFC Holdco, or (z) any capital stock of a Domestic Subsidiary of a CFC be pledged to secure Obligations of the Borrower or any Domestic Subsidiary), (ii) deliver to the Administrative Agent the certificates representing such pledged Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Credit Party, (iii) cause such new Subsidiary that is a Domestic Subsidiary (other than a CFC or CFC Holdco or a Domestic Subsidiary of a CFC) (A) to guaranty the Obligations of any Domestic Credit Party, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority (subject to Permitted Liens) security interest in the US Security Agreement Collateral and the US Pledge Agreement Collateral with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the US Security Agreement or the US Pledge Agreement or by law or as are reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of the certificates delivered on the Closing Date pursuant to Section 4.01(d), with appropriate insertions and attachments, (iv) cause such new Subsidiary that is a Foreign Subsidiary organized (or incorporated) under the same jurisdiction of organization (or incorporation) as a Subsidiary Borrower (A) to become a party to the Subsidiary Guaranty and the UK Security Agreement (in the case of a Foreign Subsidiary incorporated under the laws of England & Wales, Scotland, or Northern Ireland) or such other comparable Security Documents in form and substance reasonably satisfactory to the Administrative Agent, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority (subject to Permitted Liens) security interest in substantially all personal property owned by such Person (other than Excluded Assets) and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of the certificates delivered on the Closing Date pursuant to Section 4.01(d), with appropriate insertions and attachments or otherwise in a form reasonably acceptable to the Administrative Agent and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. The Borrower shall promptly notify the Administrative Agent (i) if any Domestic Subsidiary becomes a Material Subsidiary or ceases to be an SPC and (ii) if a Foreign Subsidiary organized (or incorporated) under the same jurisdiction of organization (or incorporation) as a Subsidiary Borrower becomes a Material Subsidiary or ceases to be an SPC.

(c)          The Borrower agrees to take all steps reasonably necessary to ensure that at all times (i) the aggregate assets of all Domestic Subsidiaries of the Borrower that are not Subsidiary Guarantors that have pledged their assets to secure the Obligations (any such Subsidiary, a “Non-Subject Domestic Subsidiary”) does not exceed ten percent (10%) of the Consolidated Domestic Net Assets of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries, and (ii) the Consolidated Net Income generated by Non-Subject Domestic Subsidiaries does not exceed ten percent (10%) of the Consolidated Net Income of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries.

(d)          The Borrower may, at any time or from time to time (and subject to the consent of the Administrative Agent (not to be unreasonably withheld)), designate one or more Wholly-Owned Foreign Subsidiaries of the Borrower as a Subsidiary Guarantor hereunder by furnishing to the Administrative Agent and the Lenders at least five Business Days before such designation is to take effect a supplement to the Subsidiary Guaranty, duly completed and executed by the Borrower and such Wholly-Owned Foreign Subsidiary, together with (i) the items described in Section 4.01(c) and Section 4.01(d)

relating to such Subsidiary Guarantor in form and substance satisfactory to the Administrative Agent, (ii) such security agreements and similar documents as the Administrative Agent shall reasonably request to accomplish the pledge by such Subsidiary Guarantor of substantially all of its personal property other than Excluded Assets (and excluding, for the avoidance of doubt, real property) to secure the obligations of any Subsidiary Borrowers that are Foreign Subsidiaries, and (iii) such other documents and information (including information relating to “know your customer” rules and regulations) as the Administrative Agent shall reasonably request.  Upon any such designation of a Wholly-Owned Foreign Subsidiary, the consent of the Administrative Agent and the delivery of the items required by this Section 5.13(d), such Subsidiary shall be a Subsidiary Guarantor hereunder and under the other Credit Documents (with the related rights and obligations).

SECTION 5.14.          Maintenance of Ratings.  The Borrower will use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s and (ii) a public rating (but not any specific rating) in respect of the Term B Facility from each of S&P and Moody’s.

SECTION 5.15.          Pensions.  (a)  Except in relation to the UK DB Pension Scheme, each UK Borrower shall ensure that it is not an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (U.K.)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are defined in sections 38 or 43 of the Pensions Act 2004) such an employer.

(b)          Each UK Borrower shall deliver to the Administrative Agent: (i) at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the UK Borrower); and (ii) at any other time if the Administrative Agent reasonably believes that any relevant statutory or auditing requirements are not being complied with, actuarial reports in relation to the UK DB Pension Schemes.

(c)          Each UK Borrower shall promptly notify the Administrative Agent (i) of any material change in the rate of contributions to the UK DB Pension Schemes paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise); (ii) of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to the Borrower or any of its Subsidiaries; and (iii) if it or any Credit Party receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

SECTION 5.16.          Centre of Main Interests.  Each UK Borrower shall maintain its centre of main interests in its jurisdiction of incorporation for the purposes of the Insolvency Regulation.

SECTION 5.17.          Designation of Subsidiaries.  The Borrower may at any time designate any Restricted Subsidiary of the Borrower (other than a Subsidiary Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary upon written notice to the Administrative Agent; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) immediately after giving effect to such designation, the Borrower shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 6.16, and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating compliance with such financial covenants, (c) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary, (d) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Specified Indebtedness and (e) at all times the aggregate Consolidated EBITDA of the Borrower and its Restricted Subsidiaries shall equal at least 90% of the Consolidated EBITDA of the Borrower and its

Subsidiaries (if the Borrower is at any time in violation of this clause (e) it shall immediately designate an Unrestricted Subsidiary or Unrestricted Subsidiaries, as applicable, as Restricted Subsidiaries to the extent necessary so that after giving effect to such designation(s) the Borrower is in compliance with this clause (e)); provided, further, that it is understood and agreed, that no Borrower may be designated as an Unrestricted Subsidiary and no Subsidiary Guarantor may be designated as an Unrestricted Subsidiary unless it is not required to be a Subsidiary Guarantor pursuant to the terms hereof.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Restricted Subsidiaries’ (as applicable) Investments therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon any re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Restricted Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s equity therein at the time of such re-designation.

SECTION 5.18.          Post-Closing Obligations.  (a)  No later than 60 days, in respect of clause (i) hereof, or 90 days, in respect to clause (ii) hereof, following the Closing Date (or in either case such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received with respect to

(i) each property owned in fee by a Credit Party and subject to a Mortgage as of the Closing Date, in each case in form and substance reasonably acceptable to the Administrative Agent the following:

(A) an amendment to each existing Mortgage (the “Mortgage Amendment”) to reflect the matters set forth in this Agreement, duly executed and acknowledged by the applicable Domestic Credit Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certifications and affidavits, as shall be required in connection with the recording or filing thereof under applicable law;

(B) a local counsel opinion as to the enforceability of the Mortgage as amended by the Mortgage Amendment, and such others matters as may be reasonably requested by Administrative Agent, in form and substances reasonably satisfactory to Administrative Agent;

(C) a date down endorsement (or similar title product) to each existing lenders’ title insurance policy, which shall reasonably assure the Administrative Agent as of the date of such endorsement that the real property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except for Permitted Liens;

(D) evidence of payment by the Borrower of all escrow charges and related charges, mortgage recording taxes, fees, charges and costs and expenses required for the recording of each Mortgage Amendment;

(E) such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title company to issue the endorsement contemplated above and evidence of payment of all applicable title insurance premiums, search and examination charges, and related charges required for the issuance of the endorsement; and

(ii) the Real Property locations listed on Schedule 5.18 hereto: (i) a duly executed Mortgage providing for a first priority (subject to Permitted Liens) perfected Lien, in favor of the Administrative Agent duly executed and acknowledged by the applicable Domestic Credit Party, and in form for recording in the recording office where such Mortgage is recorded, together with such certifications and affidavits, as are required in connection with the recording or filing thereof under applicable law, (ii) a current ALTA/ASCM survey of such real property to the extent requested by the Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, (iii) an ALTA Loan Title Insurance Policy in form and substance reasonably acceptable to the Administrative Agent, issued by an insurer reasonably acceptable to the Administrative Agent, insuring the Administrative Agent’s first priority Lien (subject to Permitted Liens) on such real property and containing such endorsements as the Administrative Agent reasonably requires, (iv) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above to the extent requested by the Administrative Agent, (v) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each real property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower or the applicable Credit Party in the event any such real property is located in a special flood hazard area) and evidence of flood insurance to the extent required by this Agreement, (vi) a zoning report from a nationally recognized zoning report provider to the extent requested by the Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, (vii) a local counsel opinion as to the enforceability of the Mortgage, and such others matters as may be reasonably requested by Administrative Agent, in form and substances reasonably satisfactory to Administrative Agent, and (viii) such other certificates, documents and information with respect to such property as are reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent;

(b)          No later than 30 days following the Closing Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Borrower must designate each material Wholly-Owned Subsidiary incorporated under the laws of England and Wales as of the Closing Date as a Subsidiary Guarantor (if not already) as set forth in Section 5.13.

(c)          To the extent not executed and delivered on the Closing Date, unless otherwise agreed by the Administrative Agent in its reasonable discretion, execute and deliver the documents and complete the tasks set forth on Schedule 5.18, in each case within the time limits specified on such schedule (or such later time as the Administrative Agent shall agree in its reasonable discretion).

ARTICLE VI

NEGATIVE COVENANTS

From the Closing Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draws, or been cash collateralized or supported by a back-to-back letter of credit reasonably acceptable to the applicable Issuing Bank, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.          Indebtedness.  None of the Borrower nor any of its Restricted Subsidiaries will, create, incur, assume or permit to exist any Indebtedness thereof, except:

(a)          Indebtedness created under the Credit Documents;

(b)          (i) Indebtedness existing on the Closing Date and set forth in Schedule 6.01, and any subsequently incurred Indebtedness under lines of credit to any Foreign Subsidiaries that were in effect on the Closing Date and (ii) extensions, renewals and replacements of any of the foregoing such Indebtedness and/or Indebtedness incurred in reliance on this clause (ii) to the extent that such extensions, renewals and replacements are not greater than (x) the principal amount or facility amount, as applicable, outstanding at the time of any such extension, renewal or replacement, plus (y) the Permitted Refinancing Amount;

(c)          intercompany Indebtedness among the Borrower and its Restricted Subsidiaries to the extent permitted by Sections 6.05(i) or (j) and Indebtedness of Foreign Credit Parties in respect of intercompany notes payable described in subsection (y) of the last paragraph of Section 6.04;

(d)          Indebtedness of the Borrower or any of its Restricted Subsidiaries under Swap Agreements or with respect to currency hedging arrangements so long as, in each case, the entering into of such Swap Agreements are bona fide hedging activities and are not for speculative purposes;

(e)          Indebtedness of the Borrower and its Restricted Subsidiaries consisting of (i) Capital Lease Obligations or (ii) purchase money Indebtedness described in Section 6.02(l);

(f)          Indebtedness of a Restricted Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) immediately after giving effect to such Permitted Acquisition, the Borrower shall be in compliance with the financial covenants set forth in Section 6.16 on a Pro Forma Basis, and any Indebtedness refinancing the same provided that any such refinancing Indebtedness has a Weighted Average Life to Maturity at the time such refinancing Indebtedness is incurred that is not less than the then remaining Weighted Average Life to Maturity of the Indebtedness being refinanced, is in a principal amount not in excess of the sum of (x) the principal amount of Indebtedness being refinanced, plus (y) the Permitted Refinancing Amount and contains covenants and events of default that, taken as a whole, in the Borrower’s good faith determination, are not materially more onerous to the Borrower than those of the Indebtedness being refinanced;

(g)          Indebtedness in respect of workers’ compensation claims, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, bid, payments, performance, advance payment or surety bonds and similar obligations and arrangements, in each case in the ordinary course of business;

(h)          to the extent that same constitutes Indebtedness, obligations in respect of earn-out arrangements pursuant to a Permitted Acquisition;

(i)          Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries of the Borrower from Persons other than the Borrower or any of its Restricted Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary’s working capital and other general corporate purposes and other Indebtedness of any such Foreign Subsidiary; provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries (excluding Indebtedness existing on the Closing Date and set forth on Schedule 6.01, subsequently incurred Indebtedness of any Foreign Subsidiaries that are Restricted Subsidiaries in respect of which commitments therefor were in effect on the Closing Date, and refinancings thereof by the applicable Restricted Subsidiary or another Restricted Subsidiary in the same country to the extent that such refinancings do not increase the amount of the applicable Indebtedness, other than in an amount equal to the Permitted Refinancing Amount, nor provide security not applicable to such scheduled or subsequently incurred Indebtedness, except to the extent secured and/or guaranteed by the Security Documents and/or the other applicable Credit Documents) shall not exceed $100,000,000 in the aggregate at any one time outstanding;

(j)          Receivables Indebtedness and Receivable Subordinated Indebtedness; provided that the Borrower shall at no time permit the aggregate outstanding amount of Receivables Indebtedness at any one time to exceed $200,000,000;

(k)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is promptly paid;

(l)          Indebtedness of the Borrower or any of its Restricted Subsidiaries that may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets permitted by this Agreement;

(m)          unsecured guarantees by the Borrower and its Restricted Subsidiaries in respect of Customer Financing;

(n)          Indebtedness consisting of guarantees (v) by the Borrower or its Restricted Subsidiaries of the pension obligations of Enodis Holdings or its Restricted Subsidiaries, (w) by the Domestic Credit Parties of each other’s Indebtedness and lease and other contractual obligations permitted under this Agreement, (x) by the Foreign Credit Parties of each other’s and each Domestic Credit Party’s Indebtedness permitted under this Agreement, (y) by External Subsidiaries of each other’s and each Credit Party’s Indebtedness permitted under this Agreement or (z) by any Credit Party of any Indebtedness permitted under this Agreement of any External Subsidiary (or by any Domestic Credit Party of any Indebtedness permitted under this Agreement of any Foreign Credit Party) so long as the amount of such Guarantee under this clause (z), when aggregated with (1) the aggregate outstanding principal amount of Intercompany Loans which are restricted in amount by the proviso to Section 6.05(i) and (2) the aggregate amount of contributions, capitalizations and debt forgiveness which are restricted in amount by the proviso to Section 6.05(j) and which have theretofore been made and not repaid do not at any time exceed the Dollar Equivalent of the greater of (x) $200,000,000 and (y) 10% of Consolidated Total Net Assets, determined at the time of the incurrence of such Indebtedness;

(o)          [intentionally omitted];

(p)          unsecured Indebtedness created under the Senior Notes Documents;

(q)          additional unsecured Indebtedness incurred by the Borrower and the Subsidiary Guarantors (other than Indebtedness of the type described in Section 6.01(n)(z)); provided that (i) no Default exists at the time of its incurrence or would result therefrom and (ii) such Indebtedness shall have a longer Weighted Average Life to Maturity than the then applicable Weighted Average Life to Maturity of the Term B Loans and a final maturity date which is at least six months after the latest scheduled Loan maturity date under this Agreement and the covenants and events of default applicable to such Indebtedness, taken as a whole, in the Borrower’s good faith determination are not materially more onerous to the Borrower than those of the Senior Note Documents;

(r)          so long as no Default then exists or would result therefrom, additional unsecured Indebtedness incurred by the Borrower for the purpose of (i) refinancing any portion of the Obligations or

(ii) refinancing other Indebtedness permitted hereunder; provided, however, that such refinancing Indebtedness pursuant to this clause (ii) has a Weighted Average Life to Maturity at the time such refinancing Indebtedness is incurred which is not less than the then remaining Weighted Average Life to Maturity of the Indebtedness being refinanced, is in a principal amount not in excess of (x) the principal amount of Indebtedness being refinanced, plus (y) the Permitted Refinancing Amount and contains covenants and events of default that, taken as a whole, in the Borrower’s good faith determination are not materially more onerous to the Borrower than those of the Indebtedness being refinanced;

(s)          Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(t)          Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements and cash management incurred in the ordinary course of business in respect of netting services and similar arrangements in each case in connection with cash management and deposit accounts, but only to the extent, with respect to any such arrangements, that the total amount of deposits subject to such arrangements equals or exceeds the total amount of overdrafts or similar obligations subject thereto;

(u)          Indebtedness consisting of unpaid insurance premiums owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business; and

(v)          Indebtedness incurred in consummating the Permitted Transactions.

For the avoidance of doubt, a permitted refinancing pursuant to Section 6.01(r) in respect of Indebtedness incurred pursuant to a Dollar-denominated basket shall not increase capacity to incur Indebtedness under such Dollar-denominated basket, and such Dollar-denominated basket shall be deemed to continue to be utilized by the amount of such permitted refinancing unless and until the Indebtedness incurred to effect such permitted refinancing is no longer outstanding.

The accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests, accretion or amortization of original issue discount or liquidation preferences and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the applicable Dollar Equivalent amount of any Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.  The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a consolidated balance sheet of the Borrower dated such date prepared in accordance with GAAP.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Further, for purposes of determining compliance with this Section 6.01, if an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Indebtedness (or any portion thereof) permitted by this Section 6.01, the Borrower may, in its sole discretion, classify or divide (and reclassify and redivide) such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred pursuant to only such clause or clauses (or any portion thereof); provided, that all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (a) of this Section 6.01.

SECTION 6.02.          Liens.  None of the Borrower nor any of its Restricted Subsidiaries will create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of the Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired; provided that the provisions of this Section 6.02 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(a)          inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which reserves have been established in accordance with GAAP;

(b)          Liens in respect of property or assets of the Borrower or any of its Restricted Subsidiaries imposed by law, that were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) that do not in the aggregate materially detract from the value of the Borrower’s or such Restricted Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Restricted Subsidiary, (y) that are being contested in good faith by appropriate proceedings for which reserves have been established in accordance with GAAP and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien or (z) securing obligations that are not more than 45 days past due;

(c)          Liens (other than Liens imposed under ERISA) (i) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and (ii) Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business and statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(d)          easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(e)          Liens arising out of the existence of judgments or awards (or appeal or surety bonds relating thereto) that do not constitute an Event of Default under clause (k) of Article VII;

(f)          [reserved];

(g)          with respect to any Foreign Subsidiary, other Liens arising mandatorily by Law under the laws of the jurisdiction under which such Foreign Subsidiary is organized (or incorporated); provided that Liens described in clauses (a) through (g) of this Section 6.02 shall not include Liens securing Indebtedness;

(h)          Liens in existence on the Closing Date that are listed, and the property subject thereto described, in Schedule 6.02, plus renewals, replacements and extensions of such Liens to the extent set forth in Schedule 6.02; provided that (i) such Liens secure no more than the aggregate principal amount of Indebted ness, if any, secured by such Liens on the Closing Date and (ii) such Liens do not encumber any additional assets or properties of the Borrower or any of its Restricted Subsidiaries other than those encumbered on the Closing Date, any replacements of such property or assets and accessions thereto and proceeds thereof, or after-acquired property of such Person of the same type and consistent with that contemplated at the time such original Lien was created;

(i)          Liens created pursuant to the Security Documents;

(j)          non-exclusive licenses, sublicenses, leases or subleases granted to other Persons in the ordinary course of the business of the Borrower or any of its Restricted Subsidiaries;

(k)          Liens on assets of the Borrower or any of its Restricted Subsidiaries subject to Capital Lease Obligations to the extent such Capital Lease Obligations are permitted by Section 6.01(e); provided that (i) such Liens only serve to secure the payment of Indebtedness arising under such Capital Lease Obligation and (ii) the Lien encumbering the asset giving rise to the Capital Lease Obligation does not encumber any other asset of the Borrower or any Restricted Subsidiary of the Borrower (other than proceeds of the asset giving rise to such Capital Lease Obligation);

(l)          Liens on fixed or capital assets used in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries and created at the time of the acquisition or construction or improvement thereof by the Borrower or such Restricted Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price or construction or improvement cost thereof or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that (i) the Indebtedness secured by such Liens is permitted by Section 6.01(e) and (ii) in all events, any Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Restricted Subsidiary (other than proceeds of such equipment or machinery);

(m)          Liens arising from precautionary UCC financing statement filings regarding operating leases;

(n)          statutory and common law landlords’ liens under leases to which the Borrower or any of its Restricted Subsidiaries is a party;

(o)          Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of the Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 6.01(f), (ii) such Liens are not created in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Restricted Subsidiaries other than any replacements of such property or assets and accessions thereto and proceeds thereof, or, in the case of any acquired Restricted Subsidiary, after-acquired property of such Person of the same type and consistent with that contemplated at the time such original Lien was created and (iii) such Liens secure no greater principal amount of Indebtedness than the aggregate principal amount of the Indebtedness, if any, secured by such Liens on the date of the Permitted Acquisition;

(p)          Liens on assets of Foreign Subsidiaries that are not Credit Parties and that secure Indebtedness permitted to be incurred by such Foreign Subsidiaries pursuant to Section 6.01;

(q)          Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r)          Liens granted by Restricted Subsidiaries of the Borrower that are not Credit Parties in favor of the Borrower or any Subsidiary Guarantor;

(s)          Liens upon assets of an SPC granted in connection with a Permitted Securitization (including customary backup Liens granted by the transferor in accounts receivable and related rights transferred to an SPC);

(t)          customary Liens in favor of banking institutions encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business;

(u)          rights of customers (or institutions providing financing to such customers) with respect to inventory which arise from deposits and progress payments made in the ordinary course of business;

(v)          Liens upon Equity Interests of Unrestricted Subsidiaries;

(w)          transfer restrictions, purchase options, calls or similar rights of third-party joint venture partners with respect to Equity Interests of joint venture entities;

(x)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business permitted by this Agreement;

(y)          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(z)          Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of any Restricted Subsidiary in the ordinary course of business;

(aa)          Liens on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(bb)          Liens consisting of an agreement to dispose of any property in a disposition permitted hereunder, to the extent that such disposition would have been permitted on the date of the creation of such Lien;

(cc)          Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(dd)          Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(ee)          Liens on property subject to any sale and leaseback transaction permitted hereunder;

(ff)          Liens created by the transfer of title to work in progress to customers in return for progress payments; and

(gg)          other Liens incidental to the conduct of the business of the Borrower or any of its Restricted Subsidiaries that do not secure outstanding obligations in the aggregate in excess of $25,000,000 at any one time outstanding for all such Liens.

For purposes of determining compliance with this Section 6.02, if a Lien meets, in whole or in part, the criteria of one or more of the categories of Liens (or any portion thereof) permitted in this Section 6.02, the Borrower may, in its sole discretion, classify or divide (or reclassify or redivide) such Lien (or any portion thereof) in any manner that complies with this Section 6.02 and will be entitled to only include the amount and type of such Lien or liability secured by such Lien (or any portion thereof) in one of the above clauses and such Lien will be treated as being incurred pursuant to only such clause or clauses (or any portion thereof).

SECTION 6.03.          Merger, Sale of Assets, Change in Business.  (a)  None of the Borrower nor any of its Restricted Subsidiaries will wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation or consummate a Division as the Dividing Person, or convey, sell, lease or otherwise dispose (whether effected pursuant to a Division or otherwise) of all or any part of its property or assets (whether now owned or hereafter acquired), or enter into any Sale-Leaseback Transactions, except that:

(i) capital expenditures by the Borrower or any of its Restricted Subsidiaries shall be permitted;

(ii) each of the Borrower and its Restricted Subsidiaries may make sales and/or rentals of inventory in the ordinary course of business;

(iii) each of the Borrower and its Restricted Subsidiaries may sell or otherwise transfer obsolete, uneconomic, surplus or worn-out equipment, materials or other assets in the ordinary course of business;

(iv) Investments may be made to the extent permitted by Section 6.05;

(v) the Borrower and its Restricted Subsidiaries may sell assets (other than the Equity Interests of any Wholly-Owned Subsidiary unless all of the Equity Interests are sold in accordance with this clause (v)) so long as (A) no Default or Event of Default then exists or would result therefrom, (B) each such sale is in an arm’s-length transaction and the Borrower or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Restricted Subsidiary, as the case may be), (C) the total consideration received by the Borrower or such Restricted Subsidiary is at least 70% cash, Cash Equivalents or Foreign Cash Equivalents (it being understood that for purposes of this clause (C) the following shall be deemed to be cash and Cash Equivalents (x) any liabilities relating to any asset or of any Restricted Subsidiary that is subject to such sale (other than liabilities that are expressly subordinated to the Obligations) to the extent that the Borrower and its Restricted Subsidiaries are released from any liability thereunder, (y) any note or security that is sold for cash, Cash Equivalents or Foreign Cash Equivalents within 180 days following the date of receipt thereof and (z) Designated Non-Cash Consideration in an aggregate amount for all such dispositions not to exceed $25,000,000 at any one time outstanding (without giving effect to any write-down or write–off thereof)) is paid at the time of the closing of such sale and (D) the aggregate amount of the Net Proceeds received from all assets sold in reliance on this clause (v) shall not exceed for the fiscal year ended December 31,

2018, $75,000,000, or in any fiscal year thereafter, the greater of (1) $150,000,000 and (2) 7.5% of Consolidated Total Net Assets, determined as of the end of the most recent Test Period prior to such sale; provided, that, notwithstanding the foregoing, 100% of the unused amounts in respect of this sub-clause (D) may be carried forward to the immediately succeeding fiscal year (but not any other fiscal year) (it being understood that any amount so carried forward shall be deemed to be used last in such subsequent calendar year);

(vi) each of the Borrower and its Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capital Lease Obligation except to the extent permitted by Section 6.01(e));

(vii) transfers of condemned real property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned such property (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement ;

(viii) each of the Borrower and its Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Restricted Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent’s security interest in the asset or property subject thereto;

(iv) the Borrower may transfer assets to any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor (or which substantially contemporaneously with such transfer becomes a Subsidiary Guarantor) and any Restricted Subsidiary of the Borrower may transfer assets to the Borrower or to any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor (or which substantially contemporaneously with such transfer becomes a Subsidiary Guarantor), in each case so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

(x) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower so long as (I) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation, (II) in the case of any such merger, dissolution or liquidation involving a Domestic Credit Party and a Subsidiary that is not a Domestic Credit Party, the Domestic Credit Party is the surviving Person of any such merger, dissolution or liquidation, (III) in the case of any such merger, dissolution or liquidation involving a Restricted Subsidiary and an Unrestricted Subsidiary, the Restricted Subsidiary is the surviving Person of any such merger, dissolution or liquidation, (IV) in all other cases, a Wholly-Owned Domestic Subsidiary is the surviving corporation of any such merger, dissolution or liquidation, (V) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (VI) the Borrower has complied with Section 5.13, if applicable;

(xi) any Foreign Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Subsidiary of the Borrower so long as (I) the Wholly-Owned Subsidiary of the Borrower is the survivor of such merger, dissolution or liquidation and, if either party is a Subsidiary Borrower, a Subsidiary Borrower is the survivor of such merger dissolution or liquidation, (II) in the case of any such merger, dissolution or liquidation involving a Restricted Subsidiary and an Unrestricted Subsidiary, the Restricted Subsidiary is the surviving Person of any such merger, dissolution or liquidation, (III) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the equity interests of such Foreign Subsidiary or Wholly-Owned Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (III) any guaranty made in favor of the Administrative Agent for the benefit of the Secured Creditors by such Foreign Subsidiary or Wholly-Owned Subsidiary shall remain in full force and effect;

(xii) the Borrower and its Restricted Subsidiaries may transfer or otherwise dispose of non-core assets for fair market value (as determined in good faith by the Borrower) acquired in any Permitted Acquisitions;

(xiii) subject to Section 6.01(j), each of the Borrower and its Restricted Subsidiaries may from time to time (I) sell accounts receivable (and related assets) pursuant to, and in accordance with the terms of, a Permitted Securitization and (II) repurchase accounts receivable and related assets theretofore sold pursuant to a Permitted Securitization in the ordinary course of business and pursuant to customary repurchase obligations in Permitted Securitizations;

(xiv) the Borrower may enter into one or more Sale-Leaseback Transactions;

(xv) Restricted Payments may be made as, and to the extent, permitted by Section 6.04 and Liens may be created to the extent permitted under Section 6.02; and

(xvi) the Borrower may transfer assets to any Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary) of the Borrower, and any Wholly-Owned Subsidiary of the Borrower may transfer assets to the Borrower or to any other Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary), in connection with the Permitted Transactions.

(b)          None of the Borrower nor any of its Restricted Subsidiaries will engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the Closing Date and businesses ancillary, complementary or reasonably related thereto.

SECTION 6.04.          Restricted Payments.  None of the Borrower nor any of its Restricted Subsidiaries will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)          the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in Qualified Equity Interests;

(b)          Restricted Subsidiaries may declare and make Restricted Payments ratably (or on a more favorable basis from the perspective of the Borrower) with respect to their Equity Interests;

(c)          the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit, incentive or compensation plans for directors, management or employees of the Borrower and its Restricted Subsidiaries;

(d)          [Intentionally Omitted];

(e)          so long as no Default has occurred and is continuing or would result therefrom, the Borrower may declare and make Restricted Payments in an aggregate amount not to exceed $10,000,000 in any fiscal year in respect of dividends on the Borrower’s common stock;

(f)          so long as no Default has occurred and is continuing at the time of and immediately after giving effect to any such Restricted Payment, the Borrower may make additional Restricted Payments in an amount not to exceed the Available Amount; provided that at the time of and immediately after giving effect to any such Restricted Payment referred to in this clause (f), giving effect to such Restricted Payment and any related transaction on a Pro Forma Basis, the Consolidated Total Leverage Ratio as of the then most recent Test Period shall not exceed 4.00 to 1.00;

(g)          the Borrower may make additional Restricted Payments; provided that at the time of and immediately after giving effect to any such Restricted Payment, (i) no Default shall have occurred and be continuing or would result therefrom and (ii) giving effect to such Restricted Payment and any related transaction on a Pro Forma Basis the Consolidated Total Leverage Ratio as of the then most recent Test Period shall not exceed 3.50 to 1.00;

(h)          so long as no Default has occurred and is continuing or would result therefrom, the Borrower may declare and make additional Restricted Payments in an aggregate amount not to exceed $30,000,000 during the term of this Agreement;

(i)          the Borrower or any Restricted Subsidiary may redeem or repurchase Equity Interests or other stock-based awards under any stock option plan, incentive plan, compensation plan or other benefit plan from officers, employees and directors of the Borrower or any of its Subsidiaries (or their estates, spouses or former spouses) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise, so long as (i) no Event of Default has occurred and is continuing and (ii) the aggregate amount of cash used to effect Restricted Payments pursuant to this clause (d) in any fiscal year of the Borrower does not exceed the sum of (y) $5,000,000 plus (z) the net cash proceeds of any “key-man” life insurance policies of the Borrower or any Restricted Subsidiary that have not been used to make any repurchases, redemptions or payments under this Section 6.04(i);

(j)          to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by Section 6.03;

(k)          the Borrower may purchase fractional shares of its Equity Interests arising out of stock dividends, splits, combinations or business combinations (provided such transaction shall not be for the purpose of evading this limitation); and

(l)          the Borrower and its Restricted Subsidiaries may make other Restricted Payments in an amount equal to the Excluded Contribution Amount.

Notwithstanding clause (b) of this Section 6.04, other than in connection with the Permitted Transactions, a Foreign Credit Party may not pay any dividend to an External Subsidiary unless (x) such dividend is substantially contemporaneously therewith directly or indirectly remitted as a dividend or distribution to a Domestic Credit Party, (y) such dividend is in the form of an intercompany note payable of such Foreign Credit Party that is subordinated on terms substantially in the form of Exhibit C or otherwise reasonably satisfactory to the Administrative Agent to the obligations of such Foreign Credit Party under the Credit Documents (a “Dividend Note”) or (z) at the time such dividend is paid no Default has occurred and is continuing and, upon giving effect to such dividend, the Outflow Amount (as defined below) does not exceed $35,000,000.  For purposes hereof, “Outflow Amount” means an amount equal to (1) the aggregate amount of (A) all dividends paid by Foreign Credit Parties to External Subsidiaries after the

Closing Date other than as permitted by subsection (x) or (y) of the preceding sentence plus (B) all amounts (including principal, interest and other amounts) paid by Foreign Credit Parties to non-Credit Parties after the Closing Date in respect of Dividend Notes (other than such amounts substantially contemporaneously therewith directly or indirectly remitted as a dividend or distribution to a Domestic Credit Party) minus (2) the amount of all cash capital contributions or other cash payments received by such paying Foreign Credit Parties from External Subsidiaries after the Closing Date.  Payments (including principal, interest and other amounts) on account of Dividend Notes shall only be made if a dividend in the amount of such payment could then be made pursuant to subsection (z) of the second sentence of this Section 6.04; provided that the foregoing restriction shall not apply to such payments to the extent they are either made to a Credit Party or are substantially contemporaneously therewith directly or indirectly remitted as a dividend or a distribution to a Domestic Credit Party.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.04 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 6.04 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

SECTION 6.05.          Advances, Investments and Loans.  None of the Borrower nor any of its Restricted Subsidiaries will directly or indirectly, purchase or acquire (including pursuant to any merger with any Person not a Wholly-Owned Subsidiary prior to such merger) any stock, obligations or securities (including any option, warrant or other right to acquire any of the foregoing) of, or any other interest in, or make any capital contribution to, any Person, or lend money or make advances to any Person, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(a)          the Borrower and its Domestic Subsidiaries may acquire and hold cash and Cash Equivalents and Foreign Subsidiaries of the Borrower may acquire and hold cash, Cash Equivalents and Foreign Cash Equivalents;

(b)          the Borrower and its Restricted Subsidiaries may hold the Investments held by them on the Closing Date, and make Investments contemplated on the Closing Date to be made, in each case described on Schedule 6.05 and amendments, extensions and renewals thereof that do not increase the amount thereof, provided that any additional Investments made with respect thereto shall be permitted only if independently permitted under the other provisions of this Section 6.05;

(c)          the Borrower and its Restricted Subsidiaries may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(d)          the Borrower and its Restricted Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances);

(e)          the Borrower may acquire and hold obligations of one or more officers, directors or other employees of the Borrower or any of its Restricted Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of Equity Interests of the Borrower so long as no cash is paid by the Borrower or any of its Restricted Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

(f)          the Borrower and its Restricted Subsidiaries may enter into Swap Agreements to the extent permitted by Section 6.01(d);

(g)          the Borrower and its Restricted Subsidiaries may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 6.03(a)(iii), (v) or (xii);

(h)          the Borrower and its Restricted Subsidiaries may acquire and hold accounts receivables owing to any of them (i) if created or acquired in the ordinary course of business of the Borrower or such Restricted Subsidiary or (ii) as contemplated by Section 6.03(a)(xiii)(II);

(i)          the Borrower and its Wholly-Owned Subsidiaries may make intercompany loans and advances between and among one another (collectively, “Intercompany Loans”); provided that (I) at no time shall the sum of (A) the aggregate outstanding principal amount of all Intercompany Loans (excluding Intercompany Loans outstanding on the Closing Date and set forth on Schedule 1.02 and Intercompany Loans permitted by Section 6.05(n)) made pursuant to this clause (i) by Credit Parties to External Subsidiaries or by Domestic Credit Parties to Foreign Credit Parties, plus (B) the aggregate amount of contributions, capitalizations and forgivenesses (excluding any contributions, capitalizations and forgivenesses permitted by Section 6.05(b) or 6.05(n)) made after the Closing Date by Credit Parties to (or in respect of) External Subsidiaries and by Domestic Credit Parties to (or in respect of) Foreign Credit Parties, in each case pursuant to Section 6.05(j) (net of cash equity returns), plus (C) the outstanding amount of Guarantees issued pursuant to Section 6.01(n)(z) exceed the Dollar Equivalent of the greater of (x) $200,000,000 and (y) 10% of Consolidated Total Net Assets, determined at the time of incurrence of such Intercompany Loan (determined without regard to any write-downs or write-offs of such Intercompany Loans), (II) no Intercompany Loans may be made by a Credit Party to an External Subsidiary or by a Domestic Credit Party to a Foreign Credit Party at a time that an Event of Default exists and is continuing and (III) each Intercompany Loan made to any Credit Party by an External Subsidiary shall include (or, if not evidenced by an intercompany note, the books and records of the respective parties shall note that such Intercompany Loan shall be subject to) the subordination provisions attached as Exhibit C;

(j)          the Borrower and its Wholly-Owned Subsidiaries may make cash or non-cash capital contributions (including the fair market value of non-cash distributions as determined by Borrower in its reasonable direction) to their respective Wholly-Owned Subsidiaries, and may capitalize or forgive any Indebtedness owed to them by a Wholly-Owned Foreign Subsidiary or a Wholly-Owned Domestic Subsidiary and outstanding under clause (i) of this Section 6.05; provided that (I) at no time shall the sum of (A) the aggregate amount of such contributions, capitalizations and forgiveness (excluding any contributions, capitalizations and forgivenesses permitted by Section 6.05(b) or 6.05(n)) made after the Closing Date by Credit Parties to External Subsidiaries or by Domestic Credit Parties to Foreign Credit Parties (net of cash equity returns), plus (B) the aggregate outstanding principal amount of Intercompany Loans (excluding Intercompany Loans outstanding on the Closing Date and set forth on Schedule 1.02 and Intercompany Loans permitted by 6.05(n)) made by Credit Parties to External Subsidiaries and by Domestic Credit Parties to Foreign Credit Parties, in each case pursuant to Section 6.05(i) (determined without regard to any write-downs or write-offs thereof), plus (C) the outstanding amount of Guarantees issued pursuant to Section 6.01(n)(z), exceed the Dollar Equivalent of the greater of (x) $200,000,000 and (y) 10% of Consolidated Total Net Assets, determined at the time of incurrence of such contribution, capitalization or forgiveness, (II) Domestic Credit Parties may only make capital contributions to, and capitalize or forgive any Indebtedness owed to them by, a Wholly-Owned Foreign Subsidiary and Foreign Credit Parties may only make capital contributions to, and capitalize or forgive any Indebtedness owed to them by, a Wholly

Owned Foreign Subsidiary that is not a Foreign Credit Party, in each case pursuant to this clause (j) to the extent (A) required to comply with any thin capitalization rules applicable to such Wholly-Owned Foreign Subsidiary or (B) that the making of Intercompany Loans to such Wholly-Owned Foreign Subsidiary could reasonably be expected to have adverse tax consequences to the Credit Party making the same or the Borrower, and (III) no such contributions, capitalizations or forgivenesses may be made by a Credit Party to an External Subsidiary or by a Domestic Credit Party to a Foreign Credit Party at any time that an Event of Default exists and is continuing;

(k)          the Borrower and its Restricted Subsidiaries may make transfers of assets among the Borrower and its Restricted Subsidiaries as permitted by Sections 6.03(a)(ix), (x), (xi) and (xvi);

(l)          so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Restricted Subsidiaries may make Investments not otherwise permitted by this Section 6.05 in an aggregate amount not to exceed the greater of (i) $200,000,000 and (ii) 10% of Consolidated Total Net Assets (with respect to any Investment made in reliance on this clause (l)), as of the last day of the most recent Test Period prior to the making thereof (taking the fair market value (as determined in good faith by the Borrower) of property other than cash) at any one time outstanding (determined without regard to any write-downs or write-offs thereof);

(m)          subject to the provisions of this Section 6.05(m) and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Subsidiaries may from time to time effect Permitted Acquisitions, so long as:  (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) at any time when the Consolidated Senior Secured Leverage Ratio is greater than or equal to 4.00 to 1.00 (immediately after giving effect to such investment) the aggregate amount of cash consideration for any investment made pursuant to this Section 6.05(m) by any Domestic Credit Party in a Person that is not or will not become a Domestic Credit Party or of assets that do not become US Security Agreement Collateral (for a reason other than such assets constituting Excluded Assets) while this clause (ii) is applicable, when added to the aggregate amount of such cash consideration for all other such investments made pursuant to this Section 6.05(m) while this clause (ii) is applicable in the four consecutive fiscal quarter period of the Borrower as the four consecutive fiscal quarter period of the Borrower in which such investment occurs shall not exceed the greater of $125,000,000 and 6.25% of the Borrower’s Consolidated Total Net Assets as of the then most recently ended Test Period of cash consideration; (iii) if the proposed Permitted Acquisition is for aggregate consideration of $75,000,000 or more, the Borrower shall have given to the Administrative Agent at least 5 Business Days’ prior written notice of such proposed Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall be executed by a Financial Officer of the Borrower and shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; and (iv) giving effect to such Permitted Acquisition, the Borrower is in compliance with Section 6.16, on a Pro Forma Basis as of the then most recently ended Test Period;

(n)          the Borrower and its Restricted Subsidiaries may consummate Permitted Transactions (subject, in the case of Intercompany Loans with respect to Permitted Transactions, to the requirements of clause (II) of Section 6.05(i));

(o)          the Borrower and its Restricted Subsidiaries may make Investments in an amount up to the Excluded Contribution Amount;

(p)          other Investments in an amount not to exceed the Available Amount; provided that, at the time each such Investment is made no Default shall have occurred and be continuing or would result therefrom;

(q)          the Borrower and its Restricted Subsidiaries may make other Investments; provided that at the time of and immediately after giving effect to any such Investment referred to in this clause (q), (i) no Default shall have occurred and be continuing or would result therefrom and (ii) upon giving effect to such Investment and any related transaction on a Pro Forma Basis the Consolidated Total Leverage Ratio as of the last day of the then most recent Test Period shall not exceed 3.75 to 1.00;

(r)          deposits to secure bids, tenders, utilities, vendors, leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other deposits of like nature arising in the ordinary course of business;

(s)          any SPC engaged in a Permitted Securitization may make Investments and the Borrower or any Restricted Subsidiary may make Investments in an SPC engaged in a Permitted Securitization, in each case in connection with a Permitted Securitization so long as any resulting Receivables Indebtedness would be permitted under Section 6.01;

(t)          investments in prepaid expenses, utility and workers’ compensation, performance and other similar deposits, each as entered into in the ordinary course of business; and

(u)          investments consisting of the non-exclusive licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (with respect to any investment made other than in the form of cash, Cash Equivalents or Foreign Cash Equivalents, valued at the fair market value thereof (as reasonably determined by the Borrower in good faith) at the time of the making thereof), without adjustment for subsequent increases or decreases in the value of such Investment, less any amount repaid, returned, distributed or otherwise received in respect of any Investment.

Any Investment in any Person other than a Domestic Credit Party that is otherwise permitted by this Section 6.05 may be made through intermediate Investments in Restricted Subsidiaries that are not Domestic Credit Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above.

For purposes of determining compliance with this Section 6.05, if an Investment meets, in whole or in part, the criteria of one or more of the categories of Investments (or any portion thereof) permitted in this Section 6.05, the Borrower may, in its sole discretion, classify or divide (or reclassify or redivide) such Investment (or any portion thereof) in any manner that complies with this Section 6.05 and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one of the above clauses and such investment will be treated as being incurred pursuant to only such clause or clauses (or any portion thereof).

SECTION 6.06.          Transactions with Affiliates.  None of the Borrower nor any of its Restricted Subsidiaries will enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Restricted Subsidiaries, other than in the ordinary course of business and on terms and conditions (in the Borrower’s good faith judgment) substantially as favorable, taken as a whole, to the Borrower or such Restricted Subsidiary as would reasonably be obtained by the Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

(a)          Restricted Payments may be made to the extent permitted by Section 6.04;

(b)          loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 6.01, 6.03 or 6.05;

(c)          customary fees may be paid to non-officer directors of the Borrower and its Restricted Subsidiaries;

(d)          the Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, severance arrangements, and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(e)          Restricted Subsidiaries of the Borrower may pay management fees, licensing fees and similar fees to (i) the Borrower or any Subsidiary Guarantor or (ii) any other Restricted Subsidiary so long as such fees are no greater than would result from an arm’s-length transaction;

(f)          [intentionally omitted];

(g)          pledges of equity interests of Unrestricted Subsidiaries to secure Indebtedness of such Unrestricted Subsidiaries; and

(h)          the Borrower and its Wholly-Owned Subsidiaries may otherwise engage in transactions exclusively between or among themselves so long as such transactions are otherwise permitted under this Agreement.

SECTION 6.07.          Use of Proceeds.  No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents (in their respective capacities as such) shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c)  in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.08.          Limitations on Payments and Prepayments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc.  None of the Borrower nor any of its Restricted Subsidiaries will:

(a)          directly or indirectly, make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Specified Indebtedness, or make any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of such Specified Indebtedness, except:

(i) regularly scheduled interest and principal payments (including regularly scheduled amortization and AHYDO catch up payments) as and when due in respect of any Specified Indebtedness, other than payments prohibited by any subordination provisions thereof;

(ii) refinancings of Specified Indebtedness with the proceeds of other refinancing Indebtedness permitted in respect thereof under Section 6.01(b), (f), (i) or (r) (in each case as refinancing Indebtedness referred to in such clauses);

(iii) payments of or in respect of Specified Indebtedness in an amount up to the Excluded Contribution Amount;

(iv) payments of or in respect of Specified Indebtedness made solely with Qualified Equity Interests in the Borrower or the conversion of any Specified Indebtedness into Qualified Equity Interests of the Borrower;

(v) payments made by a Restricted Subsidiary that is not a Credit Party of or in respect of Specified Indebtedness incurred by any such Restricted Subsidiary;

(vi) payments of or in respect of Specified Indebtedness so long as at the time of and immediately after giving effect to any such payment referred to in this clause (i), (x) no Default shall have occurred and be continuing or would result therefrom and (y) giving effect to such payment and any related transaction on a Pro Forma Basis the Senior Secured Leverage Ratio as of the then most recent Test Period shall not exceed 3.50 to 1.00;

(vii) other payments of or in respect of Specified Indebtedness so long that at the time of and immediately after giving effect thereto, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (2) the amount of such payment shall not exceed the Available Amount as of the date thereof, and (3) giving effect to such payment and any related transaction on a Pro Forma Basis the Senior Secured Leverage Ratio as of the then most recent Test Period shall not exceed 4.00 to 1.00; and

(viii) payments made by an SPC in respect of Receivables Subordinated Indebtedness.

(b)          amend or modify, or agree to the amendment or modification, of any documents pursuant to which Indebtedness subordinated to any of the Obligations was incurred or by which it is governed, in each such case in a manner that has the effect of either violating the subordination terms applicable thereto subordinating such Indebtedness to the Obligations or modifying such subordination terms in a manner adverse to the interests of the Lenders; or

(c)          amend, modify or change any Tax Sharing Agreement or its certificate or articles of incorporation, certificate of formation, limited liability company agreement or by‑laws (or the equivalent organizational (or constitutional) documents), as applicable, or any agreement entered into by it with respect to its Equity Interests (including any shareholders’ agreement), or enter into any new Tax Sharing Agreement or agreement with respect to its Equity Interests, unless such new agreement or amendment, modification, change or other action contemplated by this clause (c) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect.

SECTION 6.09.          Restrictive Agreements.  None of the Borrower nor any of its Restricted Subsidiaries will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or the other Credit Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the Closing Date identified on Schedule 6.09 (but shall apply to any extension, renewal, amendment or modification that expands the scope of, any such restriction or condition), (iii) the foregoing shall not apply to any restrictions or conditions contained in any Senior Note Documents issued subsequent to the Closing Date; provided that any Senior Note Documents issued subsequent to the Closing Date pursuant to Section 6.01(r)(i) shall not contain covenants or events of default that, taken as a whole, in the Borrower’s good faith determination, are materially more onerous to the Borrower than those of the Senior Note Documents, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets (including a Restricted Subsidiary) pending consummation of such transaction, provided that such restrictions and conditions apply only to the assets and/or Subsidiaries that are to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof, (vii) in the case of any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary, the foregoing shall not apply to restrictions and conditions imposed by its organizational or constitutional documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Restricted Subsidiary and to the Equity Interests of such Restricted Subsidiary, (viii) the foregoing shall not apply to customary restrictions on cash or other deposits or net worth required by customers under contracts entered into in the ordinary course of business, (ix) the foregoing shall not apply to restrictions that exist in any agreement at the time any Person becomes a Restricted Subsidiary, provided such agreement was not entered into in contemplation of such Person becoming a Subsidiary and such restrictions apply only to such Person and assets thereof and (x) the foregoing shall not apply to customary restrictions and conditions contained in agreements related to Permitted Securitizations.

SECTION 6.10.          End of Fiscal Years; Fiscal Quarters.  The Borrower will cause (i) each of its fiscal years to end on December 31 of each year and (ii) its fiscal quarters to end on March 31, June 30, September 30 and December 31, respectively, of each year.

SECTION 6.11.          Limitation on Issuance of Equity Interests.  (a)  None of the Borrower nor any of its Restricted Subsidiaries will issue Disqualified Equity Interests.

(a)          No Restricted Subsidiary will issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for transfers and replacements of then outstanding shares of Equity Interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower and its Restricted Subsidiaries in any class of the Equity Interests of such Restricted Subsidiary, (iii) in the case of Foreign Subsidiaries, to qualify directors to the extent required by applicable law and for other nominal share issuances to Persons other than the Borrower and its Restricted Subsidiaries to the extent required under applicable law or (iv) for issuances by newly created or acquired Restricted Subsidiaries in accordance with the terms of this Agreement.

SECTION 6.12.          [Intentionally Omitted].

SECTION 6.13.          [Intentionally Omitted].

SECTION 6.14.          Swap Agreements.  None of the Borrower nor any of its Restricted Subsidiaries will enter into any Swap Agreement, except (a) Swap Agreements entered into intended to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Restricted Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed or floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

SECTION 6.15.          [Intentionally omitted].

SECTION 6.16.          Financial Covenants.  Without the written consent of the Required Revolving Lenders:

(a)          Maximum Consolidated Total Leverage Ratio.  The Borrower will not permit the Consolidated Total Leverage Ratio for any fiscal quarter of the Borrower set forth below to be greater than or equal to the ratio set forth opposite such fiscal quarter below (such ratio, the “Applicable Ratio”):

Fiscal Quarter Ending	Ratio
December 31, 2018	5.75:1.00

March 31, 2019	5.75:1.00
June 30, 2019	5.75:1.00
September 30, 2019	5.75:1.00
December 31, 2019	5.50:1.00

March 31, 2020	5.50:1.00
June 30, 2020	5.50:1.00
September 30, 2020	5.50:1.00
December 31, 2020	5.25:1.00

March 31, 2021	5.25:1.00
June 30, 2021	5.25:1.00
September 30, 2021	5.25:1.00
December 31, 2021	4.75:1.00

March 31, 2022	4.75:1.00
June 30, 2022	4.75:1.00
September 30, 2022	4.75:1.00
December 31, 2022 and each fiscal quarter thereafter	4.25:1.00

Notwithstanding the foregoing, during a Transition Period in respect of any Covenant Holiday Acquisition, the Consolidated Total Leverage Ratio may exceed the Applicable Ratio by up to (and including) 0.50:1.00; provided, however, that no event shall the Consolidated Total Leverage Ratio exceed 5.50:1.00 as a result of a Covenant Holiday Acquisition; provided further that (i) no more than two Covenant Holiday Acquisitions may be designated over the life of this Agreement and (ii) there shall be at least two full consecutive fiscal quarters ended after the Transition Period in respect of a Covenant Holiday Acquisition prior to the Borrower being able to designate a second Covenant Holiday Acquisition.

(b)          Minimum Consolidated Interest Coverage Ratio.  The Borrower will not permit the Consolidated Interest Coverage Ratio for any fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio
December 31, 2018	2.50:1.00
March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019	2.50:1.00 2.50:1.00 2.50:1.00 2.75:1.00
March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020 and each fiscal quarter thereafter	2.75:1.00 2.75:1.00 2.75:1.00 3.00:1.00

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) occurs after the Closing Date:

(a)          any of the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)          any of the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)          any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)          the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08, or in Article VI; provided that a Default or an Event of Default that results from a failure of the Borrower to comply with Section 6.16 shall not constitute a Default or Event of Default for purposes of or with respect to the Term B Facility unless and until the date upon which the Required Revolving Lenders have actually terminated all Revolving Commitments and declared any Revolving Loans to be immediately due and payable in accordance with this Agreement;

(e)          the Borrower or any other Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), or any other Credit Document, and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)          the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created;

(g)          any event or condition (other than (1) any required prepayment of Indebtedness secured by a Permitted Lien that becomes due as the result of the disposition of the assets subject to such Lien so long as such disposition is permitted by this Agreement or (2) any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness that was incurred for the specified purpose of financing all or a portion of the consideration for a merger or acquisition provided that (x) such repurchase, repayment or redemption (or offer to repurchase, repay or redeem) results solely from the failure of such merger or acquisition to be consummated, (y) such Indebtedness is repurchased, repaid or redeemed in accordance with its terms and (z) no proceeds of any Borrowing are used to make such repayment, repurchase or redemption) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any of the Borrowers or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Borrowers or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)          any of the Borrowers or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Borrowers or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)          any of the Borrowers or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)          one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 (other than any such judgment (x) covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer or (y) for which the Borrower or the applicable Restricted Subsidiary has a creditworthy (as reasonably determined by the Administrative Agent) indemnitor that has been notified thereof and has acknowledged its indemnity obligations with respect thereto) shall be rendered against any of the Borrowers, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any of the Borrowers or any Material Subsidiary to enforce any such judgment;

(l)          an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)          a Change in Control shall occur;

(n)          any Security Document (other than in accordance with the terms hereof or thereof) shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors, the Liens, rights, powers and privileges purported to be created thereby in respect of material Collateral, or any Credit Party shall deny or disaffirm such Credit Party’s obligations under any Security Document or the Liens granted thereunder;

(o)          except as otherwise provided for in Section 6.03(a)(x) or (xi) or Section 9.17, the Subsidiary Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting for or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor’s obligations under the Subsidiary Guaranty; or

(p)          the Parent Guaranty or any provision thereof shall cease to be in full force or effect or the Borrower or any Person acting for or on behalf of the Borrower shall deny or disaffirm the Borrower’s obligations under the Parent Guaranty;

then, and in every such event (other than an event with respect to any of the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.05(j); and in case of any event with respect to any of the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to or result directly from noncompliance with Section 6.16 (which has not become an Event of Default with respect to the Term B Loans pursuant to clause (d) above), such Events of Default shall not constitute an Event of Default for purposes of any Term B Loan (or any other facility hereunder other than the Revolving Commitment) and the Lenders and the Administrative Agent shall only take the actions set forth in this Article VII at the request of the Required Revolving Lenders (as opposed to Required Lenders) and only with respect to the Revolving Commitments and the extensions of credit thereunder.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01.          The Administrative Agent.  (a)Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the entity named as Administrative Agent in the heading of this Agreement and its successors and permitted assigns to serve as the administrative agent and the collateral agent under the Credit Documents and each of the Lenders and the Issuing Bank authorize the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and under the other Credit Documents as are delegated to the Administrative Agent under such agreements and to exercise such  powers as are reasonably incidental thereto.  In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf.  Without limiting the foregoing, each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Credit Documents to which the Administrative Agent is party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Credit Documents.

(b)          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

(c)          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or to refrain from acting (and shall be fully protected from the Lenders and the Issuing Banks in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary pursuant to the terms in the Credit Documents) and, unless and until revoked in writing, such instructions shall be binding upon each Lender and Issuing Bank, and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable to any Lender or Issuing Bank for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment).  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f)          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph (f), the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned and shall not be required upon the occurrence and continuance of an Event of Default), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders with, absent the occurrence and continuance of an Event of Default, the consent of the Borrower, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank capable of performing the duties of the Administrative Agent.  If no successor Administrative Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders (subject to the prior written approval of the Borrower to the extent such approval would have been required under the second sentence of this paragraph (f)) appoint a successor Administrative Agent.  Any such resignation by the Administrative Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Bank, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit and (y) shall maintain all of its rights as Issuing Bank with respect to any Letters of Credit issued by it prior to the date of such resignation.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(g)          Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the

Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.  Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Credit Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

(h)          The Administrative Agent shall be permitted from time to time to designate one of its Affiliates to perform the duties to be performed by the Administrative Agent hereunder with respect to Loans and Borrowings denominated in Foreign Currencies.  The provisions of this Article VIII shall apply to any such Affiliate mutatis mutandis.  All provisions of this Article VIII relating to the Administrative Agent shall be equally applicable to the Collateral Agent mutatis mutandis.

Without limiting the foregoing, if any Collateral or any Subsidiary is sold in a transaction permitted hereunder (excluding sales to the Borrower or a Subsidiary thereof other than sales comprising part of a Permitted Securitization made to a Subsidiary which is an SPC), (a) such Collateral and the assets of such Subsidiary shall be sold free and clear of the Liens created by the Security Documents and (b) in the case of such a sale of a Subsidiary Guarantor, such Subsidiary Guarantor and its subsidiaries shall be at such time deemed released from the Subsidiary Guaranty and, in each case, the Administrative Agent, the Collateral Agent and the UK Security Trustee shall be authorized to take any actions they deem appropriate to effect the foregoing.  Each of the Administrative Agent, the Collateral Agent and the UK Security Trustee shall also be authorized, on behalf of the Lenders, to (i) enter into such amendments of the Security Documents and to enter into such agreements (including intercreditor agreements but excluding any releases of Collateral not otherwise authorized hereby) as, in either case, it deems necessary or appropriate in connection with a Permitted Securitization and (ii) execute releases of Collateral being transferred from the Borrower or a Subsidiary to the Borrower or a Subsidiary in a transaction permitted hereby and in connection with which such Collateral is substantially contemporaneously repledged (with the same priority as the released pledge or security interest) to the Administrative Agent, the Collateral Agent or the UK Security Trustee, as applicable, for the benefit of the Secured Creditors.  Additionally, in connection with the granting of Liens of the type described in clauses (k), (l), (o) or (u) of Section 6.02 by the Borrower or any of its Subsidiaries, each of the Administrative Agent, the Collateral Agent and the UK Security Trustee is authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, the execution of appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens). Additionally, the Secured Creditors irrevocably authorize the Administrative Agent, the Collateral Agent or the UK Security Trustee, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.02.

Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Creditor’s right to file a proof of claim in an insolvency proceeding, no Secured Creditor shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Credit

Documents may be exercised solely by the Administrative Agent on behalf of the Secured Creditors in accordance with the terms hereof.

In furtherance of the foregoing and not in limitation thereof, no Swap Agreement, Bank Product Agreement or Designated Foreign Facility Agreement the obligations under which constitute Obligations will create (or be deemed to create) in favor of any Secured Creditor that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Credit Party under this Agreement or any other Credit Document.  By accepting the benefits of any Collateral, each Secured Creditor that is a party to any such Swap Agreement, Bank Product Agreement or Designated Foreign Facility Agreement shall be deemed to have appointed the Administrative Agent to serve as Administrative Agent, Collateral Agent and UK Security Trustee under the Credit Documents and agreed to be bound by the Credit Documents as a Secured Creditor thereunder, subject to the limitations set forth in this paragraph (h).

None of the Administrative Agent, the Collateral Agent or the UK Security Trustee shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Lien of the Administrative Agent, the Collateral Agent or the UK Security Trustee, as applicable, thereon or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent, the Collateral Agent or the UK Security Trustee be responsible or liable to the Lenders or any other Secured Creditor for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.02.          Administrative Agent as UK Security Trustee.  (a)  In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of the Administrative Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, the Administrative Agent (or any other Person acting in such capacity) in its capacity as the UK Security Trustee to the extent that the rights, deliveries, indemnities or other obligations relate to the UK Security Agreements or the security thereby created.  Any obligations of the Administrative Agent (or any other Person acting in such capacity) in this Agreement shall be obligations of the Administrative Agent in its capacity as UK Security Trustee to the extent that the obligations relate to the UK Security Agreement or the security thereby created.  Additionally, in its capacity as UK Security Trustee, the Administrative Agent (or any Person acting in such capacity) shall have all the rights, remedies, and benefits in favor of the Administrative Agent contained in the provisions of the whole of this Article VIII and, subject always to the provisions of the UK Security Agreement, (i) all the powers of an absolute owner of the security constituted by the US Pledge Agreement governed by English law and (ii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the UK Security Agreements and/or any of the Credit Documents.

(b)          Each Lender and the Administrative Agent hereby appoint the UK Security Trustee to act as its trustee under and in relation to the UK Security Agreement and to hold the assets subject to the security thereby created as trustee for the Administrative Agent and Lenders on the trusts and other terms contained in the UK Security Agreement and the Administrative Agent and each Lender hereby irrevocably authorize the UK Security Trustee to exercise such rights, remedies, powers and discretions as are specifically delegated to the UK Security Trustee by the terms of the UK Security Agreement together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.

(c)          Any reference in this Agreement to Liens stated to be in favor of the Administrative Agent shall be construed so as to include a reference to Liens granted in favor of the UK Security Trustee.

(d)          The Lenders agree that at any time that the UK Security Trustee shall be a Person other than the Administrative Agent, such other Person shall have the rights, remedies, benefits and powers granted to the Administrative Agent in its capacity as the UK Security Trustee in this Agreement.

(e)          Nothing in this Section 8.02 shall require the UK Security Trustee to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the United States or England & Wales, Scotland and Northern Ireland which may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.

SECTION 8.03.          Credit Bidding.  The Secured Creditors hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Creditors shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Creditors’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Creditors, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Creditor or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Creditors pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Creditor or any acquisition vehicle to take any further action.  Notwithstanding that the ratable portion of the Obligations of each Secured Creditor are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Creditor shall execute such documents and provide such information regarding the Secured Creditor (and/or any designee of the Secured Creditor which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.04.          Certain ERISA Matters.  (a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84‑14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95‑60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90‑1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91‑38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96‑23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84‑14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84‑14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84‑14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:

(i) none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)          The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.          Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail (“email”), as follows:

(i) if to the Borrower or any Subsidiary Borrower, to it at Welbilt, Inc., 2227 Welbilt Boulevard, New Port Richey, Florida 34655, Attention of Richard Sheffer, Vice President

of Investor Relations, Risk Management and Treasurer (Email: richard.sheffer@welbilt.com) and Joel Horn, General Counsel (Email: Joel.Horn@welbilt.com), with a copy to Jones Day, 250 Vesey Street, New York, New York 10281-1047, Attn: Charles N. Bensinger III (Telecopy No. 212-755-7306);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan Operations, 10 S Dearborn, Chicago, Illinois 60603, Attention of Leonida Mischke (Telecopy No. 844-490-5663; email: jpm.agency.servicing.1@jpmorgan.com), and, in the case of any Loan denominated in a Foreign Currency, to the J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, E14 5JP, Attn: Loans Agency (Email: loan_and_agency_london@jpmorgan.com, Telecopy No. 44 207 777 2360);

(iii) if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., Letter of Credit Group, 10 S Dearborn, Chicago, IL 60603 (Telecopy No. 214-307-6874; Telephone No. 855-609-0059; Email: Chicago.lc.agency.activity.team@jpmchase.com);

(iv) if to the Swingline Lender, c/o the Administrative Agent at the address set forth in clause (ii) above; and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through Electronic Systems, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b)          Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications; provided that such agreement may be limited to particular notices or communications.

Unless the Administrative Agent or the Borrower, as applicable, otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)          Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d)          Electronic Systems.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Credit Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of communications through an Electronic System, other than to the extent such damages, losses or expenses arise out of the Administrative Agent’s transmission of communications through an Electronic System and are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of an Agent Party (it being understood that in no event shall any Agent Party have any liability in respect of indirect, special, incidental or consequential damages, losses or expenses).  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section 9.01, including through an Electronic System.

SECTION 9.02.          Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)          Subject to Section 2.14(b) and Section 9.02(c) below and the last paragraph of Section 4.01, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02 or of any Default, mandatory prepayment or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender),

(ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby; provided, however, that only the consent of (A) the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or fees regarding Letters of Credit at a default rate or (B) the Required Revolving Lenders to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or LC Disbursement or to reduce any fee payable hereunder,

(iii) postpone the scheduled date of payment of the principal amount of any Loan (other than mandatory prepayments) or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, postpone the scheduled date of expiration of any Commitment or extend the stated expiration date of any Letter of Credit beyond the Revolving Maturity Date (except as expressly permitted by Section 2.05(c)), without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced,

(iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or change Section 2.08(c) in a manner that would alter the pro-rata sharing of Commitment reductions without the written consent of each Lender adversely affected thereby,

(v) change any of the provisions of this Section 9.02 or the definition of “Required Lenders”, “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of, with respect to the definition of “Required Revolving Lenders,” each Lender having Revolving Credit Exposure or unused Revolving Commitments, and in any other such case, each Lender,

(vi) (A) release all or substantially all of the Collateral, release the Borrower from the Parent Guaranty or release all or substantially all of the Subsidiary Guarantors that are Domestic Credit Parties from their obligations under the Subsidiary Guaranty, in each case without the written consent of each Lender or (B) release all or substantially all of the Subsidiary Guarantors that are Foreign Credit Parties from their obligations under the Subsidiary Guaranty without the written consent of each Revolving Lender,

(vii) except as permitted by the terms hereof on the date hereof, change the currency of any Loan or the currency in which any Commitment is required to be funded without the written consent of each Lender of such Loan or providing such Commitment affected thereby,

(viii) alter the amount or the required application of any prepayment required by Section 2.11 without the consent of Lenders holding at least 50.1% of the Term B Loans and/or Term B Commitments, as applicable, adversely affected thereby, or

(ix) expressly change or waive any condition precedent in Section 4.02 to any Revolving Borrowing, including, without limitation, the related defined terms therein to the extent applicable to such section, without the written consent of the Required Revolving Lenders; provided, that, the amendments, waivers or modifications described in this clause (ix) shall not require the consent of any Lenders other than the Required Revolving Lenders;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.  Notwithstanding the foregoing (but subject to the foregoing proviso), (x) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Credit Document shall be required of, in the case of any amendment, waiver or other modification referred to above in this Section 9.02(b), any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts then owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Credit Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification and (y) no amendment, waiver or consent shall be made to modify Section 6.16 or any definition related thereto (as any such definition is used for purposes of Section 6.16), accelerate the Revolving Facility upon a breach of Section 6.16 or waive any Default or Event of Default resulting from a failure to perform or observe the requirements of Section 6.16 (including any related Default or Event of Default under Section 5.01) without the written consent of the Required Revolving Lenders; provided, however, that the amendments, waivers and consents described in this clause (y) shall not require the consent of any Lenders other than the Required Revolving Lenders.

(c)          If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Credit Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Lenders shall have received, at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, modification or supplement.

(d)          In addition, notwithstanding the foregoing, this Agreement may be amended with (x) the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Term B Loans (“Replaced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (ii) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Replaced Term Loans, (iii) the stated maturity date of such Replacement Term Loans shall be no earlier than the stated maturity date of the Replaced Term Loans and (iv) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the then Weighted Average Life to Maturity of such Replaced Term Loans at the time of such refinancing and (y) the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Revolving Commitments (as defined below) to permit the refinancing, replacement or modification of all outstanding Revolving Commitments (“Replaced Revolving Commitments”) with a replacement revolving facility hereunder (“Replacement Revolving Commitments”), provided that (i) the aggregate amount of such Replacement Revolving Commitments shall not exceed the aggregate principal amount of the Replaced Revolving Commitments, (ii) the Applicable Rate for the loans with respect to such Replacement Revolving Commitments shall not be higher than the Applicable Rate for the loans with respect to such Replaced

Revolving Commitments and (iii) the termination date of such Replacement Revolving Commitments shall be no earlier than the termination date of the Replaced Revolving Commitments.

SECTION 9.03.          Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent and the Arrangers in connection with the syndication of the credit facilities provided for herein, the preparation, administration, execution and delivery of this Agreement, the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, the Issuing Bank and the Lenders (limited to one firm of counsel and a single firm of local counsel in each relevant jurisdiction, in each case acting for the foregoing collectively, plus in the case of an actual or perceived conflict of interest where the person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected person and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected person)), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)          Subject to Section 9.21, the Borrower shall indemnify the Administrative Agent, each Arranger, the Collateral Agent, the Issuing Bank, the Syndication Agents, each Documentation Agent, each Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of counsel for the Indemnitees (limited to one firm of counsel and a single firm of local counsel in each relevant jurisdiction, in each case acting for the foregoing collectively, plus in the case of an actual or perceived conflict of interest where the person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected person and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected person)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Borrower or any of its Subsidiaries or their respective equityholders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or material breach of this Agreement by, such Indemnitee or any of its Related Parties; provided further that such indemnity shall not apply to any dispute solely among Indemnitees or their respective Related Parties other than claims against any agent or arranger in its capacity or in fulfilling its role as agent or arranger or any similar role in respect of the credit facilities provided hereunder and other than claims to the extent arising out of any act or omission on the part of the Borrower or its Related Parties.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)          To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 9.03 (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought by reference to the aggregate outstanding Term B Loans and unused Term B Commitments (or, if such Term B Commitments have terminated, aggregate outstanding Term B Loans) and Revolving Commitments (or, if such Revolving Commitments have terminated, aggregate Revolving Credit Exposure)) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d)          To the extent permitted by applicable law, (i) the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, for any damages arising from the use by the others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) (other than to the extent resulting from the gross negligence or willful misconduct of, or material breach of any Credit Document by, such Indemnitee or any Related Party thereof) and (ii) no party shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d)(ii) shall relieve the Borrowers of any obligations they may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)          All amounts due under this Section 9.03 shall be payable not later than ten Business Days after written demand therefor.

SECTION 9.04.          Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including J. P. Morgan Europe Limited and any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including J. P. Morgan Europe Limited and any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment (x) to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Article VII clause (a), (b), (g) or (h) or, solely in respect of an assignment of Revolving Loans and/or Revolving Commitments, clause (d) in respect of a breach of Section 6.16, has occurred and is continuing, any other assignee or (y) of all or any portion of the Term B Loan provided on the Closing Date in connection with the primary syndication thereof, provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term B Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(C) each Issuing Bank; provided that no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term B Loan; and

(D) each Swingline Lender; provided that no consent of any Swingline Lender shall be required for an assignment of all or any portion of a Term B Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of a Term B Loan, $500,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and he parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, except that no fee shall be required in the event of an assignment by a Lender to an Affiliate of such Lender; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates, the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower, any of its Subsidiaries or any of its Affiliates; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender (but with respect to any Lender solely in respect of its own Loans and Commitments), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (v).

(c)          (i) Any Lender may, without notice to or the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section 9.04; and (ii) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive; provided, however, that such participation shall be entitled to receive a greater payment than its participating Lender would have been entitled to receive to the extent such entitlement to receive such greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation and the Borrower was provided with notice of the participation and consented thereto, such consent not to be unreasonably withheld.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each

Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)          Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.          Survival.  All covenants, agreements, representations and warranties made by the Borrowers herein and in the other Credit Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Credit Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any non-contingent other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding, cash collateralized or supported by a back-to-back letter of credit reasonably acceptable to the applicable Issuing Bank and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.          Counterparts; Integration; Effectiveness.  (a)  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Credit Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent or any Arranger and (ii) the reductions of the Letter of Credit Fronting Sublimit of the applicable Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  The Borrower agrees to comply with its obligations under such letter agreements.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)          Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07.          Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.          Right of Set-off.  Subject to Section 9.21, if an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any of the Borrowers against any of and all the obligations of such Person now or hereafter existing under this Agreement held by such Lender, such Issuing Bank or any such Affiliate, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each Issuing Bank and each of their respective Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender, such Issuing Bank or any such Affiliate may have.  Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09.           Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)          Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Credit Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Credit Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)          Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Credit Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrowers or their respective properties in the courts of any jurisdiction.

(d)          Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (c) of this Section 9.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(f)          Each Subsidiary Borrower hereby irrevocably and unconditionally designates and appoints the Borrower, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.09.  The Borrower hereby irrevocably and unconditionally accepts such appointment.

SECTION 9.10.          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11.          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.          Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that

Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Credit Document, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 9.04(d) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any of the Borrowers and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower or (j) to any credit insurance provider relating to the Borrower and its obligations.  For the purposes of this Section 9.12, “Information” means all information received from the Borrower or any of its representatives relating to the Borrower, any of its Subsidiaries, or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

THE BORROWER AGREES TO IDENTIFY IN WRITING WHETHER ANY DOCUMENT OR INFORMATION DELIVERED OR MADE AVAILABLE TO THE ADMINISTRATIVE AGENT, THE ISSUING BANK, ANY SYNDICATION AGENT, ANY DOCUMENTATION AGENT, ANY ARRANGER OR ANY LENDER CONTAINS NON-PUBLIC INFORMATION.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES, THE PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND ITS SECURITIES.

ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13.          Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the FRBNY Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.          USA PATRIOT Act; KYC.  (a)  Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Money Laundering Regulations 2007, Proceeds of Crime Act 2002 and Terrorism Act 2000.

(b)          If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of a UK Borrower after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of clause (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each UK Borrower shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in clause (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.

(c)          Each Lender shall promptly upon the request of the supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.

SECTION 9.15.          Conversion of Currencies.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)          The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.  The obligations of the Borrower contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.16.          Administrative Agent, Syndication Agents, Documentation Agents and Arrangers.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Borrowers acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Documentation Agents, the Syndication Agents, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Documentation Agents, the Syndication Agents, the Lenders and the Arrangers, on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) each Syndication Agent, Documentation Agent and Arranger appointed with respect to this Agreement shall, in their capacities as such, have no duties or responsibilities under this Agreement or any other Credit Document, (B) each of the Administrative Agent, the Documentation Agents, the Syndication Agents, the Lenders and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates or any other Person and (C) none of the Administrative Agent, the Documentation Agents, the Syndication Agents, the Lenders and the Arrangers has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Documentation Agents, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and none of the Administrative Agent, the Documentation Agents, the Syndication Agents, the Lenders and the Arrangers has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Documentation Agents, the Syndication Agents, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17.          Release of Liens and Guarantees.  A Subsidiary Guarantor shall automatically be released from its obligations under the Credit Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Guarantor shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.  Upon any sale or other transfer by any Credit Party (other than to the Borrower or any other Credit Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Collateral Documents shall be automatically released.  In connection with any termination or release pursuant to this Section 9.17, the Administrative Agent shall execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 9.17 shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.18.          Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.19.          Section 2.16 Waiver.  Each Lender and the Borrowers agree that (a) any amounts payable to any Continuing Term Lender (as defined in the Closing Date Amendment) pursuant to Section 2.16 of the Existing Credit Agreement are hereby waived and (b) with respect to any payment or deemed payment of Existing Revolving Loans on the Closing Date any amounts payable pursuant to Section 2.16 as a result of such payment or deemed payment are hereby waived by any Continuing Revolving Lender (as defined in the Closing Date Amendment) after giving effect to the Closing Date.

SECTION 9.20.          No Novation.  This Agreement shall not extinguish the obligations outstanding under the Parent Guaranty, the Subsidiary Guaranty, the Security Documents or discharge or release the lien or priority of the Security Documents. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Parent Guaranty, the Subsidiary Guaranty or the Security Documents, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any Credit Party as a “Borrower,” “Subsidiary Borrower”, “Guarantor,” “Subsidiary Guarantor,” “Credit Party,” or “Grantor” (or any like term) under any Security Document.

SECTION 9.21.          Bifurcation.  For the avoidance of doubt, the parties hereto acknowledge and agree that, notwithstanding anything to the contrary in this Agreement or any of the other Credit Documents, the obligations of any Foreign Credit Party shall be separate and distinct from the obligations of any Domestic Credit Party, and shall be expressly limited thereto. In furtherance of the foregoing, each of the parties hereto acknowledges and agrees that (a) the liability of any Foreign Credit Party for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Credit Documents shall be several from but not joint with the obligations of any Domestic Credit Party, (b) no Foreign Credit Party (or any CFC, CFC Holdco or Domestic Subsidiary of a CFC) shall guarantee the obligations of any Domestic Credit Party, and (c) no Collateral, if any, or other assets of any Foreign Credit Party (or of any CFC, CFC Holdco or Domestic Subsidiary of a CFC) shall secure or be applied in satisfaction, by way of payment, prepayment, or otherwise, of all or any portion of the obligations of any Domestic Credit Party.

ARTICLE X

COLLECTION ACTION MECHANISM

SECTION 10.01.          Implementation of CAM.  (a)  On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated in accordance with Article VII, (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Tranche (as defined below) in which it shall participate as of such date, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Tranches and (iii) simultaneously with the deemed exchange of interests pursuant to clause (ii) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent, determined using the Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder.  Each Lender, each person acquiring a participation from any Lender as contemplated by Section 9.04 and each of the Borrowers hereby consents and agrees to the CAM Exchange.  Each of the Borrowers and the Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any of the Borrowers to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.  For purposes hereof, “Tranche” means a category of Commitments and extensions of credits thereunder.  For purposes of such definition, each of the following comprises a separate Tranche:  (i) the Letters of Credit issued for the account of, and the Swingline Loans and Revolving Loans made to, the Borrower, (ii) the Letters of Credit issued for the account of, and the Revolving Loans made to, each Subsidiary Borrower and (iii) the Term B Loan.

(b)          As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Credit Document in respect of the Designated Obligations shall (notwithstanding any provision therein to the contrary) be distributed to the

Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by Section 10.01(c)).

(c)          If, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an Issuing Bank that is not reimbursed by the Applicable Borrower, then (i) each Lender that, immediately prior to the CAM Exchange Date, had a Revolving Commitment or Revolving Credit Exposure (a “CAM Revolving Lender”) shall, in accordance with Section 2.05(d), promptly purchase from the applicable Issuing Bank a participation in such L/C Disbursement in the amount of such CAM Revolving Lender’s Applicable Revolver Percentage (determined without giving effect to the CAM Exchange) of such L/C Disbursement, (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such disbursement and the making of such L/C Disbursement and the purchase of participations therein by the applicable CAM Revolving Lenders and the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Tranches (and the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amount in accordance with the first sentence of Section 10.01(a)), and (iii) if distributions shall have been made in accordance with Section 10.01(b), the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each such disbursement and L/C Disbursement been outstanding on the CAM Exchange Date.  Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WELBILT, INC.

By
Name:
Title:

[Signature Page to Credit Agreement]

ENODIS HOLDINGS LIMITED

By
Name:
Title:

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender, Issuing Bank and Administrative Agent

By
Name:
Title:

[Signature Page to Credit Agreement]

HSBC BANK USA, N.A., as a Lender and an Issuing Bank

By
Name:
Title:

[Signature Page to Credit Agreement]

CAPITAL ONE, N.A., as a Lender and an Issuing Bank

By
Name:
Title:

[Signature Page to Credit Agreement]

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender and an Issuing Bank

By
Name:
Title:

[Signature Page to Credit Agreement]

BMO HARRIS BANK N.A., as a Lender

By
Name:
Title:

[Signature Page to Credit Agreement]

SCHEDULE 1.01

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurocurrency Spread	1.50%	1.75%	2.00%	2.25%	2.50%
ABR Spread	0.50%	0.75%	1.00%	1.25%	1.50%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Commitment Fee Rate	0.225%	0.275%	0.30%	0.35%	0.40%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to the Credit Agreement.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Consolidated Total Leverage Ratio is less than 2.50 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Consolidated Total Leverage Ratio is less than 3.25 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Consolidated Total Leverage Ratio is less than 4.00 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Consolidated Total Leverage Ratio is less than 4.75 to 1.00.

“Level V Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as applicable.

Subject to the third and fourth sentences of this paragraph, the Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective three Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to this Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until three Business Days after such Financials are so delivered. Until adjusted following delivery of Financials for the period ending December 31, 2018, Level V Status shall be deemed to exist.

SCHEDULE 1.02

EXISTING INTERCOMPANY LOANS

Lender Entity	Borrower Entity	Currency	Loan Amount
Cleveland Range Ltd.	Manitowoc Foodservice Germany Holding GmbH	EUR	9,600,000
Convotherm Elecktrogerate GmbH	Welbilt Deutschland GmbH Formerly: Mtw Deutschland GmbH	EUR	577,419
Enodis Group Holdings US, Inc.	Welbilt FSG U.S. Holding, LLC Formerly: Manitowoc FSG U.S. Holding, LLC	USD	5,776,322
Enodis Group Limited	Enodis Property Group Limited	GBP	15,158,000
Enodis Holdings Limited	Enodis International Limited	GBP	41,961,702
Enodis Holdings Limited	Enodis Group Limited	GBP	1,161,608
Enodis International Limited	Enodis Group Limited	GBP	75,563,702
Enodis Oxford	Enodis Hanover	GBP	38,285,000
Enodis Regent	Enodis Oxford	GBP	107,556,000
Enodis Strand Ltd.	Enodis Holdings Limited	GBP	100,551,000
Fabristeel Private Limited	Enodis Holdings Limited	SGD	28,127,000
Garland Commerical Ranges Limited	Manitowoc Foodservice Germany Holding GmbH	EUR	55,700,000
Manitowoc FSG International Holdings, Inc.	Welbilt FSG U.S. Holding, LLC Formerly: Manitowoc FSG U.S. Holding, LLC	USD	9,900,000
Manitowoc FSG International Holdings, Inc.	MTW County Limited (U.K. Entity)	USD	283,053,163
Manitowoc FSG International Holdings, Inc.	MTW County Limited (U.K. Entity)	USD	277,671,022
Manston Limited	Enodis Group Limited	GBP	25,980,000
Enodis Holdings Limited	WELBILT (Halesowen) Ltd. Formerly: Manitowoc Beverage Systems Limited	GBP	8,186,880
Welbilt FSG U.S. Holding, LLC	Enodis Holdings Limited	USD	20,000,000
Enodis Corporation	Welbilt FSG U.S. Holding, LLC	USD	1,425,000

SCHEDULE 2.01

COMMITMENTS

Lender	Revolving Commitment	Term B Commitment	Total Commitment
J.P. Morgan Chase Bank, N.A.	$70,000,000.00	$334,831,460.27	$404,831460.27
BMO Harris Bank N.A	$60,000,000.00	$0	$60,000,000.00
Capital One, N.A.	$60,000,000.00	$0	$60,000,000.00
HSBC Bank USA National Association	$60,000,000.00	$0	$60,000,000.00
Coöperatieve Rabobank U.A., New York Branch	$60,000,000.00	$0	$60,000,000.00
BNP Paribas	$30,000,000.00	$0	$30,000,000.00
Morgan Stanley Bank, N.A.	$30,000,000.00	$0	$30,000,000.00
Bank of America, N.A.	$30,000,000.00	$0	$30,000,000.00
T Rowe Price Associates Inc. (as AGT)	$0	$24,382,718.34	$24,382,718.34
Voya Investment Management Co LLC	$0	$46,937,227.11	$46,937,227.11
Eaton Vance Management (as AGT)	$0	$35,135,230.88	$35,135,230.88
Credit Suisse Asset Management LLC (as AGT)	$0	$35,084,718.46	$35,084,718.46
Pacific Investment Management Company LLC (AGT)	$0	$32,850,502.99	$32,850,502.99
Gamestar Pte. Ltd.	$0	$27,500,000.00	$27,500,000.00
Western Alliance Bank	$0	$29,818,181.82	$29,818,181.82
PGIM, Inc.	$0	$20,096,991.17	$20,096,991.17
Anchorage Capital Group LLC	$0	$21,607,948.74	$21,607,948.74
Barings LLC (as Agent)	$0	$20,020,502.47	$20,020,502.47
Siemens Financial Services, Inc.	$0	$19,628,205.12	$19,628,205.12
Carlyle Investment Management L.L.C	$0	$17,069,405.64	$17,069,405.64
Aozora Bank, Ltd.	$0	$20,000,000.00	$20,000,000.00
Octagon Credit Investors LLC	$0	$12,346,666.67	$12,346,666.67
Napier Park Global Capital (US) LP	$0	$13,757,692.30	$13,757,692.30
TIAA-CREF Investment Management LLC (as Agent)	$0	$15,597,086.29	$15,597,086.29

Chicago Fundamental Investment Partners LLC	$0	$14,181,818.18	$14,181,818.18
Halcyon Loan Management LLC	$0	$12,973,190.36	$12,973,190.36
New York Life Investment Management (as Agent)	$0	$12,340,892.08	$12,340,892.08
Kohlberg Kravis Roberts & Co.	$0	$3,493,317.00	$3,493,317.00
Columbia Management Investment Advisers LLC – CALI (as Agent)	$0	$10,072,741.67	$10,072,741.67
MJX Asset Management LLC	$0	$12,726,754.42	$12,726,754.42
Oak Hill Advisors, L.P.	$0	$1,531,212.12	$1,531,212.12
Palmer Square Capital Management LLC	$0	$8,280,785.80	$8,280,785.80
Shenkman Capital Management Inc. (as Agent)	$0	$4,625,236.35	$4,625,236.35
Bain Capital Credit, LP	$0	$5,697,491.15	$5,697,491.15
Aegon USA Investment Management, LLC (as AGT)	$0	$7,500,000.00	$7,500,000.00
Allstate Life Insurance Company	$0	$7,131,249.97	$7,131,249.97
Goldentree Asset Management LP	$0	$6,211,039.41	$6,211,039.41
Pacific Life Fund Advisors LLC – as Agent	$0	$5,056,542.83	$5,056,542.83
Stone Harbor Investment Partners LP (as Agent)	$0	$6,126,692.36	$6,126,692.36
Goldman Sachs Asset Management LP (as AGT)	$0	$2,365,113.49	$2,365,113.49
Greywolf Capital Management LP	$0	$4,179,487.18	$4,179,487.18
Golub Capital LLC	$0	$4,965,811.95	$4,965,811.95
Deutsche Investment Management Americas Inc. (as Agent)	$0	$4,515,384.56	$4,515,384.56
Pioneer Investment Management Inc. (as AGT)	$0	$4,808,207.67	$4,808,207.67
Sumitomo Mitsui Trust Bank, Limited, New York Branch	$0	$5,000,000.00	$5,000,000.00
Putnam Investment Management LLC (as Agent)	$0	$3,623,615.36	$3,623,615.36

Ares Management LLC (as AGT)	$0	$2,469,696.97	$2,469,696.97
United Bank	$0	$3,000,000.00	$3,000,000.00
Oaktree Capital Management LP	$0	$3,305,974.32	$3,305,974.32
Intermediate Capital Group Plc (AGT)	$0	$1,507,692.30	$1,507,692.30
Wellfleet Credit Partners LLC	$0	$1,253,846.14	$1,253,846.14
Trimaran Advisors LLC	$0	$2,006,153.76	$2,006,153.76
Carlson Capital LP	$0	$2,297,916.68	$2,297,916.68
Silvermine Capital Management LLC	$0	$2,274,905.47	$2,274,905.47
Boyd Watterson Asset Management LLC (as Agent)	$0	$2,209,211.57	$2,209,211.57
Garrison Investment Group LP	$0	$1,253,846.14	$1,253,846.14
Muzinich & Co. Inc. (as Agent)	$0	$1,141,467.44	$1,141,467.44
Kornitzer Capital Management Inc. (as Agent)	$0	$1,000,000.00	$1,000,000.00
Alphafixe Capital Inc.	$0	$987,878.79	$987,878.79
AllianceBernstein LP (as Agent)	$0	$806,518.99	$806,518.99
THL Credit Senior Loan Strategies LLC	$0	$413,769.25	$413,769.25
Total	$400,000,000	$900,000,000	$1,300,000,000

LETTER OF CREDIT FRONTING SUBLIMITS

Issuing Bank	Letter of Credit Fronting Sublimit
J.P. Morgan Chase Bank, N.A.	$6,000,000
BMO Harris Bank N.A	$6,000,000
Capital One, N.A.	$6,000,000
HSBC Bank USA National Association	$6,000,000
Coöperatieve Rabobank U.A., New York Branch	$6,000,000
Total	$30,000,000

SCHEDULE 3.05

REAL PROPERTY

All real property having a fair market value in excess of $5,000,000 (as estimated in the good faith opinion of the Borrower) owned by the Borrower or any of the Subsidiary Guarantors as of the Closing Date:

2110 S. 26th Street
Manitowoc, WI 54220
Owner: Manitowoc FSG Operations, LLC

2915 Tennessee Ave North
Parsons, TN 38363
Owner: Manitowoc FSG Operations, LLC

980 S. Isabella Road
Mt. Pleasant, MI 48858
Owner: The Delfield Company LLC

Shreve Park Plant
5489 Campus Drive
Shreveport, LA 71129
Owner: Frymaster L.L.C.

8700 Line Avenue
Shreveport, LA 71106
Owner: Frymaster L.L.C.

2227 Welbilt Boulevard
New Port Richey, FL 34655
Owner: Welbilt, Inc.

1 Delfield Drive
Covington, TN 38019
Owner: The Delfield Company LLC

Locations of all leased Real Property of the Borrower or any Subsidiary Guarantor where equipment and/or inventory having a fair market value in excess of $5,000,000 (as estimated in the good faith opinion of the Borrower) in the aggregate is held as of the Closing Date:

Location	Lessor

1111 Hope Street Covington, TN 38019 Lessee: The Delfield Company	Anderson & Anderson LLC 202 N, Court Street Florence, AL 35630

Location	Lessor

Warehouse for KitchenCare 600 Patrol Road, Suite 500 Jeffersonville, IN 47130 Lessee: Manitowoc Foodservice U.S. Holdings, Inc.	Neovia Logistics Services, LLC 6363 Highway 161 North, Suite 700 Irving, Texas, 75038

2100 Future Drive Sellersburg, IN 47172 Lessee: Manitowoc FSG Operations, LLC	Rexing Land LLC 4501 Hitch & Peters Road Evansville, Indiana 47711 Attn: Dylan Rexing

SCHEDULE 3.10

ERISA

None.

SCHEDULE 3.13

SUBSIDIARIES

The Borrower owns, directly or indirectly, 100% of the capital stock or other equity of each of the following entities, except as otherwise noted. The Subsidiary Guarantors as of the Closing Date are italicized.

Direct Subsidiaries of Welbilt, Inc.
Manitowoc Foodservice Holding, Inc.	(WI)
Welbilt FSG U.S. Holding, LLC	(DE)
Manitowoc Cayman Islands Funding Ltd.	(Cayman Islands)

Direct Subsidiary of Manitowoc Foodservice Holding, Inc.
Manitowoc Foodservice Germany Holding GmbH	(Germany)

Direct Subsidiary of Manitowoc Foodservice Germany Holding GmbH
Welbilt Deutschland GmbH	(Germany)

Direct Subsidiary of Welbilt Deutschland GmbH
Convotherm Elecktrogerate GmbH	(Germany)

Direct Subsidiary of Convotherm Elecktrogerate GmbH
Convotherm India Private Limited (99% Convotherm Elecktrogerate GmbH & 1% Welbilt Deutschland GmbH)	(India)

Direct Subsidiaries of Welbilt FSG U.S. Holding, LLC
Manitowoc Equipment Works, Inc.	(NV)
Manitowoc Foodservice Companies, LLC	(WI)
Manitowoc FSG Mexico SRL de C.V. (99% MFC LLC & 1% MFSG)	(Mexico)
Manitowoc FSG Operations, LLC	(NV)
Manitowoc FP, Inc.	(NV)

Direct Subsidiaries of Manitowoc Foodservice Companies, LLC
Welbilt Manufacturing (Thailand) Ltd.
(51% MFCllc, 49% Enodis Nederlands, 1 share MFAPL)	(Thailand)
Enodis Holdings, Inc.	(DE)

Direct Subsidiaries of Manitowoc FSG Operations, LLC
Manitowoc TJ SRL de C.V. (99% MFO LLC & 1% MFC LLC)	(Mexico)
McCann’s Engineering & Manufacturing Co., LLC	(CA)
Manitowoc Foodservice (Luxembourg) S.à.r.l.	(Luxembourg)
Welbilt Mexico Services, S. de R.L. de C.V. (99% WFSHUH & 1% MFSHO)	(Mexico)

Direct Subsidiary of Manitowoc Foodservice (Luxembourg) S.à.r.l.

Manitowoc FSG Holding, LLC	(DE)

Direct Subsidiary of Manitowoc FSG Holding, LLC
Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V. (99% MFSGH & 1% MFSGLux)	(Mexico)

Direct Subsidiaries of Manitowoc FP, Inc.
Welbilt International AG	(Switzerland)
Manitowoc FSG International Holdings, Inc.	(NV)

Direct Subsidiaries of Manitowoc FSG International Holdings, Inc.
Welbilt Middle East FZE	(UAE)
Manitowoc FSG UK Limited	(UK)
Welbilt Japan G.K.	(Japan)
Welbilt Asia Pacific Private Limited	(Singapore)
MTW County Limited/MTW County (Domestication) LLC	(UK and DE)
Welbilt Foodservice Russia LLC	(Russia)

Direct Subsidiary of Manitowoc FSG UK Limited
Enodis Nederland B.V.	(Netherlands)
Avaj International Holding AB	(Sweden)

Direct Subsidiary of Avaj International Holding AB
Crem International Holding AB	(Sweden)

Direct Subsidiaries of Crem International Holding AB
Maas International (Deutschland) Verwaltungs-GmbH	(Germany)
Crem International B.V.	(Netherlands)
Crem International AB	(Sweden)
Crem International Spain, S.L.	(Spain)
Crem International UK Ltd.	(UK)
Crem International GmbH	(Germany)
Crem International AS	(Norway)

Direct Subsidiary of Maas International (Deutschland) Verwaltungs-GmbH
Spengler GmbH & CO. KG (Partners: 0% Maas International (Deutschland) 100% Crem International Holding AB)	(Germany)

Direct Subsidiary of Crem International AB
Crem International (Shanghai) Co., Ltd.	(China)

Direct Subsidiaries of Welbilt Asia Pacific Private Limited
WELBILT (China) Foodservice Co., Ltd.	(China)
Welbilt Foodservice India Private Limited (99% WAPPL & 1% MFSGIH)	(India)

Direct Subsidiary of WELBILT (China) Foodservice Co., Ltd.
WELBILT (Shanghai) Foodservice Co., Ltd.	(China)

Direct Subsidiary of Enodis Nederlands B.V.
Welbilt Iberia, SAU	(Spain)

Direct Subsidiary of MTW County Limited
Manitowoc Foodservice UK Holding Limited	(UK)

Direct Subsidiary of Manitowoc Foodservice UK Holding Limited
Enodis Holdings Limited
(69.9% MFSUKH & 30.1% MTW FSG UK LTD.)	(UK)

Direct Subsidiary of Enodis Holdings Limited
Enodis Group Limited	(UK)

Direct Subsidiaries of Enodis Group Limited
Manston Limited	(BVI)
Berisford Holdings Limited	(UK)
Enodis Industrial Holdings Limited	(UK)
Enodis Investments Limited	(UK)
Beleggingsmaatschappij Interrub B.V.	(Netherlands)
Merrychef Limited	(UK)

Direct Subsidiary of Berisford Holdings Limited
Enodis Property Group Limited	(UK)

Direct Subsidiary of Enodis Property Group Limited
Enodis Property Developments Limited	(UK)

Direct Subsidiaries of Enodis Industrial Holdings Limited
Enodis International Limited	(UK)
Glenluce Limited	(Isle of Man)

Direct Subsidiary of Beleggingsmaatschappij Interrub B.V.
Enodis Strand Ltd.	(UK)

Direct Subsidiary of Merrychef Limited
Welbilt (Halesowen) Ltd.	(UK)

Direct Subsidiaries of Welbilt (Halesowen) Ltd.
TRUpour Ltd.	(Ireland)
Welbilt UK Limited	(UK)

Direct Subsidiaries of Enodis Holdings, Inc.
Enodis Oxford	(UK)

Enodis Regent	(UK)

Direct Subsidiary of Enodis Regent
Enodis Hanover	(UK)

Direct Subsidiaries of Enodis Hanover
Berisford Property Development (USA) Ltd.	(NY)
Enodis Corporation	(DE)

Direct Subsidiaries of Enodis Corporation
Welbilt U.S. Domestic Corporation	(DE)
Welbilt Holding Company	(DE)
Appliance Scientific, Inc.	(DE)

Direct Subsidiaries of Welbilt Holding Company
Enodis Technology Center, Inc.	(DE)
Enodis Group Holdings US, Inc.	(DE)

Direct Subsidiaries of Enodis Group Holdings US, Inc.
Landis Holdings LLC	(DE)
Frymaster L.L.C.	(LA)
Kysor Nevada Holding Corporation	(NV)
The Delfield Company LLC	(DE)
Cleveland Range, LLC	(DE)
Garland Commercial Industries LLC	(DE)
Boek-en Offsettdrukkerij Kuyte B.V.	(Netherlands)

Direct Subsidiary of Kysor Nevada Holding Corporation
Kysor Holdings, Inc.	(DE)

Direct Subsidiaries of Kysor Holdings, Inc.
Kysor Industrial Corporation	(MI)

Direct Subsidiaries of Kysor Industrial Corporation
Charles Needham Industries Inc.	(TX)
Kysor Industrial Corporation	(NV)
Westran Corporation	(MI)

Direct Subsidiary of Charles Needham Industries Inc.
Kysor Business Trust	(DE)

Direct Subsidiary of Boek-en Offsettdrukkerij Kuyte B.V.
Garland Commercial Ranges Limited	(Canada)

Direct Subsidiaries of Garland Commercial Ranges Limited
Enodis Maple Leaf Ltd.	(UK)

Cleveland Range Ltd.	(Canada)

Direct Subsidiary of Enodis Maple Leaf Ltd.
Fabristeel Private Limited	(Singapore)

Direct Subsidiaries of Fabristeel Private Limited
Welbilt (Foshan) Foodservice Co., Ltd.	(China)
Fabristeel (M) Sdn Bhd	(Malaysia)

SCHEDULE 3.15

INSURANCE

Coverage	Insurer	Effective Date/Term	Policy Number	Retention/Limits
Foreign Casualty
US Occurrence - Foreign Jurisdiction	Insurance Company of the State of Pennsylvania	10/01/2017	80-76394	$1M Occ/$2M Agg/$6M Program Agg Misc. Professional Liab $2M Occ/ $2M Agg
US Occurrence - Foreign Jurisdiction	Insurance Company of the State of Pennsylvania	10/01/2017	80-0276395	HNOC $2M
US Occurrence - Foreign Jurisdiction	Insurance Company of the State of Pennsylvania	10/01/2017	83-73251	Repatriation $1,000,000 Per Person / EL $1M/$1M/$1M
US Occurrence - Foreign Jurisdiction	Insurance Company of the State of Pennsylvania	10/01/2017	3612425	$2M Occ / $2M Agg
U.S. Casualty
Workers Compensation (Deductible)	Sentry Insurance a Mutual Company	12/01/2017	90-02268-25	$1M / $1M / $1M
Work Comp (Retro - WI)	Sentry Casualty Company	12/01/2017	90-02268-26	$1M / $1M / $1M
Business Auto (US)	Sentry Insurance a Mutual Company	12/01/2017	90-02268-27	$2M
General Liability (Cold Products)	Sentry Insurance a Mutual Company	12/01/2017	90-02268-29	$1M Occ / $2M Agg
Product Liability (Hot Products)	Sentry Insurance a Mutual Company	12/01/2017	90-02268-31	$1M Occ / $2M Agg
Umbrella and Excess Liability
Umbrella (Primary)	Travelers Property and Casualty	10/01/2017	ZUP41M847717NF	$25,000,000
Excess Liability (1st Excess)	XL Insurance Co. of America	10/01/2017	US00080463LI17A	$25,000,000 xs $25,000,000
Excess Liability (2nd Excess)	Continental Insurance Company	10/01/2017	6043298398	$25,000,000 p/o $50,000,000
Excess Liability (3rd Excess)	Ohio Casualty Insurance	10/01/2017	ECO1858149013	$25,000,000 p/o $50,000,000
Property
Excess Earthquake	Mt. Hawley Ins. Co.	06/01/2018	MQE0103809	$25,000,000 xs $50,000,000
Excess Earthquake	Homeland Insurance Company	06/01/2018	795007845	$25,000,000 xs $75,000,000

Coverage	Insurer	Effective Date/Term	Policy Number	Retention/Limits
Politcal Violence Terrorism	Lexington Insurance Company	06/01/2018	025-031-002	$10,000,000
Commercial Property	American Home Assurance Co.	06/01/2018	25030995	$650,000,000
FINEX
D&O- FOS	Lloyds Syndicate- Travelers	07/01/2017	UB20027A	$1,000,000
D&O (Primary)	Travelers Casualty and Surety Company of America	07/01/2017	106475096	$15,000,000
Excess D&O (1st Excess)	U.S. Specialty Insurance Company	07/01/2017	14-MGU-17-A41141	$10,000,000 xs $15,000,000
Excess D&O (2nd Excess)	Endurance Reinsurance Corporation of America	07/01/2017	DOX10008752701	$10,000,000 xs $25,000,000
Excess D&O (3rd Excess)	QBE Insurance Corporation	07/01/2017	QPL0187652	$10,000,000 xs $35,000,000
Excess D&O (Side A)	Lloyd’s Underwriters	07/01/2017	B080136703P17	$15,000,000 xs $45,000,000
Crime	Travelers Casualty and Surety Company of America	07/01/2017	106475165	$5,000,000
Fiduciary (Primary)	Travelers Casualty and Surety Company of America	07/01/2017	106475162	$10,000,000
Fiduciary (Excess)	Illinois National Insurance Company	07/01/2017	589-25-28	$10,000,000 xs $10,000,000
FINEX
Marine Cargo	National Union Fire Insurance Company of Pittsburgh	03/01/2018	13000971	$100,000,000
Marine Cargo	National Union Fire Insurance Company of Pittsburgh	03/01/2016	27-726-031	$5,000,000
Marine Cargo	Liberty	1/1/2018	N01188512	$10,000,000

This insurance document is furnished to you as a matter of information for your convenience. It only summarizes the listed policy(ies) and is not intended to reflect all the terms and conditions or exclusions of such policy(ies). Moreover, the information contained in this document reflects coverage as of the effective date(s) of the policy(ies) and does not include subsequent changes. This document is not an insurance policy and does not amend, alter or extend the coverage afforded by the listed policy(ies). The insurance afforded by the listed policy(ies) is subject to all the terms, exclusions and conditions of such policy(ies).

SCHEDULE 5.18

POST-CLOSING OBLIGATIONS

Section 5.18(a)(ii):

8700 Line Avenue
Shreveport, LA 71106
Owner: Frymaster L.L.C.

2227 Welbilt Boulevard
New Port Richey, FL 34655
Owner: Welbilt, Inc.

1 Delfield Drive
Covington, TN 38019
Owner: The Delfield Company

Section 5.18(c):

To the extent not delivered on or prior to the Closing Date, delivery within 30 days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion) of corrected certificates representing the certificated Equity Interests pledged pursuant to the US Security Agreement or US Pledge Agreement and properly reflecting the information set forth on the annexes thereto, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

Within five Business Days following the Closing Date, the Borrowers shall deliver the following documents:

1.	Supplemental Grant of Security Interest in United States Trademarks, made by the Subsidiary Guarantors party thereto in favor of the Administrative Agent.
2.	Supplemental Grant of Security Interest in United States Patents, made by the Subsidiary Guarantors party thereto in favor of the Administrative Agent.
3.	Supplemental Grant of Security Interest in United States Copyrights, made by the Subsidiary Guarantors party thereto in favor of the Administrative Agent.

SCHEDULE 6.01

EXISTING INDEBTEDNESS

1.	The Indebtedness set forth on Schedule 1.02 hereof.

2.
$110,000,000 Sixth Amended and Restated Receivables Purchase Agreement dated as of March 3, 2016 among Manitowoc Cayman Islands Funding Ltd., Manitowoc Foodservice, Inc., Garland Commercial Ranges Limited, Convotherm Elektrogerate GmbH, Manitowoc Deutschland GmbH, Manitowoc Foodservice UK Limited, Manitowoc Foodservice Asia Pacific Private Limited and the other persons from time to time party thereto, as servicers, and Wells Fargo Bank, N.A., as purchaser and agent.

3.	$30,000,000 Revolving Loan dated as of March 27, 2018, between Enodis Holdings Limited and HSBC Bank plc, and the guarantee of obligations under or related thereto.

SCHEDULE 6.02

EXISTING LIENS

Deposits pledged to secure item 3 on Schedule 6.01 hereto.

SCHEDULE 6.05

EXISTING INVESTMENTS

•	Existing Investments in Subsidiaries set forth on Schedule 3.13.

•	In each case with respect to intercompany loans identified on Schedule 1.02, Investments (or other contributions to capital or transfers) thereof.

•	Investments in the Borrower or any Wholly Owned Restricted Subsidiary resulting from Indebtedness permitted under Section 6.01(t).

•	Intercompany loans described on Schedule 1.02.

SCHEDULE 6.09

EXISTING RESTRICTIONS

•
Indenture, dated as of February 18, 2016 between Welbilt, Inc. f/k/a Manitowoc Foodservice, Inc. (as successor to MTW Foodservice Escrow Corp.), and Wells Fargo Bank, National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of March 3, 2016 among Welbilt, Inc. f/k/a Manitowoc Foodservice, Inc., certain Guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

•
$110,000,000 Sixth Amended and Restated Receivables Purchase Agreement dated as of March 3, 2016 among Manitowoc Cayman Islands Funding Ltd., Welbilt, Inc. f/k/a Manitowoc Foodservice, Inc., Garland Commercial Ranges Limited, Convotherm Elektrogerate GmbH, WELBILT Deutschland GmbH f/k/a Manitowoc Deutschland GmbH, Welbilt UK Limited f/k/a Manitowoc Foodservice UK Limited, WELBILT Asia Pacific Private Limited f/k/a Manitowoc Foodservice Asia Pacific Private Limited and the other persons from time to time party thereto, as servicers, and Wells Fargo Bank, N.A., as purchaser and agent.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	______________________________

2. Assignee:	______________________________
[and is an Affiliate/Approved Fund of [identify Lender]1 ]

3. Borrower(s):	Welbilt, Inc.

4. Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement:
The 1,300,000,000 Credit Agreement dated as of March 3, 2016 among Welbilt, Inc., the Subsidiary Borrowers party thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

_____________________________
1 Select as applicable.

6.           Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

_____________________________
2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment” and “Term B Commitment,” etc.)
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and]4 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By
Title:

[Consented to:]5

[NAME OF RELEVANT PARTY]

By
Title:

_____________________________
4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
5 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Banks) is required by the terms of the Credit Agreement.

ANNEX 1

[__________________]6

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger or any other Lender and their respective Related Parties, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

_____________________________
6 Describe Credit Agreement at option of Administrative Agent.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF DESIGNATION LETTER

___________________, ______

JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders
to the Credit Agreement referred to below,
and the Lenders
10 South Dearborn
Chicago, Illinois 60603
Attention: Leonia Mischke
Telecopy No. 844-490-5663
Email: jpm.agency.servicing.1@jpmorgan.com

Ladies and Gentlemen:

We refer to the Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of March 3, 2016 among Welbilt, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Designation Letter have the meanings ascribed thereto in the Credit Agreement.

The Borrower hereby designates [_____________] (the “Designated Subsidiary”), a Wholly-Owned Foreign Subsidiary of the Borrower and a [corporation duly incorporated] under the laws of [_______]], as a “Subsidiary Borrower” in accordance with Section 2.20 of the Credit Agreement until such designation is terminated in accordance with Section 2.20 of the Credit Agreement and sets forth on Schedule 1 hereto the contact information about such Designated Subsidiary specified on such schedule.

The Designated Subsidiary hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Subsidiary Borrower under the Credit Agreement and agrees and confirms that, upon your execution and return to the Borrower of the enclosed copy of this letter, the Designated Subsidiary shall be a Subsidiary Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Subsidiary Borrower. The Designated Subsidiary hereby authorizes and empowers the Borrower to act as its representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including borrowing requests and interest elections under the Credit Agreement) and other communications in connection with the Credit Agreement and the transactions contemplated thereby and for the purposes of modifying or amending any provision of the Credit Agreement and further agrees that the Administrative Agent and each Lender may conclusively rely on the foregoing authorization.

The Borrower hereby represents and warrants to the Administrative Agent and each Lender that, before and after giving effect to this Designation Letter, (i) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof (other than representations and warranties that relate solely to an earlier date), and (ii) no Default has occurred and is continuing. The Designated Subsidiary represents and warrants that, in so far as they relate to such Designated Subsidiary, each of the representations and warranties set forth in Article III of the Credit Agreement is true and correct in all material respects on the date hereof as if made on and as of the date hereof. This Designation Letter shall be governed by, and construed in accordance with, the internal laws (without regard to the conflict of laws provisions) of the State of New York. Without limiting any other provisions hereof, the Designated Subsidiary hereby submits to jurisdiction and makes the waivers and otherwise in all aspects agrees to the terms of Section 9.09 of the Credit Agreement as if fully set forth herein.

The Designated Subsidiary hereby irrevocably and unconditionally designates and appoints the Borrower, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9.09(c) of the Credit Agreement. The Borrower hereby irrevocably and unconditionally accepts such appointment.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DESIGNATION LETTER, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS DESIGNATION LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Very truly yours,

WELBILT, INC.

By:

Name:

Title:

[NAME OF DESIGNATED SUBSIDIARY]

By:

Name:

Title:

Schedule 1

1.	Registered address:

2.	Contact Person:

Telephone number
Facsimile number
Email address of contact person

3.	Internet address, if any

4.	Federal employer identification number, if any

EXHIBIT C

FORM OF SUBORDINATION PROVISIONS

Section 1.01. Subordination of Liabilities. [Name of Payor] (the “Company”), for itself, and its successors and assigns covenants and agrees, and each payee (the “Payee”) by its acceptance of the Subordinated Indebtedness likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, subordinated indebtedness (the “Subordinated Indebtedness”) (such Subordinated Indebtedness to be evidenced by a note, or if not evidenced by a note, the books and records of the respective parties shall note that such Intercompany Loan shall be subject to the subordination provisions hereof (the “Subordinated Provisions”) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 hereof). The Subordination Provisions hereof shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02. Company Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 hereof) owing in respect thereof shall first be paid in full in cash, before any payment or distribution (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

(b)          The Company may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any event of default under the Credit Agreement referred to below or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each Payee hereby agrees that, so long as any such event of default exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Subordinated Indebtedness.

(c)          If, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Company shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the Payee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of the Subordination Provisions or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give the Payee prompt written notice of any event which would prevent payments under Section 1.02(a) or (b) hereof.

Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a)          the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the Payee is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(b)          any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which the Payee would be entitled except for the provisions of the Subordination Provisions, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid (after giving effect to the relative priorities of such Senior Indebtedness), after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c)          if, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Payee on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Without in any way modifying the provisions of the Subordination Provisions or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give prompt written notice to the Payee of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing as evidenced pursuant to Section 1.01 shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Payee by virtue of the Subordination Provisions which otherwise would have been made to the Payee shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Payee, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of the Subordination Provisions are and are intended solely or the purpose of defining the relative rights of the Payee, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05. Obligation of the Company Unconditional. Nothing contained in the Subordination Provisions is intended to or shall impair, as between the Company and the Payee, the obligation of the Company, which is absolute and unconditional, to pay to the Payee the principal of and interest owing as evidenced pursuant to Section 1.01 as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Payee and other creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Payee from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to all of the restrictions set forth in this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or, to the extent applicable, by any noncompliance by the Company with the terms and provisions of the note or book and records as stipulated in Section 1.01, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the Payee with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the Payee.

Section 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations (i) of the Company under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, amended and restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), dated as of March 3, 2016, among Welbilt, Inc. (formerly known as Manitowoc Foodservice, Inc.), the Subsidiary Borrowers party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and each other Credit Document (as defined in the Credit Agreement) to which the

Company is a party [, including the Subsidiary Guaranty (as defined in the Credit Agreement)], and any renewal, extension, restatement, refinancing or refunding of any thereof, other than contingent obligations for which no claim has been made and (ii) of the Company under the Senior Notes (as defined in the Credit Agreement) or any other Senior Note Document (as defined in the Credit Agreement). As used herein, the term “Obligation” shall mean all principal, interest, premium, reimbursement obligations, penalties, fees, expenses, indemnities and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any indebtedness (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim against the debtor in any such proceeding).

EXHIBIT D

FORM OF TERMINATION LETTER

___________________, ______

JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders
to the Credit Agreement referred to below,
and the Lenders
10 South Dearborn
Chicago, Illinois 60603
Attention: Leonia Mischke
Telecopy No. 844-490-5663
Email: jpm.agency.servicing.1@jpmorgan.com

Ladies and Gentlemen:

We refer to the Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of March 3, 2016 among Welbilt, Inc. (the “Borrower”), the Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Termination Letter have the meanings ascribed thereto in the Credit Agreement.

The Borrower hereby terminates the status as a Subsidiary Borrower of _________________, a corporation incorporated under the laws of _______________ (the “Designated Subsidiary”), in accordance with Section 2.20 of the Credit Agreement, effective as of the date of receipt of this notice by the Administrative Agent. The undersigned hereby represent and warrant that all Loans made to the Designated Subsidiary and all related obligations have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Termination Letter shall not terminate (a) any Obligation of such Designated Subsidiary that remains unpaid on the date hereof (including, without limitation, any Obligation arising hereafter in respect of the Designated Subsidiary under Sections 2.15, 2.16 or 2.17 of the Credit Agreement) or (b) the obligations of the Borrower under the Parent Guaranty with respect to any such unpaid Obligations.

Very truly yours,

WELBILT, INC.

By:
Name:
Title:

[SUBSIDIARY BORROWER]

By:

Name:
Title:

EXHIBIT E-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of March 3, 2016 among Welbilt, Inc. (the “Borrower”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Applicable Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Applicable Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Applicable Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT E-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement) dated as of March 3, 2016 among Welbilt, Inc. (the “Borrower”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Applicable Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Applicable Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Applicable Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT E-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of March 3, 2016 among Welbilt, Inc. (the “Borrower”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT E-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of March 3, 2016 among Welbilt, Inc. (the “Borrower”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT F

[RESERVED]

EXHIBIT G

FORM OF PARENT GUARANTY

(ATTACHED)

FORM OF PARENT GUARANTY

AMENDED AND RESTATED PARENT GUARANTY dated as of October 23, 2018 (as same may be amended, supplemented, or otherwise modified, restated or amended and restated from time to time, this “Guaranty”) made by Welbilt, Inc., a Delaware corporation (the “Guarantor”), in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and their Affiliates and each other Secured Creditor to the extent provided below.

WITNESSETH:

WHEREAS, Welbilt, Inc., a Delaware corporation f/k/a Manitowoc Foodservice, Inc. (the “Borrower”), the Subsidiary Borrowers party thereto (together with the Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (together with any successor Administrative Agent, the “Administrative Agent”) are parties to that certain Credit Agreement, dated as of March 3, 2016, among the Borrowers (as defined therein), the lenders party thereto and the Administrative Agent (as amended, restated, amended and restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection therewith, the Borrower was required to and did execute and deliver to the Administrative Agent that certain Parent Guaranty, dated as of March 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Existing Parent Guaranty”);

WHEREAS, the Existing Credit Agreement is being amended in the form of the amended credit agreement dated as of the date hereof (as the same may be further amended, supplemented, or otherwise modified, restated or amended and restated from time to time, the “Credit Agreement”), which Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Guarantor and the Subsidiary Borrowers. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them by the Credit Agreement;

WHEREAS, the Guarantor may from time to time designate one or more additional Subsidiary Borrowers who shall be entitled to make borrowings as permitted by the Credit Agreement;

WHEREAS, it is a condition precedent to the amendment of the Existing Credit Agreement in the form of the Credit Agreement and the extension of credit by the Lenders under the Credit Agreement that the Guarantor executes and delivers this Guaranty, which amends and restates the Existing Parent Guaranty in its entirety; and

WHEREAS, to (a) induce the Lenders and the Administrative Agent to enter into the Credit Agreement and extend credit thereunder and (b) induce the Lenders and their Affiliates to enter into one or more Swap Agreements, Bank Product Agreements (as defined in the US Security Agreement) and/or Designated Foreign Facility Agreements (as defined in the US Security Agreement) permitted by the Credit Agreement (such agreements, as from time to time amended, supplemented, otherwise modified, restated or amended and restated being the “Covered Agreements”), the Guarantor is willing to guarantee the obligations of the Subsidiary Borrowers and each other Subsidiary of the Borrower (together, the “Subsidiary Borrowers”) under the Credit Agreement, any promissory note issued pursuant thereto, the other Credit Documents and the Covered Agreements (all of the foregoing agreements or arrangements being the “Facilities” and any writing evidencing, supporting or securing a Facility, including but not limited to this Guaranty, as such writing may be amended, supplemented or otherwise modified from time to time, being a “Facility Document”).

NOW THEREFORE, to induce the Guaranteed Parties (as defined below) to enter into or extend or continue credit or give financial accommodation under the Facilities, the Guarantor agrees as follows:

Section 1.            Guaranty of Payment. The Guarantor unconditionally and irrevocably guarantees to each of the Administrative Agent, the Collateral Agent, the Lenders, each of their Affiliates party to a Covered Agreement and each other Secured Creditor (individually, a “Guaranteed Party”, and collectively, the “Guaranteed Parties”) the punctual payment of all sums now owing or which may in the future be owing by the Subsidiary Borrowers under the Facility Documents, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the “Liabilities”). Upon failure by any Subsidiary Borrower to pay punctually any Liability, the Guarantor agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) the amount not so paid at the place and in the manner specified in the applicable Facility Document. The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guarantee of payment and not of collection only. The Guaranteed Parties shall not be required to exhaust any right or remedy or take any action against the Subsidiary Borrowers or any other person or entity or any Collateral. The Guarantor agrees that, as between the Guarantor and the Guaranteed Parties, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards any of the Subsidiary Borrowers and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

Section 2.             Guaranty Absolute. The Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facility Documents. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any Collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and (e) any other setoff, defense (other than a defense of payment) or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Facility Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, any of the Subsidiary Borrowers or the Guarantor.

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Section 3.            Guaranty Irrevocable. This Guaranty is a continuing guarantee of the payment of all Liabilities now or hereafter existing under the Facility Documents and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty (in each case other than contingent obligations in respect of which no claim has been made) and until the Facility Documents are no longer in effect (other than provisions thereof that expressly survive the termination thereof).

Section 4.           Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Guaranteed Party on the insolvency, bankruptcy or reorganization of any of the Subsidiary Borrowers or otherwise, all as though the payment had not been made.

Section 5.             Subrogation. The Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities (other than contingent obligations in respect of which no claim has been made) have been paid in full and the Facility Documents are no longer in effect (other than provisions thereof that expressly survive the termination thereof). If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities (other than contingent obligations in respect of which no claim has been made) have not been paid in full, such amount shall be held in trust by the Guarantor for the benefit of the Guaranteed Parties and shall be promptly paid to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms hereof and of the Facility Documents. If the Guarantor makes payment to the Guaranteed Parties of all or any part of the Liabilities and all the Liabilities are paid in full and the Facility Documents are no longer in effect, the applicable Guaranteed Party shall, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Liabilities resulting from the payment.

Section 6.             Subordination. Without limiting the Guaranteed Parties’ rights under any other agreement, any liabilities owed by any of the Subsidiary Borrowers to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of such Subsidiary Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities owing by such Guarantor, and such liabilities of such Subsidiary Borrower to the Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by the Guarantor as trustee for the Guaranteed Parties and shall be paid over to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

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Section 7.             Payments Generally. All payments by the Guarantor hereunder shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the applicable Facility Document; provided, however, that (if the Payment Currency is other than Dollars) the Guarantor may, at its option (or, if for any reason whatsoever the Guarantor is unable to effect payments in the foregoing manner, the Guarantor shall be obligated to) pay to the applicable Guaranteed Party at its principal office the equivalent amount in Dollars computed in the same manner as, and the Guarantor shall indemnify the applicable Guaranteed Party to the same extent as set forth in, Section 9.15 of the Credit Agreement.

Section 8.              Certain Taxes. The provisions of Sections 2.17(a), (b) and (c) of the Credit Agreement, including related definitions, are incorporated herein mutatis mutandis with respect to Taxes associated with payments to be made by the Guarantor hereunder.

Section 9.             Representations and Warranties. The Guarantor represents and warrants that: (a) the execution, delivery and performance of this Guaranty by the Guarantor (i) are within the Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder or similar action on the part of the Guarantor; (ii) do not violate any agreement, instrument, law, regulation or order applicable to the Guarantor, other than, in the case of agreements and instruments, for such violations or defaults which could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (iii) do not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind other than such as have been obtained and which are in full force and effect as of the date hereof; (b) this Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting creditors’ rights generally; and (c) in executing and delivering this Guaranty, the Guarantor has (i) without reliance on any Guaranteed Party or any information received from any Guaranteed Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Subsidiary Borrower, the Subsidiary Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Subsidiary Borrowers or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Subsidiary Borrowers on a continuing basis information concerning the Subsidiary Borrowers; (iii) has full and complete access to the Facility Documents and any other documents executed in connection with the Facility Documents; and (iv) not relied and will not rely upon any representations or warranties of any Guaranteed Party not embodied herein or any acts heretofore or hereafter taken by any Guaranteed Party (including but not limited to any review by any Guaranteed Party of the affairs of the Subsidiary Borrowers).

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Section 10.           Limitation on Obligations. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor or any Guaranteed Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Guarantor’s “Maximum Liability”). This Section 10 with respect to the Maximum Liability of the Guarantor is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 10 with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

(b)         The Guarantor agrees that the Liabilities may at any time and from time to time exceed the Maximum Liability of the Guarantor without impairing this Guaranty or affecting the rights and remedies of the Guaranteed Parties hereunder. Nothing in this Section 10 shall be construed to increase the Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 11.            Application of Payments. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Liabilities in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)          FIRST, to payment of all costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Liabilities;

(b)         SECOND, in the order provided in Section 7.4 of the US Security Agreement;

(c)          THIRD, to payment of the principal of the Liabilities and the net early termination payments and any other obligations under Covered Agreements then due and unpaid from the Subsidiary Borrowers to any of the Guaranteed Parties, pro rata among the Guaranteed Parties in accordance with the amount of such principal and such net early termination payments and other obligations under Covered Agreements then due and unpaid owing to each of them; and

(d)          FOURTH, to payment of any Liabilities (other than those listed above) pro rata among those parties to whom such Liabilities are due in accordance with the amounts owing to each of them.

Section 12.            Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 13.           Setoff. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Guaranteed Parties may otherwise have, each Guaranteed Party shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor at any of such Guaranteed Party’s offices, in Dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided that the Guaranteed Parties’ failure to give such notice shall not affect the validity thereof.

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Section 14.            Formalities. The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.

Section 15.            Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent (and, to the extent required under the Credit Agreement, with the consent of the Required Lenders), and, if any amendment, the Guarantor, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 16.            Expenses. The parties hereto agreed that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder to the extent required by Section 9.03 of the Credit Agreement as if such section were set out in full herein and references to “the Borrower” therein were references to the Guarantor.

Section 17.           Assignment. This Guaranty shall be binding on, and shall inure to the benefit of, the Guarantor, each Guaranteed Party and their respective successors and permitted assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, each Guaranteed Party may assign, sell participations in or otherwise transfer its rights under the Facility Documents in accordance with the terms thereof to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Guaranteed Parties in this Guaranty or otherwise.

Section 18.            Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 19.         Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE GUARANTOR CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF. SERVICE OF PROCESS BY A GUARANTEED PARTY IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED IN SECTION 21 BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM (OTHER THAN A COMPULSORY COUNTERCLAIM) RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

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Section 20.            Integration; Effectiveness. This Guaranty alone sets forth the entire understanding of the Guarantor and the Guaranteed Parties relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantor to the Administrative Agent. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.

Section 21.            Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.

Section 22.           Effect of Amendment and Restatement of Existing Parent Guaranty. On the Closing Date, the Existing Parent Guaranty shall be amended, restated and superseded hereby in its entirety. The parties hereto acknowledge and agree that (a) this Guaranty and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute  a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Parent Guaranty and Existing Credit Agreement as in effect prior to the Closing Date and (b) such “Obligations” are in all respects continuing (as amended or amended and restated hereby or thereby) with only the terms thereof being modified as provided in this Guaranty and the other Credit Documents executed in connection herewith.

[signature pages follow]

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its authorized officer as of the date first above written.

WELBILT, INC.

By:
Name:
Title:

[Signature Page to the Parent Guaranty]

EXHIBIT H

FORM OF SUBSIDIARY GUARANTY

(ATTACHED)

FORM OF SUBSIDIARY GUARANTY

AMENDED AND RESTATED SUBSIDIARY GUARANTY dated as of October 23, 2018 (as same may be amended, supplemented, restated or amended and restated or otherwise modified from time to time, this “Guaranty”) made by each of the Persons that is a signatory hereto (individually a “Guarantor” and collectively, the “Guarantors”) in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and their Affiliates and each other Secured Creditor to the extent provided below.

WITNESSETH:

WHEREAS, Welbilt, Inc., a Delaware corporation f/k/a Manitowoc Foodservice, Inc. (the “Borrower”), the Subsidiary Borrowers party thereto, the Administrative Agent and the lenders party thereto are parties to that certain Credit Agreement, dated as of March 3, 2016, among the Borrowers (as defined therein), the lenders party thereto and the Administrative Agent (as amended, restated, amended and restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection therewith, certain Subsidiaries of the Borrower were required to and did execute and deliver to the Administrative Agent that certain Subsidiary Guaranty, dated as of March 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Existing Subsidiary Guaranty”);

WHEREAS, the Existing Credit Agreement is being amended in the form of the amended credit agreement dated as of the date hereof (as the same may be further amended, supplemented, restated or amended and restated or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower and Subsidiary Borrowers. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them by the Credit Agreement; provided that “Secured Creditors” shall have the meaning assigned thereto in the US Security Agreement;

WHEREAS, it is a condition precedent to the amendment of the Existing Credit Agreement in the form of the Credit Agreement and the extension of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty, which amends and restates the Existing Subsidiary Guaranty in its entirety, whereby each of the Guarantors shall guarantee the payment when due of certain Liabilities (as defined below) as set forth herein; and

WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors (each of which is a Subsidiary of the Borrower), and to (a) induce the Lenders and the Administrative Agent to amend the Existing Credit Agreement and extend credit thereunder and (b) induce the Lenders and their Affiliates to enter into one or more Swap Agreements, Bank Product Agreements (as defined in the US Security Agreement) and/or Designated Foreign Facility Agreements (as defined in the US Security Agreement) permitted by the Credit Agreement (such agreements, as from time to time amended, supplemented or otherwise modified, restated or amended and restated being the “Covered Agreements”) AND because each Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Domestic Guarantors (as defined below) is willing to guarantee the obligations of the Borrower, each Subsidiary Borrower and each other Subsidiary of the Borrower (together, the “Borrowers”) under the Credit Agreement, any promissory note issued pursuant thereto, the other Credit Documents and the Covered Agreements (all of the foregoing agreements or arrangements being the “Facilities” and any writing evidencing, supporting or securing a Facility, including but not limited to this Guaranty, as such writing may be amended, supplemented or otherwise modified from time to time, being a “Facility Document”) and each of the Foreign Guarantors (as defined below) is willing to guarantee the obligations of each Subsidiary Borrower and other Foreign Subsidiary of the Borrower under the Credit Agreement, any promissory note issued pursuant thereto, the other Credit Documents and the Covered Agreements.

NOW THEREFORE, to induce the Guaranteed Parties (as defined below) to enter into or extend or continue credit or give financial accommodation under the Facilities, each Guarantor agrees as follows:

Section 1.             Guaranty of Payment.

(a)         Each Guarantor that is a Domestic Subsidiary (each, a “Domestic Guarantor”) unconditionally and irrevocably guarantees to each of the Administrative Agent, the Collateral Agent, the Lenders, each of their Affiliates party to a Covered Agreement, and each other Secured Creditor (individually, a “Guaranteed Party”, and collectively, the “Guaranteed Parties”) the full and punctual payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Domestic Guarantor at the rate provided for in the applicable Facility Document, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each of the Borrowers to the Guaranteed Parties, whether now owing or which may in the future may be owing (all of the foregoing being the “Liabilities”). Upon failure by any of the Borrowers to pay punctually any of the Liabilities, each of the Guarantors agrees that it shall forthwith pay to the Administrative Agent for the benefit of the applicable Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) the amount not so paid at the place and in the manner specified in the applicable Facility Document.

(b)          Each Guarantor that is a Foreign Subsidiary (a “Foreign Guarantor”) unconditionally and irrevocably guarantees to each Guaranteed Party the full and punctual payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Foreign Guarantor at the rate provided for in the applicable Facility Document, wither or not a claim for post-petition interest is allowed in any such proceeding)) of each of the Subsidiary Borrowers and the Foreign Subsidiaries to the Guaranteed Parties, whether now owing or which may in the future may be owing (all of the foregoing being the “Foreign Liabilities”).  Upon failure by any Subsidiary Borrower or Foreign Subsidiary to pay punctually any of the Foreign Liabilities, each of the Foreign Guarantors agrees that it shall forthwith pay to the Administrative Agent for the benefit of the applicable Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) the amount not so paid at the place and in the manner specified in the applicable Facility Document.

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(c)         This Guaranty is a guarantee of payment and not of collection only. The Guaranteed Parties shall not be required to exhaust any right or remedy or take any action against the Borrowers or any other person or entity or any Collateral. Each Guarantor agrees that, as between such Guarantor and the Guaranteed Parties, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards any of the Borrowers and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by such Guarantor for the purposes of this Guaranty. All liabilities of the Guarantors hereunder shall be the joint and several liabilities of each Guarantor; provided that in no event shall any Foreign Guarantor, CFC Holdco or Domestic Subsidiary of a CFC guarantee or be deemed to guarantee any liabilities as to which the Borrower or any Domestic Subsidiary is the primary obligor (any such liabilities, “Domestic Liabilities”).

(d)          Notwithstanding anything contained herein, the Liabilities guaranteed by any Foreign Guarantor, CFC Holdco or Domestic Subsidiary of a CFC shall exclude all Domestic Liabilities.

Section 2.             Guaranty Absolute. Each Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facility Documents. The liability of a Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any Collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and (e) any other setoff, defense (other than a defense of payment) or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Facility Documents or the transactions contemplated thereby which might otherwise constitute a legal or equitable defense available to, or discharge of, any of the Borrowers or a Guarantor.

Section 3.            Guaranty Irrevocable. This Guaranty is a continuing guarantee of the payment of all Liabilities now or hereafter existing under the Facility Documents and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty (in each case other than contingent obligations in respect of which no claim has been made) and until the Facility Documents are no longer in effect (other than provisions thereof that expressly survive the termination thereof).

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Section 4.           Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Guaranteed Party on the insolvency, bankruptcy or reorganization of any of the Borrowers or otherwise, all as though the payment had not been made.

Section 5.             Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation by any payment made under this Guaranty or otherwise, until all the Liabilities (other than contingent obligations in respect of which no claim has been made) have been paid in full and the Facility Documents are no longer in effect (other than provisions thereof that expressly survive the termination thereof). If any amount is paid to a Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities (other than contingent obligations in respect of which no claim has been made) have not been paid in full, such amount shall be held in trust by such Guarantor for the benefit of the Guaranteed Parties and shall be promptly paid to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms hereof and of the Facility Documents (for the avoidance of doubt, subject to Section 1(d) hereof and Section 7.21 of the Credit Agreement). If a Guarantor makes payment to the Guaranteed Parties of all or any part of the Liabilities and all the Liabilities (other than contingent obligations in respect of which no claim has been made) are paid in full and the Facility Documents (other than provisions thereof that expressly survive the termination thereof) are no longer in effect, the applicable Guaranteed Party shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Liabilities resulting from the payment.

Section 6.             Subordination. Without limiting the Guaranteed Parties’ rights under any other agreement, any liabilities owed by any of the Borrowers to a Guarantor in connection with any extension of credit or financial accommodation by a Guarantor to or for the account of such Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities owing by such Guarantor, and such liabilities of such Borrower to such Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by such Guarantor as trustee for the Guaranteed Parties and shall be paid over to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) on account of the Liabilities but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty (for the avoidance of doubt, subject to Section 1(d) hereof and Section 7.21 of the Credit Agreement).

Section 7.             Payments Generally. All payments by a Guarantor hereunder shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the applicable Facility Document; provided, however, that (if the Payment Currency is other than Dollars) a Guarantor may, at its option (or, if for any reason whatsoever such Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the applicable Guaranteed Party at its principal office the equivalent amount in Dollars computed in the same manner as, and such Guarantor shall indemnify the applicable Guaranteed Party to the same extent as set forth in, Section 9.15 of the Credit Agreement.

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Section 8.              Certain Taxes. The provisions of Sections 2.17(a), (b) and (c) of the Credit Agreement, including related definitions, are incorporated herein mutatis mutandis with respect to Taxes associated with payments to be made by the Guarantors hereunder.

Section 9.           Representations and Warranties. Each Guarantor represents and warrants that: (a) the execution, delivery and performance of this Guaranty by such Guarantor (i) are within such Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or similar action on the part of such Guarantor; (ii) do not violate any agreement, instrument, law, regulation or order applicable to such Guarantor, other than, in the case of agreements and instruments, for such violations or defaults which could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (iii) do not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind other than such as have been obtained and which are in full force and effect as of the date hereof; (b) this Guaranty has been duly executed and delivered by such Guarantor and is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting creditors’ rights generally; and (c) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on any Guaranteed Party or any information received from any Guaranteed Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrowers, the Borrowers’ business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrowers or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrowers on a continuing basis information concerning the Borrowers; (iii) has full and complete access to the Facility Documents and any other documents executed in connection with the Facility Documents; and (iv) not relied and will not rely upon any representations or warranties of any Guaranteed Party not embodied herein or any acts heretofore or hereafter taken by any Guaranteed Party (including but not limited to any review by any Guaranteed Party of the affairs of the Borrowers).

Section 10.           Limitation on Obligations. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or any Guaranteed Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 10 with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 10 with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

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(b)          Each of the Guarantors agrees that the Liabilities may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Guaranteed Parties hereunder. Nothing in this Section 10 shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

(c)         If any Guarantor (a “Paying Guarantor”) makes any payment or payments under this Guaranty or suffers any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor; provided that in no event shall a Foreign Subsidiary be a “Non-Paying Guarantor” in respect of any payments made by a Paying Guarantor in respect of Domestic Liabilities. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors (or, in respect of any payments under this Guaranty in respect of Domestic Liabilities, all Domestic Guarantors) hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors (or any Domestic Guarantors, as applicable), the aggregate amount of all monies received by all Guarantors (or all Domestic Guarantors, as applicable) from the Borrowers after the date hereof (whether by loan, capital infusion or by other means. Nothing in this Section 10 shall affect any Guarantor’s several liability for the entire amount of the Liabilities (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Liabilities. The provisions of this Section 10 are for the benefit of both the Guaranteed Parties and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 11.          Application of Payments. All payments received by the Administrative Agent hereunder shall (unless a court of competent jurisdiction shall otherwise direct) be applied by the Administrative Agent first to payment of all costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Liabilities and then in the order set forth in Section 6.4 of the US Security Agreement; provided that notwithstanding the foregoing all amounts and proceeds received from or in respect of any Foreign Credit Party shall instead be applied:

(i)          first, to the payment of all portions of the Foreign Liabilities constituting fees, indemnities, expenses and other amounts (other than principal and interest) owing the Administrative Agent or the Collateral Agent in their respective capacities as such;

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(ii)        second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to payment of that portion of the Foreign Liabilities constituting fees, indemnities and other amounts (other than principal and interest and other amounts described in clauses (iii) or (iv) below) payable to the Lender Creditors (including attorneys’ fees payable under the Credit Agreement), with each Lender Creditor receiving an amount equal to its outstanding Credit Document Obligations payable pursuant to this clause (ii) or, if such proceeds are insufficient to pay in full all such Foreign Liabilities, its Pro Rata Share (as defined in the US Security Agreement) of the amount then remaining to be distributed;

(iii)       third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), to payment of that portion of the Foreign Liabilities constituting accrued and unpaid interest on Loans and unreimbursed LC Disbursements and participation fees with respect to Letters of Credit, with each Lender Creditor receiving an amount equal to its outstanding Credit Document Obligations payable pursuant to this clause (iii) or, if such proceeds are insufficient to pay in full all such Foreign Liabilities, its Pro Rata Share of the amount then remaining to be distributed;

(iv)        fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), to (x) payment of that portion of the Foreign Liabilities constituting unpaid principal of Loans and unreimbursed LC Disbursements, (y) cash collateralization of the aggregate undrawn face amount of all outstanding Letters of Credit and (z) payment of amounts (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) then due and payable to the Secured Creditors under, or with respect to, Swap Agreements, Bank Product Agreements and Designated Foreign Facility Agreements, with each Secured Creditor receiving an amount equal to its outstanding Foreign Liabilities (including cash collateral in respect of outstanding Letters of Credit) payable pursuant to this clause (iv) or, if such proceeds are insufficient to pay in full all such Foreign Liabilities (including cash collateral in respect of outstanding Letters of Credit), its Pro Rata Share of the amount then remaining to be distributed;

(v)         fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), to payment of all other Foreign Liabilities that are then due and payable to the Administrative Agent, the Collateral Agent or the other Secured Creditors on such date or, if such proceeds are insufficient to pay in full all such Foreign Liabilities, to each such Person such Person’s Pro Rata Share of the amount remaining to be distributed; and

(vi)         sixth, inclusive, and following the termination of the Subsidiary Guaranty, to the relevant Guarantor or to whomever may be lawfully entitled to receive such surplus.

Section 12.            Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

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Section 13.            Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Guaranteed Parties may otherwise have, each Guaranteed Party shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Guarantor at any of such Guaranteed Party’s offices, in Dollars or in any other currency, against any amount payable by such Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the Guaranteed Parties’ failure to give such notice shall not affect the validity thereof.

Section 14.            Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.

Section 15.           Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by a Guarantor therefrom , shall be effective unless it is in writing and signed by the Administrative Agent (and, to the extent required under the Credit Agreement, with the consent of the Required Lenders) and, if an amendment, the Guarantors, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 16.           Expenses. The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder to the extent required by Section 9.03 of the Credit Agreement as if such section were set out in full herein and references to “the Borrower” therein were references to each Guarantor.

Section 17.           Assignment. This Guaranty shall be binding on, and shall inure to the benefit of, each Guarantor, each Guaranteed Party and their respective successors and permitted assigns; provided that a Guarantor may not assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing: (a) the obligations of each Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if the Guarantor is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) each Guaranteed Party may assign, sell participations in or otherwise transfer its rights under the Facility Documents in accordance with the terms thereof to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Guaranteed Parties in this Guaranty or otherwise.

Section 18.            Captions.          The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

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Section 19.          Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH GUARANTOR CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF. SERVICE OF PROCESS BY A GUARANTEED PARTY IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON A GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED IN SECTION 22 BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT SUCH GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM (OTHER THAN A COMPULSORY COUNTERCLAIM) RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT A GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

Section 20.           Integration; Effectiveness. This Guaranty alone sets forth the entire understanding of each Guarantor and the Guaranteed Parties relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by each Guarantor to the Administrative Agent. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.

Section 21.          Additional Subsidiary Guarantors. Pursuant to Sections 5.10 and 5.13 of the Credit Agreement, certain Subsidiaries are from time to time required to enter into this Guaranty as a Guarantor. Upon execution and delivery after the date hereof (a) by the Administrative Agent and a Subsidiary of a supplement in the form of Exhibit A hereto (or in such other form as may be satisfactory to the Administrative Agent) and (b) in the case of a Wholly-Owned Foreign Subsidiary designated by the Borrower as a Subsidiary Guarantor pursuant to Section 5.13(d) of the Credit Agreement, satisfaction of the other conditions precedent set forth in Section 5.13(d) of the Credit Agreement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. Each Guarantor hereby consents to additional Subsidiaries becoming party hereto as Guarantors in such manner. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require any further consent of any Guarantor hereunder or the consent of any of the Borrowers or of any Guaranteed Party. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party hereto.

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Section 22.           Notices. All communications and notices hereunder shall be in writing and (other than to a Guarantor) given as provided in Section 9.01 of the Credit Agreement. Notices to the Guarantors shall be sent to them in care of Welbilt, Inc., 2227 Welbilt Boulevard, New Port Richey, Florida 34655, Attention of Richard Sheffer, Vice President of Investor Relations and Treasurer (Email: richard.sheffer@welbilt.com) and Joel Horn, General Counsel (email: Joel.Horn@welbilt.com), with a copy to Jones Day, 250 Vesey Street, New York, New York 10281-1047, Attn: Charles N. Bensinger III (Telecopy No. 212-755-7306), or at such other address as they may specify in a writing delivered to the Administrative Agent in the manner specified by such Section 9.01.

Section 23.           Excluded Swap Obligations, Etc. (a) Notwithstanding anything herein to the contrary (including the definition of “Liabilities”), the definition of “Liabilities” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

(b)          Notwithstanding anything to the contrary in Section 11 hereof or Section 6.4 of the US Security Agreement, amounts received from any Guarantor that is not a Qualified ECP Guarantor (as defined below) shall not be applied to any Excluded Swap Obligation of such Guarantor. For purposes hereof, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(c)         Without limiting the provisions of Section 10 hereof, each Qualified ECP Guarantor (other than any Foreign Guarantor in respect of any Domestic Liability) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this paragraph shall remain in full force and effect until payment in full of all Liabilities (other than contingent obligations in respect of which no claim has been made) and until the Credit Agreement (other than provisions thereof that expressly survive the termination thereof) is no longer in effect. Each Qualified ECP Guarantor intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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Section 24.           Effect of Amendment and Restatement of Existing Subsidiary Guaranty. On the Closing Date, the Existing Subsidiary Guaranty shall be amended, restated and superseded hereby in its entirety. The parties hereto acknowledge and agree that (a) this Guaranty and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute  a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Subsidiary Guaranty and Existing Credit Agreement as in effect prior to the Closing Date and (b) such “Obligations” are in all respects continuing (as amended or amended and restated hereby or thereby) with only the terms thereof being modified as provided in this Guaranty and the other Credit Documents executed in connection herewith.

[signature pages follow]

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IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed and delivered by its authorized officer as of the date first above written.

APPLIANCE SCIENTIFIC, INC.
BERISFORD PROPERTY DEVELOPMENT (USA) LTD.
CHARLES NEEDHAM INDUSTRIES INC.
CLEVELAND RANGE, LLC
ENODIS CORPORATION
ENODIS GROUP HOLDINGS US, INC.
ENODIS HOLDINGS, INC.
ENODIS TECHNOLOGY CENTER, INC.
FRYMASTER L.L.C.
GARLAND COMMERCIAL INDUSTRIES LLC
KYSOR BUSINESS TRUST
KYSOR HOLDINGS, INC.
KYSOR INDUSTRIAL CORPORATION, a Michigan corporation
KYSOR INDUSTRIAL CORPORATION, a Nevada corporation
KYSOR NEVADA HOLDING CORP.
LANDIS HOLDINGS LLC
MANITOWOC EQUIPMENT WORKS, INC.
MANITOWOC FOODSERVICE COMPANIES, LLC
MANITOWOC FSG OPERATIONS, LLC
MCCANN’S ENGINEERING & MANUFACTURING CO., LLC
THE DELFIELD COMPANY LLC
WELBILT FSG U.S. HOLDING, LLC
WELBILT HOLDING COMPANY
WELBILT U.S. DOMESTIC CORPORATION
WESTRAN CORPORATION
each, as a Domestic Guarantor

By:
Name:
Title:

[Signature Page to Subsidiary Guaranty]

ENODIS HOLDINGS LIMITED, as a Foreign Guarantor

By:
Name:
Title:

MANITOWOC FOODSERVICE UK HOLDING LIMITED, as a Foreign Guarantor

By:
Name:
Title:

MANITOWOC FSG UK LIMITED,
as a Foreign Guarantor

By:
Name:
Title:

[Signature Page to Subsidiary Guaranty]

EXHIBIT A

TO GUARANTY

SUPPLEMENT NO. ___ dated as of _______ ___, 20___ to the Amended and Restated Subsidiary Guaranty dated as of October 23, 2018 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), by the Subsidiaries of Welbilt, Inc., a Delaware corporation (the “Borrower”), party thereto (individually, a “Guarantor”, and collectively, the “Guarantors”) for the benefit of the Guaranteed Parties.

Reference is made to the Credit Agreement dated as of March 3, 2016 (as the same has been and may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subsidiary Borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.

The Guarantors have entered into the Guaranty to induce the Guaranteed Parties to amend the Existing Credit Agreement and extend credit and take other actions pursuant to the Facility Documents. Pursuant to Section 5.10 or 5.13 of the Credit Agreement, the undersigned Subsidiary is required to enter into the Guaranty as a [Domestic][Foreign] Guarantor. [Section 21 of the Guaranty provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement.][Section 21 of the Guaranty provides that additional Wholly-Owned Foreign Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement and upon satisfaction of the other conditions precedent set forth in Section 5.13(d) of the Credit Agreement] The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a [Domestic][Foreign] Guarantor under the Guaranty in order to induce the Guaranteed Parties to extend and continue the extension of credit pursuant to the Credit Agreement and/or to enter into and perform under other Facility Documents.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1.       In accordance with Section 21 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor and a [Domestic][Foreign] Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and a [Domestic][Foreign] Guarantor and the New Guarantor hereby (a) agrees to all the terms thereof and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (with all references to “the Guaranty” in Section 9 of the Guaranty being deemed references to the Guaranty and this Supplement). Henceforth, each reference to a “Guarantor” and “[Domestic][Foreign] Guarantor” in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference. [Notwithstanding anything contained herein or in the Guaranty, the Liabilities guaranteed by the New Guarantor pursuant hereto (and pursuant to the Guaranty) shall exclude all Liabilities as to which the Borrower or a Domestic Subsidiary is the primary obligor.]1

[1]	To be inserted with respect to Foreign Guarantors.

SECTION 2.        This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.

SECTION 3.         Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 4.         THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 5.         All communications and notices hereunder shall be in writing and (other than to the New Guarantor) given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it as provided in Section 22 of the Guaranty.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT I

FORM OF UK SECURITY AGREEMENT

(ATTACHED)

SUPPLEMENTAL SECURITY AGREEMENT
relating to a security agreement dated 3 March 2016

DATED __ OCTOBER 2018

BETWEEN

THE COMPANIES LISTED IN THE SCHEDULE
as the Original Chargors

and

JPMORGAN CHASE BANK, N.A.
as UK Security Trustee

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THIS DEED is dated __ October 2018

BETWEEN:

(1)	THE COMPANIES listed in the Schedule as chargors (each an Original Chargor and together the Original Chargors); and

(2)	JPMORGAN CHASE BANK, N.A. as agent and trustee for the Secured Creditors referred to below (the UK Security Trustee).

BACKGROUND:

(A)
The Original Chargors entered into the security agreement dated 3 March 2016 in favour of the UK Security Trustee (the “Original Security Agreement”) in connection with the Credit Agreement (as defined in the Original Security Agreement, and hereinafter the “Original Credit Agreement”). The Original Credit Agreement has been amended and restated by the Credit Agreement (as defined below).

(B)	To supplement the Original Security Agreement to reflect the execution of the Credit Agreement, each Original Chargor and the UK Security Trustee have agreed to enter into this Deed.

(C)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

Terms defined in the Credit Agreement, the Original Security Agreement or the US Security Agreement shall, unless otherwise defined in this Deed or a contrary intention appears, bear the same meanings when used in this Deed and the following terms shall have the following meanings.

Bank Product Agreements shall mean any agreement entered into from time to time with any Credit Party in connection with any of the Bank Products which Welbilt, Inc. identifies to the UK Security Trustee and the Administrative Agent in writing as an agreement intended to be secured by this Deed (which designation, once made, may be revoked only with the consent of the Lender or Lender Affiliate party thereto).

Credit Agreement means the amended and restated credit agreement dated on or about the date hereof between, amongst others, Welbilt, Inc. as the Borrower, Enodis Holdings Limited as a UK Borrower, the other Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent and UK Security Trustee.

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Foreign Entity means a member of the Group which is a Foreign Subsidiary of Welbilt, Inc.

Group means Welbilt, Inc. and its Subsidiaries.

UK Borrower means Enodis Holdings Limited (registered number 04330209) with its registered office at St Anns Wharf, 112 Quayside, Newcastle Upon Tyne NE1 3DX.

1.2	Construction/Certificates

The provisions of Clauses 1.2 and 1.3 of the Original Security Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Original Security Agreement are to be construed as references to this Deed and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Original Security Agreement, shall be construed accordingly.

2.	CREATION OF SECURITY

2.1	General

(a)	All this Security:

(i)	is created in favour of the UK Security Trustee;

(ii)
is continuing security for the payment, discharge and performance of all the relevant Secured Liabilities and will extend to the ultimate balance of all relevant sums payable by the Obligors under the Credit Documents regardless of any intermediate payment or discharge in whole or in part; and

(iii)	is made with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

(b)	If any of the assets of a Chargor cannot be fully and effectively secured in the manner envisaged by this Deed without the consent of a third party:

(i)	that Chargor must notify the UK Security Trustee as soon as reasonably practicable;

(ii)
this Security will, until such consent is received (whereupon the same shall be secured in the manner envisaged by this Deed), secure all amounts which that Chargor may receive, or has received, in respect of that asset but exclude the asset itself; and

(iii)
that Chargor must, and each other Chargor must procure that each Chargor will, use all reasonable endeavours to obtain that consent as soon as reasonably practicable and, once obtained, will promptly provide a copy of that consent to the UK Security Trustee.

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(c)	The UK Security Trustee holds the benefit of this Deed on trust for the Secured Creditors.

(d)
The fact that no or incomplete details of any Security Asset are inserted in Schedule 2 (Security Assets) of the Original Security Agreement or in the schedule to any Deed of Accession (if any) by which any Chargor became party to this Deed shall not affect the validity or enforceability of this Security.

2.2	Investments

(a)	Each Chargor charges:

(i)	by way of a first equitable mortgage and first fixed charge the Shares; and

(ii)
(to the extent that they are not the subject of a charge under sub-paragraph (i) above) by way of a first fixed charge its interest in all shares, stocks, debentures, bonds, warrants, coupons or other securities and investments in each case in respect of any person which is not a member of the Group and which are owned by it or held by any nominee on its behalf.

(b)	A reference in this Deed to any share, stock, debenture, bond, warrant, coupon or other security or investment includes:

(i)	any dividend, interest or other distribution paid or payable;

(ii)	any right, money or property accruing or offered at any time by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise;

(iii)	any right against any clearance system; and

(iv)	any right under any custodian or other agreement,

in relation to that share, stock, debenture, bond, warrant, coupon or other security or investment.

2.3	Insurances

(a)
Each Chargor assigns by way of security, subject to a proviso for re-assignment on redemption, all amounts payable to it under or in connection with each of its Insurances and all its rights in connection with those amounts.

(b)	To the extent that they are not effectively assigned under paragraph (a) above, each Chargor charges by way of first fixed charge all amounts and rights described in paragraph (a) above.

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(c)
A reference in this Subclause to any amounts excludes all amounts received or receivable under or in connection with any third party liability Insurance and required to settle a liability of an Obligor to a third party.

2.4	Other contracts

(a)	Each Chargor assigns by way of security, subject to a proviso for re-assignment on redemption, all of its rights in respect of:

(i)	its Relevant Contracts;

(ii)	any letter of credit issued in its favour, and

(iii)	any bill of exchange or other negotiable instrument held by it.

(b)
To the extent that any such right, title and interest described in paragraph (a) above is not assignable or capable of assignment, the assignment thereof purported to be effected by paragraph (a) shall operate as an assignment of any and all damages, compensation, remuneration, profit, rent or income which such Chargor may derive therefrom or be awarded or entitled to in respect thereof.

(c)
To the extent that they do not fall within any other Subclause of this Clause and are not effectively assigned under paragraph (a) or (b) above, each Chargor charges by way of first fixed charge all of its rights and benefits under each agreement and document to which it is a party.

2.5	Intellectual property

Each Chargor charges by way of a first fixed charge all of its rights in respect of any Intellectual Property Rights; this includes any specified in Part 4 of Schedule 2 of the Original Security Agreement (Security Assets) opposite its name or in Part 4 of the schedule to any Deed of Accession by which it became party to this Deed.

2.6	Miscellaneous

Each Chargor charges by way of a first fixed charge:

(a)	any beneficial interest, claim or entitlement it has to any assets of any pension fund;

(b)	its goodwill;

(c)	the benefit of any authorisation (statutory or otherwise) held in connection with its business or the use of any Security Asset;

(d)	the right to recover and receive compensation which may be payable to it in respect of any authorisation referred to in paragraph (c) above; and

(e)	its uncalled capital.

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2.7	Floating charge

(a)	Each Chargor charges by way of a first floating charge all its assets whatsoever and wheresoever not otherwise effectively mortgaged, charged or assigned under this Deed.

(b)
Except as provided below, the UK Security Trustee may by notice to a Chargor convert the floating charge created by that Chargor under this Deed into a fixed charge as regards any of that Chargor’s assets specified in that notice, if:

(i)	an Event of Default has occurred and is continuing; or

(ii)	the UK Security Trustee (acting reasonably) considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process.

(c)	The floating charge created under this Deed may not be converted into a fixed charge solely by reason of:

(i)	the obtaining of a moratorium; or

(ii)	anything done with a view to obtaining a moratorium,

under the Insolvency Act 2000.

(d)
The floating charge created under this Deed will (in addition to the circumstances in which the same will occur under general law) automatically and immediately (without notice) convert into a fixed charge over all of each Chargor’s assets:

(i)
if a Chargor (x) creates, or attempts to create, without the prior written consent of the UK Security Trustee, a Security or a trust in favour of another person over all or any part of the Security Assets; or (y) disposes, or attempts to dispose of, all or any part of the Security Assets (other than Security Assets that are only subject to the floating charge while it remains uncrystallised) and except, in each case, as expressly permitted under the Credit Agreement;

(ii)	if any person levies (or attempts to levy) any distress, attachment, execution or other process against all or any part of the Security Assets; or

(iii)	if an administrator is appointed or the UK Security Trustee receives notice of an intention to appoint an administrator; or

(iv)
on the convening of any meeting of the members of that Chargor to consider a resolution to wind that Chargor up (or not to wind that Chargor up) other than as part of a solvent reconstruction of that Chargor which is permitted under the Credit Agreement.

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(e)	The floating charge created under this Deed is a qualifying floating charge for the purpose of paragraph 14 of Schedule B1 to the Insolvency Act 1986.

(f)
The giving by the UK Security Trustee of a notice pursuant to paragraph (b) above in relation to any class of any Chargor’s assets shall not be construed as a waiver or abandonment of the UK Security Trustee’s rights to give other similar notices in respect of any other class of assets or of any other of the rights of any of the Secured Creditors under this Deed or under any of the other Credit Documents.

3.	INCORPORATION OF PROVISIONS OF THE ORIGINAL SECURITY AGREEMENT

The provisions of Clause 3 to Clause 23 (inclusive) of the Original Security Agreement shall be deemed to be incorporated into this Deed with all necessary modifications as if they were set out in full in this Deed.

4.	CONTINUATION

4.1	Continuation

The Original Security Agreement will remain in full force and effect as supplemented by this Deed. From the date of this Deed, the Original Security Agreement and this Deed shall be read and construed together.

4.2	Additional Security

This security is to be in addition to and shall neither be merged in nor in any way exclude or prejudice or be affected by any other security or right which the UK Security Trustee and/or any other Secured Creditor may now or after the date of this Deed hold for any of the Secured Liabilities and this security may be enforced against any Chargor without first having recourse to any other rights of the UK Security Trustee or any other Secured Creditor.

4.3	Discharge of Obligations

To the extent that any perfection requirement or obligation to deliver original documents or notices or other documents or communications under this Deed has been satisfied or delivered (as applicable) by any Chargor in accordance with the terms of the Original Security Agreement, it is deemed to have been satisfied or delivered (as applicable) under this Deed.

5.	ENFORCEMENT

5.1	Submission

(a)
For the benefit of the UK Security Trustee, each Chargor agrees that the courts of England and Wales have jurisdiction to settle any dispute including a dispute relating to any non-contractual obligation arising out of or in connection with this Deed and accordingly submits to the exclusive jurisdiction of the courts of England and Wales.

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(b)
This Subclause is for the benefit of the Secured Creditors only. As a result, no Secured Creditor shall be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction.

(c)	The Secured Creditors may take concurrent proceedings in any number of jurisdictions.

5.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Chargor other than the UK Borrower:

(i)
irrevocably appoints the UK Borrower as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed (and the UK Borrower by its execution of this Deed, accepts that appointment);

(ii)	agrees to maintain such an agent for service of process in England during the Security Period;

(iii)	agrees that failure by an agent for service of process to notify the relevant Chargor of the process will not invalidate the proceedings concerned;

(iv)	consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to the registered office of the UK Borrower from time to time; and

(v)
agrees that if the appointment of any person mentioned in this paragraph (a) ceases to be effective, such Chargor must immediately appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the UK Security Trustee is entitled to appoint such a person by notice to the relevant Chargor or the UK Borrower.

(b)
The UK Borrower hereby unconditionally and irrevocably accepts the appointment of it as an English process agent under this Deed and expressly agrees and consents to the provisions of this Clause and Clause 5.2 (Service of process).

5.3	Forum convenience and enforcement abroad

Each Chargor:

(a)	waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Deed; and

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(b)	agrees that a judgment or order of an English court in connection with this Deed is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

6.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

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SCHEDULE

ORIGINAL CHARGORS

	Name	Registered Number

1.	Enodis Holdings Limited	04330209

2.	Manitowoc FSG UK Limited	09836380

3.	Manitowoc Foodservice UK Holding Limited	09927373

SIGNATORIES

Original Chargors

Executed and delivered as a deed by	)
ENODIS HOLDINGS LIMITED	)	Director
)
acting by	)
)
In the presence of:	)
)
Name:	)
	)	Witness
Address:	)
)
)

Executed and delivered as a deed by	)
MANITOWOC FSG UK LIMITED	)	Director
)
acting by	)
)
In the presence of:	)
)
Name:	)
	)	Witness
Address:	)
)
)

Executed and delivered as a deed by	)
MANITOWOC FOODSERVICE UK HOLDING LIMITED	)	Director
)
acting by	)
)
In the presence of:	)
)
Name:	)
	)	Witness
Address:	)
)
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UK Security Trustee

JPMORGAN CHASE BANK, N.A.

acting by:

EXHIBIT J

FORM OF US PLEDGE AGREEMENT

(ATTACHED)

FORM OF US PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified, restated, amended and restated and/or supplemented from time to time, this “Agreement”), dated as of October 23, 2018, made by each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 25 hereof, the “Pledgors”) to JPMORGAN CHASE BANK, N.A., as collateral agent (together with any successor collateral agent, the “Collateral Agent” or the “Pledgee”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Welbilt, Inc. (the “Borrower”) is a party to that certain Credit Agreement, dated as of March 3, 2016, among the Borrower, the other credit parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, amended and restated, modified or supplemented from time to time prior to the Closing Date, the “Existing Credit Agreement”);

WHEREAS, pursuant to the Existing Credit Agreement, the Borrower, the Pledgors party thereto and the Pledgee, for the benefit of the Secured Creditors (as defined below), entered into that certain Pledge Agreement, dated as of March 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Existing US Pledge Agreement”) to induce the secured parties thereto to enter into and extend credit to the Borrowers under the Existing Credit Agreement;

WHEREAS, the Borrower, the other Borrowers, the Credit Parties party thereto, the Lenders and the Administrative Agent have agreed to enter into Amendment No. -6, dated as of the date hereof (the “Amendment”), to amend the Existing Credit Agreement (as amended by the Amendment, the “Credit Agreement”) to set forth the terms and conditions under which the Lenders will, from time to time, provide the Commitments and make loans and extend other financial accommodations thereunder to or for the benefit of the Borrowers;

WHEREAS, pursuant to the Existing Credit Agreement and prior to the date hereof, one or more Pledgors may have entered into, or guaranteed the obligations of one or more other Pledgors or any of their respective Subsidiaries under, one or more Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements with one or more Lender Creditors or any affiliate of any Lender Creditor (each such Lender Creditor or affiliate, even if an applicable Lender Creditor subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender Creditor’s or applicable affiliate’s or applicable third Person’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”) and further may from time to time enter into, or guarantee the obligations of one or more other Pledgors or any of their respective Subsidiaries under, one or more Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements with one or more Secured Creditors on or after the date hereof;

WHEREAS, each Pledgor desires to enter into this Agreement to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1.            SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(a)         the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Pledgor to the Lender Creditors, whether now existing or hereafter incurred under, to the extent arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Pledgor (a) that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Subsidiary Guaranty and (b) that is the Borrower, all such obligations, liabilities and indebtedness of such Pledgor under the Parent Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (a), except to the extent consisting of obligations, liabilities or indebtedness with respect to Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements, being herein collectively called the “Credit Document Obligations”);

(b)          the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor and each of its Subsidiaries to the Other Creditors under, or with respect to (including, in the case of each Pledgor (a) that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Subsidiary Guaranty and (b) that is the Borrower, all such obligations, liabilities and indebtedness of such Pledgor under the Parent Guaranty), any Swap Agreement permitted by the Credit Agreement, Bank Product Agreement or Designated Foreign Facility Agreements, whether such Swap Agreement, Bank Product Agreement or Designated Foreign Facility Agreement, as applicable, is now in existence or hereafter arising, and the due performance and compliance by such Pledgor or such Subsidiary, as applicable, with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (b) being herein collectively called the “Other Obligations”);

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(c)           any and all sums advanced by the Pledgee in accordance with any Security Document to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(d)          in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (a) and (b) above, after an Event of Default has occurred and is continuing, the reasonable expenses of the Pledgee in retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(e)          all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 9.03(b) of the Credit Agreement; all such obligations, liabilities, sums and expenses set forth in clauses (a) through (e) of this Section 1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2.            DEFINITIONS.

(a)           Reference to singular terms shall include the plural and vice versa.

(b)          The following capitalized terms used herein shall have the definitions specified below:

“Acceleration Event” means occurrence and continuation of an Event of Default after the Pledgee has notified the applicable Pledgor of the suspension of the rights of such Pledgor in accordance with Section 7(b) (provided that no such notice shall be required in the case of any Event of Default under paragraph (h) or (i) of Article VII of the Credit Agreement).

“Administrative Agent” has the meaning set forth in the Recitals hereto.

“Adverse Claim” has the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Amendment” has the meaning set forth in the Recitals hereto.

“Bank Product Agreements” means any agreement entered into from time to time with any Credit Party or any Restricted Subsidiary, in each case, in connection with Bank Products, that the Borrower identifies to the Collateral Agent and the Administrative Agent in writing as an agreement intended to be secured by the US Security Agreement (which designation, once made, may be revoked only with the consent of the Lender or Lender Affiliate party thereto).

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“Bank Products” means the following bank services or facilities extended to any Credit Party or any Restricted Subsidiary: (a) commercial credit cards, (b) stored value cards, merchant cards, purchase or debit cards, and non-card e-payables services and (c) treasury or cash management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services, electronic funds transfer services, lockbox services, stop payment services and wire transfer services).

“Borrower” has the meaning set forth in the Recitals hereto.

“Borrowers” has the meaning set forth in the Recitals hereto.

“Certificated Security” has the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” has the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” has the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” means any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

“Credit Agreement” has the meaning set forth in the Recitals hereto.

“Credit Document Obligations” has the meaning set forth in Section 1(a) hereof.

“Designated Foreign Facility Agreements” has the meaning set forth in the US Security Agreement.

“Domestic Corporation” has the meaning set forth in the definition of “Stock.”

“Event of Default” means any Event of Default under, and as defined in, the Credit Agreement.

“Excluded Assets” has the meaning set forth in the US Security Agreement.

“Foreign Corporation” has the meaning set forth in the definition of “Stock.”

“Indemnitees” means the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates.

“Investment Property” has the meaning given such term in Section 9-102 of the UCC; provided that the term “Investment Property” shall not include any “security” (as defined in Section 8-102 of the New York UCC as in effect on the date hereof) of any Person that is not a Subsidiary of any Pledgor or is not an Intercompany Note, to the extent (and only for so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting a security interest in, such security (it being understood and agreed, however, (a) that notwithstanding the foregoing, all rights to payment for money due or to become due, and all distributions to which any Pledgor may be entitled, in respect of any such excluded security shall be “Collateral” subject to the security interests created by this Agreement and (b) such excluded security shall otherwise be subject to the security interests created by this Agreement (and become “Investment Property” for all purposes of this Agreement) upon the receipt of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Pledgor, the Pledgee or any other Secured Creditor).

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“Lender Creditors” means the Lenders, the Issuing Banks, the Swingline Lender, the Administrative Agent and the Collateral Agent.

“Lenders” has the meaning set forth in the Recitals hereto.

“Limited Liability Company Interests” means the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company; provided that the term “Limited Liability Company Interest” shall not include any limited liability company membership interest in any limited liability company that is not a Subsidiary of any Pledgor to the extent (and only for so long as) the limited liability company agreement or operating agreement for such limited liability company prohibits the assignment of, or granting of a security interest in, the limited liability company membership interests of such limited liability company, it being understood and agreed, however, any such excluded limited liability company membership interest shall otherwise be subject to the security interests created by this Agreement (and become a “Limited Liability Company Interest” for all purposes of this Agreement) upon the receipt by the respective Pledgor of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein.

“Notes” means all promissory notes and other instruments evidencing all such debt securities from time to time issued to, or held by, each Pledgor.

“Obligations” has the meaning set forth in Section 1 hereof.

“Other Creditors” has the meaning set forth in the Recitals hereto.

“Other Obligations” has the meaning set forth in Section 1(b) hereof.

“Partnership Interest” means the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership; provided that the term “Partnership Interest” shall not include any partnership interest (general or limited) in any partnership that is not a Subsidiary of any Pledgor to the extent (and only for so long as) the partnership agreement for such partnership prohibits the assignment of, or granting of a security interest in, the partnership interests of such partnership, it being understood and agreed, however, any such excluded partnership interest shall otherwise be subject to the security interests created by this Agreement (and become a “Partnership Interest” for all purposes of this Agreement) upon the receipt by the respective Pledgor of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein.

“Pledged Notes” has the meaning set forth in Section 3.5 hereof.

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“Pledgee” has the meaning set forth in the first paragraph hereof.

“Pledgor” has the meaning set forth in the first paragraph hereof.

“Proceeds” has the meaning given such term in Section 9-102 of the UCC.

“Required Secured Creditors” has the meaning provided in the US Security Agreement.

“Secured Creditors” has the meaning set forth in the Recitals hereto.

“Secured Debt Agreements” means and includes this Agreement, the other Credit Documents and the Swap Agreements, Bank Product Agreements and Designated Foreign Facility Agreements entered into with any Other Creditors.

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

“Stock” means (x) with respect to corporations incorporated under the laws of the United States or any State thereof or the District of Columbia (each a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor of any Domestic Corporation and (y) with respect to corporations or other entities that are not Domestic Corporations (each a “Foreign Corporation”), all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any Foreign Corporation.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Termination Date” has the meaning set forth in Section 20 hereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

3.            PLEDGE OF SECURITIES, ETC.

3.1         Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant and pledge to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

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(a)(i) the Equity Interests now or at any time hereafter owned by or on behalf of such Pledgor, including those set forth opposite the name of such Pledgor on Annexes B, C, E and F, and (ii) all certificates and other instruments representing all such Equity Interests ((i) and (ii) collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (A) more than 65% of the issued and outstanding voting Equity Interests of any Subsidiary that is a CFC or CFC Holdco; or (B) Equity Interests that constitute Excluded Assets;

(b)(i) the debt securities now owned or at any time hereafter acquired by such Pledgor, including those listed opposite the name of such Pledgor on Annex D, but excluding any Excluded Asset and (ii) all Pledged Notes, but excluding any Excluded Asset ((i) and (ii) collectively, the “Pledged Debt Securities”);

(c) all other property of such Pledgor that may be delivered to and held by the Pledgee pursuant to the terms of this Section 3.1 or Section 3.2;

(d) subject to Section 6, all payments of principal, and all interest, dividends or other distributions, whether paid or payable in cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests and Pledged Debt Securities;

(e) subject to Section 6, all rights and privileges of such Pledgor with respect to the securities, instruments and other property referred to in clauses (a), (b), (c) and (d) above; and

(f) all Proceeds of any of the foregoing, provided however that, notwithstanding the foregoing, in no event shall any Excluded Asset be included in the Collateral.

3.2          Procedures.

(a)          Each Pledgor agrees to deliver or cause to be delivered to the Pledgee any and all Pledged Equity Interests and Pledged Debt Securities (i) on the date hereof, in the case of any such Collateral owned by such Pledgor on the date hereof, and (ii) to the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral after the date hereof, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursuant to Section 3.1 or Section 3.2 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (promptly and, in any event, within 45 days after it obtains such Collateral or such longer period agreed by the Pledgee in its reasonable discretion) for the benefit of the Pledgee and the Secured Creditors:

(i)         with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall deliver such Certificated Security to the Pledgee, indorsed to the Pledgee or indorsed by the applicable Pledgor in blank and undated or accompanied by an undated and blank instrument of transfer executed by the applicable Pledgor;

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(ii)         with respect to any Pledged Debt Security in an aggregate principal amount of $5,000,000 or greater), delivery of such Note to the Pledgee, undated and indorsed to the Pledgee by the applicable Pledgor or indorsed in blank; and

(iii)        with respect to all other property comprising part of the Collateral to the extent applicable shall be accompanied by undated proper instruments of assignment duly executed by the applicable Pledgor in blank and such other instruments or documents as the Pledgee may reasonably request.

(b)          Each Pledgor acknowledges and agrees that (i) to the extent any Limited Liability Company Interest or limited Partnership Interest controlled now or in the future by such Pledgor (or by such Pledgor and one or more other Credit Parties) and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be certificated and such certificate shall be delivered to the Pledgee in accordance with Section 3.2(a) and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate.  Each Pledgor further acknowledges and agrees that with respect to any Limited Liability Company Interest or limited Partnership Interest controlled now or in the future by such Grantor (or by such Grantor and one or more other Credit Parties) and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Pledgor provides prior written notification to the Pledgee that the terms of such interest so provide that such interest is a “security” within the meaning of Article 8 of the New York UCC and such interest is thereafter represented by a certificate; and such certificate shall be delivered to the Pledgee in accordance with Section 3.2(a).

(c)         In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall authorize Pledgee or its designees from time to time to file appropriate financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder without the signature of the applicable Pledgor (with the form of such financing statements to be reasonably satisfactory to the Pledgee), to be filed in the relevant filing offices so that the Pledgee has a security interest in all Investment Property and other Collateral that is perfected by the filing of such financing statements. Each Pledgor agrees that such financing statements may describe the collateral in the same manner as described in the US Security Agreement or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Pledgee reasonably determines is necessary or advisable.

3.3         Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the respective Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee supplements to Annexes A through G hereto as are reasonably necessary to cause such annexes to be complete and accurate giving effect thereto.

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3.4          [Reserved].

3.5          Definition of Pledged Notes. All Notes at any time pledged or required to be pledged hereunder are hereinafter called the “Pledged Notes”.

3.6         Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (a) the jurisdiction of organization of such Pledgor, and such Pledgor’s organizational identification number, is listed on Annex A hereto; (b) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (c) the Stock (and any warrants or options to purchase Stock) held by such Pledgor consists of the number and type of shares of the Stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (d) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (e) the Pledge Debt Securities held by such Pledgor consist Pledged Debt Securities described in Annex D hereto where such Pledgor is listed as the lender; (f) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (g) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (h) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (i) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex F hereto; (j) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through E hereto, in each case to the extent required by the respective procedure for such item of Collateral on the date hereof; and (k) on the date hereof, such Pledgor owns no other Securities, Limited Liability Company Interests or Partnership Interests that are required to be pledged hereunder.

4.            APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.           VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until an Acceleration Event has occurred, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken that would reasonably be expected to violate or be inconsistent with any of the terms of any Credit Documents, or that could reasonably be expected to have the effect of impairing in any material respect the value of the Collateral or any part thereof or the rights or remedies of the Pledgee or any other Secured Creditor in the Collateral unless expressly permitted by the terms of the Credit Documents. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease if an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

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6.           DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until an Acceleration Event has occurred, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(a)          all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(b)          all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash other than as set forth above) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(c)         all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) that may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

All dividends, distributions or other payments that are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be and shall become part of the Collateral, and if received by any Pledgor, shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement, stock or note powers, allonges and other instruments of transfer reasonably requested by the Pledgee).

7.            REMEDIES IN CASE OF AN EVENT OF DEFAULT.

(a)          If there shall have been an Acceleration Event, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise (in its sole and absolute discretion) all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

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(i)          to hold the Pledged Equity Interests and Pledged Debt Securities in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Pledgee for the benefit of the Secured Creditors;

(ii)          to receive all amounts payable (including dividends, interest, principal and other distributions) in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

(iii)        to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iv)        to accelerate any Pledged Debt Security that may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Debt Security (including, without limitation, to make any demand for payment thereon);

(v)         to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(vi)        at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 30 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling, in compliance with this Agreement, the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

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(vii)       to set-off any and all Collateral against any and all Obligations then due, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations then due; and

(viii)      to exchange the certificates representing Pledged Equity Interests for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b)          Any notice given after an Event of Default by the Pledgee to the Pledgors suspending the Pledgors’ rights under Sections 5 and 6: may (i) be given by telephone if promptly confirmed in writing, (ii) be given to one or more of the Pledgors at the same or different times and (iii) suspend the rights and powers of the Grantors under Sections 5 or 6 in part without suspending all such rights or powers (as specified by the Pledgee in its sole and absolute discretion) and without waiving or otherwise affecting the Pledgee’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

(c)          Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of Section 7(a) shall be retained by the Pledgee in an account to be established by the Pledgee upon receipt of such money or other property, shall be held as security for the payment of the Obligations and shall be applied in accordance with the provisions of Section 9.  After all Events of Default have been waived, the Pledgee shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise have been permitted to retain pursuant to the terms of Section 6 and that remain in such account.

8.           REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Pledgee shall be in addition to every other right, power and remedy specifically given to the Pledgee under this Agreement, and other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Pledgee.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof.  No delay or omission of the Pledgee in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein.  No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditors to any other or further action in any circumstances without notice or demand.  The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Secured Creditors as provided in the US Security Agreement, and that no Secured Creditor other than the Pledgee shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised only by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the US Security Agreement.

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9.            APPLICATION OF PROCEEDS.

(a)          All monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in Section 6.4 of the US Security Agreement.

(b)          It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations, including the fees and disbursements of any attorneys employed by the Pledgee to collect such deficiency.

10.         PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or non-application thereof.

11.          INDEMNITY. The parties hereto agree that the Indemnitees shall be entitled to indemnification as provided in Section 9.03 of the Credit Agreement.

12.          PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.

(a)          Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b)          Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default has occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

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(c)          The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)          The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or, subject to the other obligations expressly set forth herein, to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.          FURTHER ASSURANCES; POWER-OF-ATTORNEY; THE PLEDGEE.

(a)          Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably deem necessary and wherever required by law to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or reasonably deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder, in each case to the extent such action is not otherwise inconsistent with the provisions of this Agreement.

(b)          Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full and irrevocable authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument that the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement and each Pledgor hereby gives the Pledgee the power and right, on behalf of such Pledgor, without prior notice to or assent by the Pledgor to do any or all of the actions set forth in Section 1.2 of the US Security Agreement.

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(c)          The Pledgee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Pledgee deals with similar property for its own account (which shall in no event be less than commercially reasonable custody, safekeeping and physical preservation) and the Pledgee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any agent selected by the Pledgee in good faith. Neither the Pledgee nor any other Secured Creditor nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof subject to the other provisions of this Section 13. The Pledgee will have no additional duty to any Secured Creditor as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Pledgee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The powers conferred on the Pledgee hereunder are solely to protect the Secured Creditors’ interests in the Collateral and shall not impose any duty upon the Pledgee to exercise any such powers. The Pledgee shall be accountable only for amounts it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Pledgor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the own gross negligence or willful misconduct of, or material breach of agreement by, any of the foregoing.

(d)          Each Pledgor acknowledges that the rights and responsibilities of the Pledgee under this Agreement with respect to any action taken by the Pledgee or the exercise or nonexercise by the Pledgee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Pledgee and the other Secured Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Pledgee and the Secured Creditors, the Pledgee shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

14.          THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article VIII of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Article VIII of the Credit Agreement.

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15.         TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber or permit to exist any security interest in or other Lien on any of the Pledge Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).

16.          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.

(a)           Each Pledgor represents, warrants and covenants that as of the date hereof:

(i)          it is the legal, beneficial and record owner of, and has good and valid rights in and title to, all Collateral and that it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except Liens of the type described in Sections 6.02 of the Credit Agreement) and has full power and authority to grant to the Pledgee the security interest in such Collateral pursuant hereto;

(ii)         [reserved];

(iii)        it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iv)      this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(v)         except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (w) the execution, delivery or performance of this Agreement, (x) the validity or enforceability of this Agreement, (y) the perfection or enforceability of the Pledgee’s security interest in the Collateral or (z) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

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(vi)       the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets other than (in the case of such other indentures, agreements or instruments) such violations or defaults that could not reasonably be expected to result individually or in the aggregate in a Material Adverse Effect and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;

(vii)       all of the Pledged Equity Interests have been duly and validly authorized, issued and acquired and is fully paid and non-assessable (except as otherwise required by applicable law and in each case solely to the extent such concepts are applicable thereto); and

(viii)      the pledge and collateral assignment to, and possession by, the Pledgee of the Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a legal, valid and perfected first priority lien upon and security interest in such Pledged Equity Interests and Pledged Debt Securities, and the proceeds thereof, subject to no prior Lien or encumbrance (other than as result from operation of law) or to any agreement (other than an agreement in respect of Pledged Equity Interests of a Person that is not a Wholly-Owned Restricted Subsidiary) purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor that would include the Collateral and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral.

(b)         Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

17.          [RESERVED].

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18.         PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement (so long as it remains a Pledgor hereunder) shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

19.         REGISTRATION, ETC. If, upon the occurrence and during the continuance of an Event of Default, the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Pledged Equity Interests pursuant to Section 7 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may reasonably deem necessary or advisable that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

20.          TERMINATION; RELEASE.

(a)         On the Termination Date, this Agreement and the security interest granted hereby shall automatically terminate and be released without the requirement for any further action by any Person (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the reasonable request and expense of the respective Pledgor, will promptly (and the Secured Creditors hereby authorize the Pledgee to) execute and file or deliver to the Borrower or its designee a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the applicable Pledgors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated, all Loans thereunder have been repaid in full, all Letters of Credit issued under the Credit Agreement have been terminated or otherwise addressed in a manner reasonably acceptable to the Administrative Agent or the applicable Issuing Bank(s) and all other Obligations (other than Obligations in respect of (x) any Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements and (y) contingent reimbursement and indemnification obligations not yet accrued and payable)  then due and payable have been paid in full.

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(b)          If any part of the Collateral is sold or otherwise disposed of in connection with a transaction permitted by the Credit Agreement (excluding any sale or other disposition to any Pledgor or a Domestic Subsidiary thereof) or is otherwise released with the consent of the Required Secured Creditors and the proceeds of such transaction or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Liens on such Collateral will be automatically released without the requirement for further action by any Person and such Collateral will be sold free and clear of the Liens created by this Agreement and the Pledgee, at the reasonable request and expense of the relevant Pledgor, will duly and promptly assign, transfer and deliver to such Pledgor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

(c)         At any time that a Pledgor desires that the Pledgee Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 20(a) or (b) hereof, such Pledgor shall deliver to the Pledgee a certificate signed by a senior officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 20(a) or (b).

(d)          The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 20.

21.          NOTICES, ETC. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail (“email”), as follows:

(a)          if to any Pledgor, c/o the Borrower in accordance with Section 9.01(a) of the Credit Agreement;

(b)          if to the Pledgee, in accordance with Section 9.01(a) of the Credit Agreement:

(c)          if to any Lender Creditor, at such address as such Lender Creditor shall have specified in the Credit Agreement; and

(d)          if to any Other Creditor at such address as such Other Creditor shall have specified in writing to the Borrower and the Pledgee;

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or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22.          WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the US Security Agreement.

23.          MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Credit Agreement. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. If any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

24          RECOURSE. This Agreement is made with full recourse to each Pledgor (including, without limitation, with full recourse to all assets of such Pledgor) and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Pledgor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.  It is understood that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations, including the fees and disbursements of any attorneys employed by the Pledgee to collect such deficiency.

25.          ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

26.          EFFECT OF AMENDMENT AND RESTATEMENT OF EXISTING PLEDGE AGREEMENT. On the Closing Date, the Existing Pledge Agreement shall be amended, restated and superseded hereby in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute  a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Pledge Agreement and Existing Credit Agreement as in effect prior to the Closing Date and (b) such “Obligations” are in all respects continuing (as amended or amended and restated hereby and thereby) with only the terms thereof being modified as provided in this Agreement and the other Credit Documents executed in connection herewith.

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IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

WELBILT, INC.
APPLIANCE SCIENTIFIC, INC.
BERISFORD PROPERTY DEVELOPMENT (USA) LTD.
CHARLES NEEDHAM INDUSTRIES INC.
CLEVELAND RANGE, LLC
ENODIS CORPORATION
ENODIS GROUP HOLDINGS US, INC.
ENODIS HOLDINGS, INC.
ENODIS TECHNOLOGY CENTER, INC.
FRYMASTER L.L.C.
GARLAND COMMERCIAL INDUSTRIES LLC
KYSOR BUSINESS TRUST
KYSOR HOLDINGS, INC.
KYSOR INDUSTRIAL CORPORATION, a Michigan corporation
KYSOR INDUSTRIAL CORPORATION, a Nevada corporation
KYSOR NEVADA HOLDING CORP.
LANDIS HOLDINGS LLC
MANITOWOC EQUIPMENT WORKS, INC.
MANITOWOC FOODSERVICE COMPANIES, LLC
MANITOWOC FSG OPERATIONS, LLC
MCCANN’S ENGINEERING & MANUFACTURING CO., LLC
THE DELFIELD COMPANY LLC
WELBILT FSG U.S. HOLDING, LLC
WELBILT HOLDING COMPANY
WELBILT U.S. DOMESTIC CORPORATION
WESTRAN CORPORATION
each, as a Pledgor

By:
Name:
Title:

[Signature Page to US Pledge Agreement]

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Accepted and Agreed to:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Pledgee

By:
Name:
Title:

[Signature Page to US Pledge Agreement]

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Annex A to Pledge Agreement

JURISDICTION OF ORGANIZATION

23

Annex B to Pledge Agreement

LIST OF SUBSIDIARIES

24

Annex C to Pledge Agreement

LIST OF STOCK

25

Annex D to Pledge Agreement

LIST OF NOTES

26

Annex E to Pledge Agreement

LIST OF LIMITED LIABILITY COMPANY INTERESTS

27

Annex F to Pledge Agreement

LIST OF PARTNERSHIP INTERESTS

28

Annex G to Pledge Agreement

LIST OF CHIEF EXECUTIVE OFFICES

29

EXHIBIT K

FORM OF US SECURITY AGREEMENT

(ATTACHED)

FORM OF US SECURITY AGREEMENT

among

WELBILT, INC.,

CERTAIN SUBSIDIARIES
PARTIES HERETO FROM TIME TO TIME,

and

JPMORGAN CHASE BANK, N.A.,
as COLLATERAL AGENT

Dated as of October 23, 2018

4.6.	Future Registered Intellectual Property Collateral	11
4.7.	Filings	11

ARTICLE V PROVISIONS CONCERNING ALL COLLATERAL		11

5.1.	Protection of Collateral Agent’s Security	11
5.2.	Warehouse Receipts Non-negotiable	12
5.3.	Further Actions	12
5.4.	Financing Statements	12

ARTICLE VI REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT		12

6.1.	Remedies; Obtaining the Collateral Upon Default	12
6.2.	Remedies; Disposition of the Collateral	14
6.3.	Waiver of Claim	15
6.4.	Application of Proceeds	15
6.5.	Remedies Cumulative	17
6.6.	Discontinuance of Proceedings	18

ARTICLE VII INDEMNIFICATION		18

7.1.	Indemnity.	18

ARTICLE VIII DEFINITIONS		18

ARTICLE IX Collateral Agent		27

9.1.	Duty of Collateral Agent	27
9.2.	Financing Statements; Intellectual Property Filings.	28
9.3.	Authority of the Collateral Agent..	28

ARTICLE X MISCELLANEOUS		29

10.1.	Notices	29
10.2.	Waiver; Amendment	29
10.3.	Obligations Absolute	29
10.4.	Successors and Assigns	30
10.5.	Headings Descriptive	30
10.6.	Governing Law	30
10.7.	[Reserved].	30
10.8.	Termination; Release	30
10.9.	Counterparts	31
10.10.	Severability	31
10.11.	The Collateral Agent and the other Secured Creditors	31
10.12.	Benefit of Agreement	31
10.13.	Additional Grantors	31
10.14.	Effect of Amendment and Restatement of Existing Security Agreement.	32

2

ANNEXES

Annex A	Schedule of Chief Executive Offices and Other Record Locations
Annex B	[Reserved]
Annex C	Schedule of Legal, Trade and Fictitious Names and Organizational IdentificationNumbers
Annex D	Schedule of Jurisdictions and Types of Organizations
Annex E	Schedules of Marks
Annex F	Schedule of Patents
Annex G	Schedules of Copyrights
Annex H	Form of Grant of Security Interest in United States Trademarks
Annex I	Form of Grant of Security Interest in United States Patents
Annex J	Form of grant of Security Interest in United States Copyrights
Annex K	Form of Joinder to Security Agreement
Annex L	Form of Designation of Designated Foreign Facility Agreement

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AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT, dated as of October 23, 2018, made by each of the undersigned grantors (each a “Grantor” and, together with any other entity that becomes a grantor hereunder pursuant to Section 10.13 hereof, the “Grantors”) in favor of JPMorgan Chase Bank, N.A., as Collateral Agent (together with any successor Collateral Agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below).  Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Welbilt, Inc. (the “Borrower”) is a party to that certain Credit Agreement, dated as of March 3, 2016, among the Borrower, the other credit parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, amended and restated, modified or supplemented from time to time prior to the Closing Date, the “Existing Credit Agreement”);

WHEREAS, pursuant to the Existing Credit Agreement, the Borrower, the Grantors party thereto and the Collateral Agent, for the benefit of the Secured Creditors (as defined below), entered into that certain Security Agreement dated as of March 3, 2016 (the “Existing Security Agreement”) to induce the secured parties thereto to enter into and extend credit to the Borrowers under the Existing Credit Agreement;

WHEREAS, the Borrower, the other Borrowers, the Credit Parties party thereto, the Lenders and the Administrative Agent have agreed to enter into Amendment No. -6, dated as of the date hereof (the “Amendment”), to amend the Existing Credit Agreement (as amended by the Amendment, the “Credit Agreement”) to set forth the terms and conditions under which the Lenders will, from time to time, provide the Commitments and make loans and extend other financial accommodations thereunder to or for the benefit of the Borrowers;

WHEREAS, the Borrower, the Grantors party thereto and the Collateral Agent have agreed to amend and restate the Existing Security Agreement in the form of this Agreement;

WHEREAS, one or more Grantors has entered into, or may from time to time after the date hereof enter into, or has guaranteed, or may from time to time after the date hereof guarantee, the obligations of one or more other Grantors or any of their respective Subsidiaries under, one or more Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements with one or more Lender Creditors or any affiliate of any Lender Creditor (each such Lender Creditor or affiliate, even if an applicable Lender Creditor subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender Creditor’s or applicable affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”);

NOW, THEREFORE, in consideration of the benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTERESTS

1.1.         Grant of Security Interests.

(a)          As security for the prompt and complete payment and performance when due of all of its Obligations, each Grantor does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Grantor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) all Receivables; (ii) all Chattel Paper; (iii) all Documents (other than title documents with respect to motor vehicles); (iv) all General Intangibles (including Contract Rights, Permits, payment intangibles, Trade Secret Rights and Software); (v) all Goods (including Inventory, Equipment and Fixtures); (vi) all Instruments; (vii) all Investment Property; (viii) all Deposit Accounts, including the Cash Collateral Account, and all other bank accounts and all deposits therein; (ix) all money, cash or cash equivalents; (x) all Supporting Obligations and Letter-of-Credit Rights; (xi) any commercial tort claims (provided, however, that as of the date of this Agreement, no such claims exist); (xii) all Intellectual Property and (xiii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing (all of the above, collectively, other than any Excluded Asset, the “Collateral”).

(b)          The security interest of the Collateral Agent under this Agreement extends to all Collateral that any Grantor acquires at any time during the term of this Agreement.

(c)          Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Asset. Notwithstanding anything to the contrary in the Credit Documents, none of the Grantors shall be required (i) to perfect the security interests granted by this Agreement by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or equivalent filing office) of the relevant State(s), (B) filings in United States government offices with respect to Intellectual Property, (C) delivery to the Collateral Agent to be held in its possession of Collateral consisting of Instruments, to the extent required by Section 3.6 or (D) to the extent requested by the Collateral Agent in accordance with Section 3.9, delivery to the Collateral Agent of control agreements in form and substance reasonable satisfactory to the Collateral Agent with respect to deposit accounts, (ii) to take any action (other than as provided in the Secured Debt Agreements) under non-U.S. law or with respect to any assets located outside of the United States or (iv) to perfect in any letter-of credit rights or any motor vehicles or other assets subject to a certificate of title (except filings listed in Section 1.1(c)(i)(A) above) (to the extent such perfection can be achieved through such filings).

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1.2.          Power of Attorney.

(a)           Each Grantor hereby constitutes and appoints the Collateral Agent, with full power of substitution, its true and lawful attorney, irrevocably, with full power after (except with respect to sub-clause (ii) below) the occurrence of and during the continuance of an Event of Default (in the name of such Grantor or otherwise)  to: (i) act, require, demand, receive, compound and give acquaintance for any and all moneys and claims for moneys due or to become due to such Grantor under any Receivable or Contract or arising out of the Collateral, to take possession of and endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in any court of law or equity or which the Collateral Agent reasonably deems necessary or advisable to protect the interests of the Secured Creditors in compliance with Part 5 or 6 of Article 9 of the UCC, (ii) in the case of any Registered Intellectual Property Collateral, execute and deliver, and have recorded with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), any and all agreements, instruments, documents and papers as the Collateral Agent reasonably requests to evidence the Collateral Agent’s security interest in such Registered Intellectual Property Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in respect of any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent reasonably deems appropriate; (vii)  pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; (viii) execute, in connection with any sale provided for in (and in accordance with) Section 6.1 or 6.2, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral, (ix) assign, license or sublicense or grant any other right in, to, and under any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent reasonably determines, subject to Article IV; and (x) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do, which appointment as attorney is coupled with an interest.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

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(c)            Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1.         Necessary Filings.  All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by such Grantor to the Collateral Agent hereby in respect of the Collateral (other than motor vehicles) have been accomplished or will be accomplished promptly upon the execution of this Agreement and the other Security Documents and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral (except for Instruments and certificated Equity Interests not yet delivered to the Collateral Agent) creates or will create a perfected security interest therein prior to the rights of all other Persons therein (other than Permitted Liens related thereto) and subject to no other Liens (other than Permitted Liens) and is entitled to all rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession, by filing a financing statement under the UCC as enacted in any relevant jurisdiction and by filing a Grant of Security Interest in the respective form of Annex H, I or J hereto, as appropriate, attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office for each item of Registered Intellectual Property Collateral listed on Annex E, F or G, as applicable.

2.2.         No Liens.  Such Grantor is, and as to Collateral ownership of which has been or will be acquired by it from time to time after the date hereof such Grantor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Grantor has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto and such Grantor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent (other than holders of Permitted Liens).

2.3.          Other Financing Statements.  As of the date hereof, there is no effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than (x) financing statements filed in respect of Permitted Liens or (y) that have lapsed or been terminated), and so long as the Termination Date has not occurred, such Grantor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to all or any portion of the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Grantor or in connection with Permitted Liens.

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2.4.          Chief Executive Office.  The chief executive office of each Grantor is, on the date hereof, as set forth on Annex A hereto.

2.5.          [Reserved].

2.6.          Legal Names; Organizational Identification Number; Trade Names; Change of Name, etc.  The legal name of each Grantor, and the organizational identification number (if any) of each Grantor, as of the date hereof is listed on Annex C hereto for such Grantor.  No Grantor has or operates in any jurisdiction under, or in the five years preceding the date hereof has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto for such Grantor.  No Grantor shall change its legal name or organizational identification number unless (a) it shall have given to the Collateral Agent not less than 15 days’ prior written notice (or such later notice as is acceptable to the Collateral Agent in its sole discretion) of its intention so to do, clearly describing such new name or number, and (b) with respect to such new name, it shall have taken (or shall promptly take) all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.  In addition, to the extent that any Grantor does not have an organizational identification number on the date hereof and later obtains one, such Grantor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.7.         Jurisdiction and Type of Organization.  The jurisdiction of organization of each Grantor, and the type of organization of each Grantor, is listed on Annex D hereto for such Grantor.  No Grantor shall change its jurisdiction of organization or its type of organization unless (a) it shall have given to the Collateral Agent not less than 15 days’ prior written notice (or such later notice as is acceptable to the Collateral Agent in its sole discretion) of intention so to do, clearly describing such new jurisdiction of organization and/or type of organization, and (b) with respect to such new jurisdiction of organization and/or type of organization, it shall have taken (or shall promptly take) all actions reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.8.          Collateral in the Possession of a Bailee.  If any Inventory or other Goods with a fair market value (as determined in good faith by senior management of the Borrower or the respective Grantor) of $5,000,000 or more are at any time in the possession of a bailee, the respective Grantor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall promptly use commercially reasonable efforts to obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of the respective Grantor.  The Collateral Agent agrees with the Grantors that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Grantor with respect to the bailee.

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ARTICLE III

SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS;
INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1.          [Reserved].

3.2.         Maintenance of Records.  Each Grantor will keep and maintain at its own cost and expense accurate records of its Receivables and Contracts, including, but not limited to, originals of documentation (including each Contract) with respect thereto, records of payments received, credits granted thereon, merchandise returned and other dealings therewith, and such Grantor will make the same available on such Grantor’s premises to the Collateral Agent for inspection at any and all reasonable times upon prior notice to such Grantor and otherwise in accordance with the Credit Agreement, but not more often (absent the occurrence and continuance of an Event of Default) than once per fiscal year of the Borrower at the cost of any Grantor.  Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Grantor shall, at its own cost and expense, deliver tangible evidence of its Receivables and Contract Rights (including, without limitation, documents evidencing the Receivables and Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor).  Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that the Collateral Agent has a security interest in such Receivables and Contracts.

3.3.         Direction to Account Debtors; Contracting Parties, etc.  Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Grantor, such Grantor agrees (a) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (b) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (a), and (c) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may reasonably adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor.  Without prior notice to or assent by any Grantor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 6.4 of this Agreement (provided the Collateral Agent shall provide the Borrower notice of any such application, including the date(s) and amount(s) thereof).  The reasonable costs and expenses (including reasonable attorneys’ fees) of collection, whether incurred by an Grantor or the Collateral Agent, shall be borne by the relevant Grantor.  The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (b) to the relevant Grantor, provided that the failure by the Collateral Agent to so notify such Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3.

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3.4.         Modification of Terms; etc.  Except in each case in accordance with such Grantor’s ordinary course of business or consistent with Grantor’s reasonable business judgment, no Grantor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein without the prior written consent of the Collateral Agent.

3.5.        Collection.  Each Grantor shall endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except in each case to the extent it determines otherwise in its reasonable business judgment.  Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (a) an extension or renewal of the time or times of payment, or (b) settlement for less than the total unpaid balance, which such Grantor finds appropriate in accordance with its reasonable business judgment. As between the Collateral Agent and the Grantors, the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection on such Receivables and Contracts, whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor.

3.6.         Instruments.  If any Grantor owns or acquires any Instrument constituting Collateral (other than (a) checks and other payment instruments received and collected in the ordinary course of business and (b) Instruments with a face amount of $5,000,000 or less), such Grantor shall no later than the next date required for delivery of annual financial statements and quarterly financial statements pursuant to the Credit Agreement (or such later date as is acceptable to the Collateral Agent), and at any other time as may from time to time reasonably requested by the Collateral Agent, deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder or with transfer powers in respect thereof endorsed to the Collateral Agent or in blank by an effective endorsement.

3.7.          Communication with Obligors; Grantors Remain Liable Under Receivables.

(a)           The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default (but solely after the occurrence and during the continuance of an Event of Default) communicate with obligors under the Receivables to verify with them the existence, amount and terms of any Receivables.

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(b)          Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default (but solely after the occurrence and during the continuance of an Event of Default), each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Creditors and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, as between the Collateral Agent and the Grantors, the Grantors shall remain liable under each of the Receivables to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Receivables.  Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any part under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8.          Communication with Contractual Parties; Grantors Remain Liable Under Contracts.

(a)           The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default (but solely after the occurrence and during the continuance of an Event of Default) communicate with parties to the Contracts to verify with them the existence, amount and terms of any Contracts.

(b)           Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default (but solely after the occurrence and during the continuance of an Event of Default), each Grantor shall notify parties to the Contracts that the Contracts have been assigned to the Collateral Agent for the ratable benefit of the Secured Creditors and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, as between the Collateral Agent and the Grantors, the Grantors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract.  Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

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3.9.         Deposit Accounts.  For each deposit or similar account that any Grantor at any time opens or maintains, such Grantor shall, at the Collateral Agent’s request, pursuant to an agreement in form and substance reasonable satisfactory to the Collateral Agent, use commercial reasonable efforts to either (a) cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the respective Grantor, or (b) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the deposit account, with the respective Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account.  The Collateral Agent agrees with the Grantors that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing.  The provisions of this Section 3.9 shall not apply to deposit or similar accounts (i) for which the Collateral Agent is the depositary, (ii) that are accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor’s salaried employees, (iii) that are escrow, defeasance or redemption accounts or (iv) that are Excluded Accounts.

3.10.       Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit with a stated amount of $5,000,000 or more, such Grantor shall no later than the next date required for delivery of annual financial statements and quarterly financial statements pursuant to the Credit Agreement (or such later date as is acceptable to the Collateral Agent), and at any other time as may from time to time reasonably requested by the Collateral Agent, notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercial reasonable efforts to either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (b) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Security Agreement after the occurrence of an Event of Default.

3.11.       Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a commercial tort claim with a value of $5,000,000 or more, such Grantor shall no later than the next date required for delivery of annual financial statements and quarterly financial statements pursuant to the Credit Agreement (or such later date as is acceptable to the Collateral Agent), and at any other time as may from time to time reasonably requested by the Collateral Agent, notify the Collateral Agent thereof in a writing signed by such Grantor and describing in brief the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

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3.12.       Electronic Chattel Paper.  Each Grantor shall, upon the request of the Collateral Agent, take all steps necessary to grant the Collateral Agent control of all material electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING REGISTERED INTELLECTUAL PROPERTY COLLATERAL

4.1.         Additional Representations and Warranties.  Each Grantor represents and warrants that as of the date hereof it is the true and lawful owner of or otherwise has the right to use, in each case free and clear of any Liens, the Registered Intellectual Property Collateral listed in Annexes E, F and G hereto for such Grantor and that (i) the Marks listed in Annex E include materially all United States marks and applications for United States marks registered in the United States Patent and Trademark Office that such Grantor owns or uses in connection with its business as of the date hereof, (ii) the Patents listed in Annex F hereto for such Grantor include materially all the United States patents and applications for United States patents that such Grantor owns as of the date hereof and (iii) the Copyrights listed in Annex G hereto for such Grantor constitute materially all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Grantor owns as of the date hereof, and that said registrations are valid and subsisting, and enforceable, other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Grantor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Registered Intellectual Property Collateral that it uses, other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Grantor further warrants that no aspect of such Grantor’s present or contemplated business operations infringes or will infringe any intellectual property of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.2.        Licenses and Assignments.  Except as otherwise permitted under the Credit Agreement, each Grantor hereby agrees not to license or divest itself of any right under any Intellectual Property absent prior written approval of the Collateral Agent other than non-exclusive Licenses in the ordinary course of business.

4.3.          [Reserved].

4.4.         Preservation of Registered Intellectual Property.  Each Grantor agrees to take reasonable steps to prevent any of the Intellectual Property included in the Collateral owned by such Grantor, from lapsing, being terminated, or becoming invalid or unenforceable or placed in the public domain (or in the case of a Trade Secret, become publicly known) and take reasonable steps to preserve and protect each item of its Intellectual Property owned by such Grantor, including, without limitation, taking reasonable steps necessary to ensure that all licensed users of any of the Marks abide by the applicable license’s terms with respect to standards of quality (other than any such Intellectual Property that is no longer used or useful in its business or operations or except where the failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

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4.5.         Maintenance of Registration.  Each Grantor shall, at its own expense, take reasonable steps to diligently process documents reasonably required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office or United States Copyright Office for all of its Registered Intellectual Property, and shall pay all fees and disbursement in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications that are no longer used or useful in its business or operations or except where the failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

4.6.         Future Registered Intellectual Property Collateral.  Upon the acquisition or issuance of Registered Intellectual Property Collateral by any Grantor, no later than the next date required for delivery of annual financial statements and quarterly financial statements pursuant to the Credit Agreement (or such later date as is acceptable to the Collateral Agent), such Grantor shall deliver to the Collateral Agent an assignment for security in such Registered Intellectual Property Collateral, to the Collateral Agent and at the expense of such Grantor, confirming the assignment for security in such Registered Intellectual Property Collateral to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex H, I or J hereto, as appropriate, hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

4.7.         Filings.  Each Grantor hereby authorizes the Collateral Agent to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office thereto) such documents, including assignments for security in such Registered Intellectual Property Collateral to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex H, I or J hereto, as appropriate, as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

ARTICLE V

PROVISIONS CONCERNING ALL COLLATERAL

5.1.          Protection of Collateral Agent’s Security.  Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Grantor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

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5.2.         Warehouse Receipts Non-negotiable.  To the extent practicable, if so requested by the Collateral Agent, each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Grantor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC as in effect in any relevant jurisdiction or under other relevant law).

5.3.         Further Actions.  To the extent consistent with the other terms of this Agreement, each Grantor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral, including, in respect of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking actions to provide the Collateral Agent with “control” (within the meaning of the UCC).

5.4.         Financing Statements.  Each Grantor agrees to deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral (subject to Permitted Liens) as provided herein and the other rights and security contemplated hereby.  Each Grantor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral.  Each Grantor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Grantor where permitted by law.

ARTICLE VI

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

6.1.         Remedies; Obtaining the Collateral Upon Default.  Each Grantor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may, without limiting the generality of the foregoing and without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except for any notice required by law):

(a)            personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Grantor or any other Person who then has possession of any part thereof, and for that purpose may enter upon such Grantor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor;

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(b)         instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Grantor in respect of such Collateral;

(c)           withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 6.4 hereof;

(d)               sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 6.2 hereof, or direct the relevant Grantor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(e)          take possession of the Collateral or any part thereof, by directing the relevant Grantor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Grantor shall at its own expense:

(i)          forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(ii)         store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 6.2 hereof; and

(iii)        while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition; and

(f)            use, license or sublicense, whether on an exclusive or nonexclusive basis  (exercisable without payment of royalty or other compensation to any Grantor), in, to, and under any Intellectual Property included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past, present or future infringement of the Intellectual Property; provided that in the case of Intellectual Property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such Intellectual Property hereunder;

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it being understood that each Grantor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation.  By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no Secured Creditor other than the Collateral Agent shall have any right individually to seek to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and other Security Documents.

6.2.         Remedies; Disposition of the Collateral.  If any Event of Default has occurred and is continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 6.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent, in compliance with any mandatory requirements of applicable law, reasonably determines to be commercially reasonable.  Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Grantor that the Collateral Agent reasonably determines to be commercially reasonable.  Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 30 days’ prior written notice to the relevant Grantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 30 days after giving such notice, to the right of the relevant Grantor or any nominee of such Grantor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified.  Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 30 days’ prior written notice to the relevant Grantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent’s option, be subject to reserve), after publication of notice of such auction (where required by applicable law) not less than 30 days prior thereto.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.  To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 6.2 without accountability to the relevant Grantor.  If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Grantor as hereinabove specified, the Collateral Agent need give such Grantor only such notice of disposition as shall be reasonably practicable in view of such applicable law.  Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Grantor’s expense.

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6.3.         Waiver of Claim.  Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL IN COMPLIANCE WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Grantor hereby further waives, to the extent permitted by law:

(a)          all damages occasioned by such taking of possession except any damages to the extent directly resulting from the Collateral Agent’s gross negligence or willful misconduct or material breach of a Credit Document (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(b)           all other requirements as to the time, place and terms of sale or other requirements with respect to the commercially reasonable enforcement of the Collateral Agent’s rights hereunder; and

(c)          all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Grantor.

6.4.          Application of Proceeds.

(a)          All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Security Document requires or provides for proceeds of collateral under such other Security Document to be applied in accordance with the provisions of this Agreement, the Pledgee or Collateral Agent under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

(i)           first, to the payment of all portions of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) owing the Administrative Agent or the Collateral Agent in their respective capacities as such;

(ii)         second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to payment of that portion of the Credit Document Obligations constituting fees, indemnities and other amounts (other than principal and interest and other amounts described in clauses (iii) or (iv) below) payable to the Lender Creditors (including attorneys’ fees payable under the Credit Agreement), with each Lender Creditor receiving an amount equal to its outstanding Credit Document Obligations payable pursuant to this clause (ii) or, if such proceeds are insufficient to pay in full all such Credit Document Obligations, its Pro Rata Share of the amount then remaining to be distributed;

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(iii)       third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), to payment of that portion of the Credit Document Obligations constituting accrued and unpaid interest on the Loans and unreimbursed LC Disbursements and participation fees with respect to Letters of Credit, with each Lender Creditor receiving an amount equal to its outstanding Credit Document Obligations payable pursuant to this clause (iii) or, if such proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount then remaining to be distributed;

(iv)       fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), to (x) payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements, (y) cash collateralization of the aggregate undrawn face amount of all outstanding Letters of Credit and (z) payment of amounts (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) then due and payable to the Secured Creditors under, or with respect to, Swap Agreements, Bank Product Agreements and Designated Foreign Facility Agreements, with each Secured Creditor receiving an amount equal to its outstanding Obligations (including cash collateral in respect of outstanding Letters of Credit payable pursuant to this clause (iv)) or, if such proceeds are insufficient to pay in full all such Obligations (including cash collateral in respect of outstanding Letters of Credit), its Pro Rata Share of the amount then remaining to be distributed;

(v)          fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), to payment of all other Obligations that are then due and payable to the Administrative Agent, the Collateral Agent or the other Secured Creditors on such date or, if such proceeds are insufficient to pay in full all such Obligations, to each such Person such Person’s Pro Rata Share of the amount remaining to be distributed; and

(vi)         sixth, inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such surplus.

(b)           For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount for any of clauses (i) through (v) above, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Obligations to be paid pursuant to the applicable clause and the denominator of which is the then outstanding amount of all Obligations to be paid pursuant to the applicable clause.

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(c)          If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the Obligations of the other Secured Creditors, with each Secured Creditor whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Creditor and the denominator of which is the unpaid Obligations of all Secured Creditors entitled to such distribution.

(d)           [Reserved].

(e)         All payments required to be made hereunder shall be made (i) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors and (ii) if to Other Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the applicable Other Creditors or, in the absence of such a Representative, directly to the applicable Other Creditors.

(f)           For purposes of applying payments received in accordance with this Section 6.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Lender Creditors or the Other Creditors, as the case may be.  Unless it has written notice from an Other Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements are in existence.

(g)         This Agreement is made with full recourse to each Grantor (including, without limitation, with full recourse to all assets of such Grantor) and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.  It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations, including the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

6.5.         Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, and other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein.  No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

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6.6.         Discontinuance of Proceedings.  If the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Grantor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VII

INDEMNIFICATION

7.1.          Indemnity. The parties hereto agree that the Indemnitees shall be entitled to indemnification as provided in Section 9.03 of the Credit Agreement.

ARTICLE VIII

DEFINITIONS

The following terms shall have the meanings herein specified.  Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Terms defined in the UCC that are not otherwise defined in this Agreement are used herein as defined in the UCC.

“Administrative Agent” has the meaning provided in the recitals of this Agreement.

“Agreement” means this Security Agreement as the same may be modified, supplemented, restated and/or amended from time to time in accordance with its terms.

“Bank Product Agreements” means any agreement entered into from time to time with any Credit Party or any Restricted Subsidiary, in each case, in connection with any of the Bank Products that the Borrower identifies to the Collateral Agent and the Administrative Agent in writing as an agreement intended to be secured hereby (which designation, once made, may be revoked only with the consent of the Lender or Lender Affiliate party thereto).

“Bank Products” means the following bank services or facilities extended to any Credit Party or any Restricted Subsidiary: (a) commercial credit cards, (b) stored value cards, merchant cards, purchase or debit cards, and non-card e-payables services and (c) treasury or cash management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services, electronic funds transfer services, lockbox services, stop payment services and wire transfer services).

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“Borrower” has the meaning provided in the recitals of this Agreement.  “Borrowers” has the meaning provided in the recitals of this Agreement.

“Cash Collateral Account” means a cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” has the meaning provided in the UCC as in effect on the date hereof in the State of New York; provided that the term “Chattel Paper” shall not include any Chattel Paper (as defined above without giving effect to this proviso) to the extent that (and only for so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting a security interest in, such Chattel Paper (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded chattel paper shall be “Collateral” subject to the security interests created by this Agreement and (ii) such excluded chattel paper shall otherwise be subject to the security interests created by this Agreement (and become “Chattel Paper” for all purposes of this Agreement) upon the receipt by the respective Grantor of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Grantor, the Collateral Agent or any other Secured Creditor).

“Closing Date” means “Closing Date” (as defined in the Credit Agreement).

“Collateral” has the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” has the meaning provided in the first paragraph of this Agreement.

“Contract Rights” means (a) all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts, and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts and (b) all rights of any Grantor to payment for money due or to become due pursuant to any contract excluded from the definition of “Contract” by virtue of the exclusion appearing in said definition.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, any Swap Agreements, Bank Product Agreements, Designated Foreign Facility Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements), but excluding any contract to the extent that (but only for so long as) the terms thereof validly prohibit the assignment of, or granting a security interest in, such contract (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded contract shall be “Collateral” subject to the security interests created by this Agreement, and (ii) such excluded contract shall otherwise be subject to the security interests created by this Agreement (and become a “Contract” for all purposes of this Agreement) upon the receipt of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Grantor, the Collateral Agent or any other Secured Creditor).

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“Copyrights” means any United States copyright owned by any Grantor, including any registrations of any Copyrights, in the United States Copyright Office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office by any Grantor.

“Credit Agreement” has the meaning provided in the recitals of this Agreement.

“Credit Document Obligations” has the meaning provided in the definition of “Obligations” in this Article IX.

“Designated Foreign Facility Agreements” means agreements between, on the one hand, any Lender and/or Affiliate of a Lender, on the other hand, the Borrower or any Foreign Subsidiary of the Borrower; provided that (1) the Borrower has provided the Administrative Agent written notice of the Borrower’s designation of any such line of credit or debt obligation as a “Designated Foreign Facility Agreement” pursuant to the form attached hereto as Annex L, (2) the aggregate outstanding amount of Indebtedness of the Borrower and Foreign Subsidiaries secured on a pari passu basis by all such Designated Foreign Facility Agreements shall not exceed in the aggregate at any one time $50,000,000, and (3) such Indebtedness shall be permitted by Section 6.01(i) of the Credit Agreement.

“Documents” has the meaning provided in the UCC as in effect on the date hereof in the State of New York; provided that the term “Document” shall not include any Document (as defined above without giving effect to this proviso) to the extent that (and only for so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting a security interest in, such Document (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded document shall be “Collateral” subject to the security interests created by this Agreement and (ii) such excluded document shall otherwise be subject to the security interests credited by this Agreement (and become a “Document” for all purposes of this Agreement) upon the receipt by the respective Grantor of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Grantor, the Collateral Agent or any other Secured Creditor).

“Equipment” means any “equipment,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Grantor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any Event of Default under, and as defined in, the Credit Agreement.

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“Excluded Accounts” means, collectively, Deposit Accounts of any Grantor solely to the extent that the amount on deposit in such Deposit Accounts, in aggregate, at any one time, is less than $5,000,000.

“Excluded Asset” means any:

(a)          computer program owned or created by such Grantor and any intellectual property rights therein or any other proprietary information (including Trade Secret Rights) of such Grantor that is subject to any agreement which validly prohibits the creation by such Grantor of a security interest in such computer program and the intellectual property rights therein or other proprietary information; provided, however, that (i) the right to receive payments of money in respect of such computer programs, the intellectual property rights therein and such other proprietary information (or any agreement covering the same) shall not be excluded from the security interest created hereunder and (ii) such rights and property described above shall be excluded from the Collateral only to the extent and for so long as such agreement continues validly to prohibit the creation of such security interest, and upon the expiration of such prohibition, the computer programs and the intellectual property rights therein or other proprietary information as to which such prohibition previously applied shall automatically be included in the Collateral, without further action on the part of any Grantor, the Collateral Agent or any other Secured Creditor;

(b)          any Equipment or Goods subject to a purchase money Lien permitted under Section 5.02(f), (i) or (j) of the Credit Agreement, in each case to the extent, and only to the extent, that the instrument or other agreement evidencing the purchase money Indebtedness or Capitalized Lease Obligations, as the case may be, secured by such Lien expressly and validly prohibits any other Lien on such Equipment or Goods, as the case may be; provided, however, that such Equipment and Goods described above shall be excluded from the Collateral only for so long as such purchase money Indebtedness or Capitalized Lease Obligations, as the case may be, remains or remain outstanding and upon the earlier of the termination of such prohibition or the satisfaction of such Indebtedness, such Equipment or Goods, as the case may be, shall be included in the term “Collateral” without any further action on the part of any Grantor, the Collateral Agent or any other Secured Creditor;

(c)           any property or asset to the extent that the grant of a Lien under this Agreement in such property or asset is prohibited by applicable law or requires any consent of any governmental authority not obtained pursuant to applicable law; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under this Agreement, immediately and automatically, at such time as such consequences will no longer result;

(d)          any lease, license, contract or agreement to which any Grantor is a party or any of its rights or interests thereunder only to the extent and only for so long as the grant of a Lien under this Agreement will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such lease, license, contract or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under this Agreement, immediately and automatically, at such time as such consequences will no longer result;

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(e)          any amount of outstanding voting capital stock of any Foreign Subsidiary that is a CFC or any CFC Holdco exceeding, and only to the extent that such voting capital stock exceeds, 65% of the total outstanding voting capital stock of such Foreign Subsidiary or CFC Holdco held by any Grantor;

(f)            any margin stock;

(g)          any asset owned by any Grantor that is subject to a Permitted Lien or other contractual right that prohibits or requires the consent of any Person (other than any Grantor) not obtained as a condition to the creation of any lien on such asset (other than to the extent that any such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, or 9-409 of the UCC);

(h)          any “intent to use” trademark applications for which a statement of use has not been filed to the extent a grant of a security interest therein would result in the unenforceability or invalidity of such trademark application or the registration that issues therefrom (but only until such statement is filed, at which point such application shall constitute Collateral hereunder;

(i)            any (i) leased real property or (ii) owned real property with a fair market value of $5,000,000 or less in the aggregate;

(j)            the Equity Interest of any Unrestricted Subsidiary;

(k)           Excluded Accounts;

(l)            letter of credit rights (except to the extent a security interest therein can be perfected by the filing of UCC financing statements); and

(m)          motor vehicles and other assets subject to certificates of title (except to the extent a security interest therein can be granted by entry into this Agreement and perfected solely by the filing of UCC financing statements).

“General Intangibles” has the meaning provided in the UCC as in effect on the date hereof in the State of New York (and shall include all partnership interests and all limited liability company membership interests to the extent that same constitutes a general intangible under such UCC); provided that the term “General Intangible” shall not include any General Intangible (as defined above without giving effect to this proviso) to the extent that (and only for so long as) the terms thereof or of any agreement or other instrument giving rise thereto validly prohibit the assignment of, or the granting of a security interest in, such General Intangible (it being understood and agreed, however, (i) that notwithstanding the foregoing, (x) all partnership interests and limited liability company membership interests of any Subsidiary of any Pledgor (to the extent that same constitutes a General Intangible (as defined above without regard to this proviso)) shall be subject to the security interests created by this Agreement, and (y) all Receivables and all rights of any Grantor to payment for money due or to become due which constitute General Intangibles (as defined above without giving effect to this proviso), whether pursuant to any instrument, note or agreement or otherwise, shall be “Collateral” subject to the security interests created by this Agreement, and (ii) such excluded general intangibles shall otherwise be subject to the security interests created by this Agreement (and become a “General Intangible” for all purposes of this Agreement) upon receipt by the respective Grantor of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Grantor, the Collateral Agent or any other Secured Creditor).

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“Goods” has the meaning provided in the UCC as in effect on the date hereof in the State of New York.

“Grantor” has the meaning provided in the first paragraph of this Agreement.

“Indemnitee” has the meaning provided in Section 7.1 of this Agreement.

“Instrument” has the meaning provided in the UCC as in effect on the date hereof in the State of New York; provided that the term “Instrument” shall not include any Instrument (as defined above without giving effect to this proviso) to the extent that (and only for so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting of a security interest in, such Instrument (it being understood and agreed, however, (i) that notwithstanding the foregoing, each Intercompany Note shall be an Instrument for purposes of this Agreement and all rights to payment for money due or to become due pursuant to any such excluded instrument shall be “Collateral” subject to the security interests created by this Agreement and (ii) such excluded instrument shall otherwise be subject to the security interests created by this Agreement (and become an “Instrument” for all purposes of this Agreement) upon the receipt of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Grantor, the Collateral Agent or any other Secured Creditor).

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter owned or acquired by any Grantor, and whether owned or licensed, including inventions, designs, Patents, Copyrights, Marks, Trade Secrets, Software, Licenses and all additions and improvements to the foregoing, renewals and extensions thereof, rights to sue or otherwise recover for infringements or other violations thereof, and all rights corresponding thereto throughout the world.

“Inventory” means merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Grantor’s customers, and shall specifically include all “inventory” as such term in defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Grantor.

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“Investment Property” has the meaning provided in the UCC as in effect on the date hereof in the State of New York; provided that the term “Investment Property” shall not include any “security” (as defined in Section 8-102 of the New York UCC as in effect on the date hereof) of any Person that is not a Subsidiary of any Grantor or is not an Intercompany Note, to the extent (and only so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting of a security interest in, such security (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due, and all distributions to which any Grantor may be entitled, in respect of any such excluded security shall be “Collateral” subject to the security interests created by this Agreement and (ii) such excluded security shall otherwise be subject to the security interests created by this Agreement (and become “Investment Property” for all purposes of this Agreement) upon the receipt of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Grantor, the Collateral Agent or any other Secured Creditor).

“Lender Creditors” means the Lenders, the Issuing Banks, the Swingline Lender, the Administrative Agent and the Collateral Agent.

“Lenders” has the meaning provided in the recitals of this Agreement.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

“License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Patent, Mark, Copyright, Trade Secret, Software now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Patent, Mark, Copyright, Trade Secret, Software  now or hereafter owned by any third party, and all rights of such Grantor under any such agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof; provided that Licenses shall not include any Excluded Assets.

“Marks” means all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Grantor, including any registration of any trademarks and services marks in the United States Patent and Trademark Office and any trade dress including logos and/or designs used by any Grantor, but excluding any such right, title and interest of an Grantor in and to same as licensee pursuant to a contract which is expressly excluded from the definition of “Contract” contained herein pursuant to the terms of such definition.

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“Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each Grantor to the Lender Creditors, whether now existing or hereafter incurred under, to the extent arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Grantor is a party (including, in the case of each Grantor (a) that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Grantor under the Subsidiary Guaranty and (b) that is the Borrower, all such obligations, liabilities and indebtedness of such Grantor under the Parent Guaranty) and the due performance and compliance by such Grantor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements, being herein collectively called the “Credit Document Obligations”), (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Grantor and each of its Subsidiaries to the Other Creditors under, or with respect to (including, in the case of each Grantor (a) that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Grantor under the Subsidiary Guaranty and (b) that is the Borrower, all such obligations, liabilities and indebtedness of such Grantor under the Parent Guaranty), any Swap Agreement permitted by the Credit Agreement or Bank Product Agreement or Designated Foreign Facility Agreement, whether such Swap Agreement, Bank Product Agreement or Designated Foreign Facility Agreement, as applicable, is now in existence or hereafter arising, and the due performance and compliance by such Grantor or such Subsidiary, as applicable, with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations”), (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Grantor referred to in clauses (i) and (ii) above, after an Event of Default has occurred and be continuing, the reasonable expenses of the Collateral Agent in retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs, and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under 9.03(b) of the Credit Agreement; it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Other Creditors” has the meaning provided in the recitals of this Agreement.

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“Other Obligations” has the meaning provided in the definition of “Obligations” in this Article IX.

“Patents” means any patent to which any Grantor now or hereafter has right, title and interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by an Grantor, but excluding any patent to which any such Grantor has right, title and interest as licensee pursuant to a contract which is expressly excluded from the definition of “Contract” contained herein pursuant to the terms of such definition.

“Permits” means, to the extent permitted to be assigned by the terms thereof and by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Pro Rata Share” has the meaning provided in Section 6.4(b) of this Agreement.

“Proceeds” has the meaning provided in the UCC as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means any “account” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Grantor and, in any event, shall include, but shall not be limited to, all of such Grantor’s rights to health-care insurance receivables and to payment for goods sold or leased or services performed by such Grantor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Grantor to secure the foregoing, (b) all of any Grantor’s right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

“Registered Intellectual Property Collateral” means the Collateral consisting of United States Patents, United States Marks and United States Copyrights.

“Representative” has the meaning provided in Section 6.4(e) of this Agreement.

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“Required Secured Creditors” means the Required Lenders (or, to the extent provided in Section 8.02 of the Credit Agreement, each of the Lenders).

“Requisite Creditors” has the meaning provided in Section 10.2 of this Agreement.

“Secured Creditors” has the meaning provided in the recitals of this Agreement.

“Secured Debt Agreements” means and include this Agreement, the other Credit Documents and the Swap Agreements, Bank Product Agreements and Designated Foreign Facility Agreements entered into with an Other Creditor.

“Software” means all “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now owned or hereafter acquired by any Grantor, other than software embedded in any category of Goods, including all computer programs, databases and all supporting information provided in connection with a transaction related to any program or database.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the UCC as in effect on the date hereof in the State of New York, including letters of credit and guaranties issued in support of Receivables, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Swap Agreement” means a “Swap Agreement” (as defined in the Credit Agreement) other than any such agreement which by its terms states that it is not intended to be secured by the Security Documents.

“Termination Date” has the meaning provided in Section 10.8 of this Agreement.

“Trade Secret Rights” means all United States trade secrets and proprietary information necessary to operate the business of the Grantor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

ARTICLE IX

COLLATERAL AGENT

9.1.          Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody,  safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account (which shall in no event be less than commercially reasonable custody, safekeeping and physical preservation) and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any agent selected by the Collateral Agent in good faith. Neither the Collateral Agent nor any other Secured Creditor nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or, subject to the other obligations expressly set forth herein, to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent will have no additional duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Creditors’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Creditor to exercise any such powers. The Collateral Agent shall be accountable only for amounts it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of, or material breach of agreement by, any of the foregoing.

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9.2.         Financing Statements; Intellectual Property Filings. (a) Pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor hereby authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto (including amendments assigning filings in favor of the Administrative Agent from the Administrative Agent to the Collateral Agent), and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement, subject to the terms of Section 1.1(c) hereof. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Collateral Agent reasonably determines is necessary or advisable.

(b)          The Collateral Agent is authorized to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office) such documents (including documents assigning filings in favor of the Administrative Agent from the Administrative Agent to the Collateral Agent) as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or  protecting the security interest in each item of Intellectual Property of each Grantor included in the Collateral that is subject to registration or an application to register in the United States Patent and Trademark Office or United States Copyright Office, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party, and the Collateral Agent shall provide written notice to the Grantor prior to filing any such documents.

9.3.         Authority of the Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or nonexercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Secured Creditors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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ARTICLE X

MISCELLANEOUS

10.1.        Notices  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail (“email”), as follows:

(a)            if to any Grantor, c/o the Borrower in accordance with Section 9.01(a) of the Credit Agreement:

(b)           if to the Collateral Agent, in accordance with Section 9.01(a) of the Credit Agreement:

(c)            if to any Lender Creditor, at such address as such Lender Creditor shall have specified in the Credit Agreement; any

(d)           if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Borrowers and the Collateral Agent;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2.       Waiver; Amendment.  None of the terms and conditions of this Agreement or any other Security Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Grantor directly affected thereby and the Collateral Agent (and, to the extent required under the Credit Agreement, with the consent of the Required Lenders).

10.3.      Obligations Absolute.  The obligations of each Grantor under this Agreement (so long as it remains a Grantor hereunder) shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (c) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Grantor or any Subsidiary of any Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Grantor shall have notice or knowledge of any of the foregoing.

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10.4.        Successors and Assigns.  This Agreement shall be binding upon each Grantor and its successors and assigns (although no Grantor may assign its rights and obligations hereunder except in accordance with the provisions of the Credit Agreement) and shall inure to the benefit of the Collateral Agent and the other Secured Creditors and their respective successors and permitted assigns.

10.5.        Headings Descriptive.  The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6.        Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

10.7.        [Reserved].

10.8.        Termination; Release.

(a)          On the Termination Date, this Agreement and the security interests granted hereby shall automatically terminate and be released without the requirement for any further action by any Person (provided that all indemnities set forth herein including, without limitation, in Section 7.1 hereof shall survive such termination)  and the Collateral Agent, at the reasonable request and expense of the respective Grantor, will promptly (and the Secured Creditors hereby authorize the Collateral Agent to) execute and file or deliver to the Borrower or its designee a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the applicable Grantors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated, all Loans thereunder have been repaid in full, all Letters of Credit issued under the Credit Agreement have been terminated or otherwise addressed in a manner reasonably acceptable to the Administrative Agent or the applicable Issuing Bank(s) and all other Credit Document Obligations (other than Obligations in respect of (x) any Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements and (y) contingent reimbursement and indemnification obligations not yet accrued and payable) then due and payable have been paid in full.

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(b)         If any part of the Collateral is sold or otherwise disposed of in connection with a transaction permitted by the Credit Agreement (including accounts receivable sold in reliance on Section 6.03(a)(xiii) of the Credit Agreement but excluding any sale or other disposition to any Grantor or a Domestic Subsidiary thereof) or is otherwise released with the consent of the Required Secured Creditors and the proceeds of such transaction or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Liens on such Collateral will be automatically released  without the requirement for further action by any Person and such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the reasonable request and expense of the relevant Grantor, will duly and promptly (and the Secured Creditors hereby authorize the Collateral Agent to) assign, transfer and deliver to such Grantor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

(c)           At any time that an Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Grantor shall deliver to the Collateral Agent a certificate signed by a senior officer of such Grantor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b).

10.9.        Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

10.10.     Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11.     The Collateral Agent and the other Secured Creditors.  The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement.  It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article VIII of the Credit Agreement.  The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Article VIII of the Credit Agreement.

10.12.      Benefit of Agreement.  This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns.

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10.13.      Additional Grantors.  It is understood and agreed that any Subsidiary of the Borrower may, as required by Section 5.10 or 5.13 of the Credit Agreement or otherwise, become an Grantor hereunder either by executing a counterpart hereof and delivering the same to the Collateral Agent or by executing and delivering to the Collateral Agent a joinder agreement in the form of Annex K hereto.

10.14.      Effect of Amendment and Restatement of Existing Security Agreement. On the Closing Date, the Existing Security Agreement shall be amended, restated and superseded hereby in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute  a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Security Agreement and Existing Credit Agreement as in effect prior to the Closing Date and (b) such “Obligations” are in all respects continuing (as amended or amended and restated hereby and thereby) with only the terms thereof being modified as provided in this Agreement and the other Credit Documents executed in connection herewith.

[Signature pages follow]

32

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

WELBILT, INC.
APPLIANCE SCIENTIFIC, INC.
BERISFORD PROPERTY DEVELOPMENT (USA) LTD.
CHARLES NEEDHAM INDUSTRIES INC.
CLEVELAND RANGE, LLC
ENODIS CORPORATION
ENODIS GROUP HOLDINGS US, INC.
ENODIS HOLDINGS, INC.
ENODIS TECHNOLOGY CENTER, INC.
FRYMASTER L.L.C.
GARLAND COMMERCIAL INDUSTRIES LLC
KYSOR BUSINESS TRUST
KYSOR HOLDINGS, INC.
KYSOR INDUSTRIAL CORPORATION, a Michigan corporation
KYSOR INDUSTRIAL CORPORATION, a Nevada corporation
KYSOR NEVADA HOLDING CORP.
LANDIS HOLDINGS LLC
MANITOWOC EQUIPMENT WORKS, INC.
MANITOWOC FOODSERVICE COMPANIES, LLC
MANITOWOC FSG OPERATIONS, LLC
MCCANN’S ENGINEERING & MANUFACTURING CO., LLC
THE DELFIELD COMPANY LLC
WELBILT FSG U.S. HOLDING, LLC
WELBILT HOLDING COMPANY
WELBILT U.S. DOMESTIC CORPORATION
WESTRAN CORPORATION
each, as an Grantor

By:
Name:
Title:

[Signature Page to US Security Agreement]

1

Accepted and Agreed to:

JPMORGAN CHASE BANK, NA.,
as Assignee and Collateral Agent

By:
Name:
Title:

[Signature Page to US Security Agreement]

2

ANNEX A

SCHEDULE OF CHIEF EXECUTIVE OFFICES
AND OTHER RECORD LOCATIONS

ANNEX A – Page 1

ANNEX B

[RESERVED]

ANNEX B – Page 1

ANNEX C

SCHEDULE OF LEGAL, TRADE AND FICTITIOUS NAMES
AND ORGANIZATIONAL IDENTIFICATION NUMBERS

ANNEX C – Page 1

ANNEX D

SCHEDULE OF JURISDICTIONS AND TYPES OF ORGANIZATIONS

ANNEX D – Page 1

ANNEX E

SCHEDULE OF MARKS

ANNEX E – Page 1

ANNEX F

SCHEDULE OF PATENTS

ANNEX F – Page 1

ANNEX G

SCHEDULE OF COPYRIGHTS

ANNEX G – Page 2

ANNEX H
to
SECURITY AGREEMENT

GRANT OF SECURITY INTEREST
IN UNITED STATES TRADEMARKS

This GRANT OF SECURITY INTEREST IN TRADEMARKS (this “ Grant”) effective as of October [   ], 2018 is made by [Name of Grantor], a                           (the “Grantor”) with principal offices at                                            , in favor of [JPMorgan Chase Bank, N.A., with offices at 10 South Dearborn Street, Floor 07, Chicago, Illinois 60603-2003, as Collateral Agent] (the “Grantee”) for Lenders parties to the Credit Agreement, dated as of March 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WELBILT, INC., as the Borrower, ENODIS HOLDINGS LIMITED, as a UK Borrower, the other Subsidiary Borrowers from time to time party thereto, the Lenders and the Grantee. Unless otherwise defined herein or the context otherwise requires, terms used in this Grant, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement (as defined below), as applicable.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein; and

WHEREAS THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, under the Amended and Restated Security Agreement among the Grantor, the other grantors from time to time party thereto and the Grantee, dated as of October [  ], 2018 (as further amended, modified, restated, amended and restated and/or supplemented from time to time, the “Security Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor hereby pledges and grants to the Grantee for the benefit of the Secured Creditors, a continuing security interest in (i) all of the Grantor’s right, title and interest in, to and under the United States trademarks, United States trademark registrations and trademark applications set forth on Schedule A attached hereto (the “Marks”), (ii) all Proceeds and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern. The Grantor hereby authorizes and requests that the Commissioner for Trademarks of the United States Patent and Trademark Office record this Grant. This Grant may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Signature page follows]

ANNEX H – Page 1

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the          day of            , 20.

[NAME OF GRANTOR],
as Grantor By:

By:
Name:
Title:

ANNEX H – Page 2

Agreed and accepted by:
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Grantee

By:
Name:
Title:

ANNEX H – Page 1

SCHEDULE A

MARK	REG. NO./SERIAL NO.	REG. DATE/FILING DATE

ANNEX H – Page 2

ANNEX I

GRANT OF SECURITY INTEREST
IN UNITED STATES PATENTS

This GRANT OF SECURITY INTEREST IN PATENTS (this “ Grant”) effective as of October [   ], 2018 is made by  [Name of Grantor], a _______________ (the “Grantor”) with principal offices at ___________________, in favor of JPMorgan Chase Bank, N.A., as Collateral Agent, with offices at 10 South Dearborn Street, Floor 07, Chicago, Illinois 60603-2003, as Collateral Agent (the “Grantee”) for Lenders parties to the Credit Agreement, dated as of March 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WELBILT, INC., as the Borrower, ENODIS HOLDINGS LIMITED, as a UK Borrower, the other Subsidiary Borrowers from time to time party thereto, the Lenders and the Grantee. Unless otherwise defined herein or the context otherwise requires, terms used in this Grant, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement (as defined below), as applicable.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein; and

WHEREAS, THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, under the Amended and Restated Security Agreement among the Grantor, the other grantors from time to time party thereto and the Grantee, dated as of October [  ], 2018 (as further amended, modified, restated, amended and restated and/or supplemented from time to time, the “Security Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor hereby pledges and grants to the Grantee for the benefit of the Secured Creditors, a continuing a security interest in (i) all of the Grantor’s rights, title and interest in and to the United States patents, United States patent registrations and patent applications set forth on Schedule A attached hereto (the “Patents”), in each case together with (ii) all Proceeds and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern. Grantor hereby authorizes and requests that the Commissioner for Patents of the United States Patent and Trademark Office record this Grant. This Grant may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Signature page follows]

ANNEX I – Page 1

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the _____ day of _______________, 20___

[NAME OF GRANTOR], as Grantor

By:
Name:
Title:

ANNEX I – Page 2

Agreed and accepted by:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Grantee

By:
Name:
Title:

ANNEX I – Page 1

SCHEDULE A

PATENT	PATENT NO./APPLICATION NO.	ISSUE DATE/FILING DATE

ANNEX I – Page 2

Annex J
to
SECURITY AGREEMENT

GRANT OF SECURITY INTEREST
IN UNITED STATES COPYRIGHTS

This GRANT OF SECURITY INTEREST IN COPYRIGHTS (this “ Grant”) is made by [Name of Grantor], a ___________________ (the “Grantor”), with principal office at _____________________, _________________, in favor of JPMORGAN CHASE BANK, N.A., as Collateral Agent, having its offices at 10 South Dearborn Street, Floor 07, Chicago, Illinois 60603-2003 as Collateral Agent, (the “Grantee”) for Lenders parties to the Credit Agreement, dated as of March 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WELBILT, INC., as the Borrower, ENODIS HOLDINGS LIMITED, as a UK Borrower, the other Subsidiary Borrowers from time to time party thereto, the Lenders and the Grantee. Unless otherwise defined herein or the context otherwise requires, terms used in this Grant, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement (as defined below), as applicable.;

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein; and

WHEREAS THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, under the Amended and Restated Security Agreement among the Grantor, the other grantors from time to time party thereto and the Grantee, dated as of October [  ], 2018 (as further amended, modified, restated, amended and restated and/or supplemented from time to time, the “Security Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor hereby pledges and grants to the Grantee for the benefit of the Secured Creditors, continuing a security interest in, all of the right, title and interest of such Grantor in, to and under all the United States copyrights and United States copyright registrations and applications therefor set forth in Schedule A attached hereto (the “Copyrights”).

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern. The Grantor hereby authorizes and requests that the Register of Copyrights of the United States Copyright Office record this Grant. This Grant may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Signature page follows]

ANNEX J – Page 1

IN WITNESS WHEREOF, the undersigned have executed at _________________, the _________ day of _____________, 20___

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

ANNEX J – Page 2

Agreed and accepted by:

JPMORGAN CHASE BANK, N.A., as Collateral Agent and Grantee

By:
Name:
Title:

ANNEX J – Page 1

SCHEDULE A

U.S. COPYRIGHTS

REGISTRATION NUMBERS	PUBLICATION DATE	COPYRIGHT TITLE

ANNEX J – Page 2

ANNEX K
to
Security Agreement

Form of Joinder
Joinder to Security Agreement

The undersigned, ______________, a ____________ __________________, hereby joins in the _______________, execution of that certain Security Agreement dated as of October [  ], 2018 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”) by Welbilt, Inc., the other Grantors party thereto and each other Person that becomes an Grantor thereunder after the date and pursuant to the terms thereof, to and in favor of JPMorgan Chase Bank, N.A., as Collateral Agent. By executing this Joinder, the undersigned hereby agrees that it is an Grantor thereunder and agrees to be bound by all of the terms and provisions of the Security Agreement.

The undersigned Grantor represents and warrants to the Collateral Agent that:

(a)           the chief executive office and divisional offices of such Grantor are located at the addresses indicated on Annex A hereto;

(b)           [reserved];

(c)           The legal name of such Grantor, and the organizational identification number (if any) of such Grantor, is listed on Annex C hereto;

(d)           The jurisdiction of organization of such Grantor, and the type of organization of such Grantor, is listed on Annex D hereto;

(e)          The registered Marks listed in Annex E hereto include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office that such Grantor owns or uses in connection with its business as of the date hereof;

(f)           the Patents listed in Annex F hereto include all the United States patents and applications for United States patents that such Grantor owns as of the date hereof; and

(g)          the Copyrights listed in Annex G hereto constitute all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Grantor owns as of the date hereof.

, a

By:
Name:
Title:
FEIN:

ANNEX K – Page 1

ANNEX L
to
Security Agreement

[_], 20[]

VIA CERTIFIED MAIL-RETURN RECEIPT REQUESTED

JPMorgan Chase Bank, N.A. as Collateral Agent and Administrative Agent Loan Operations 10 South Dearborn Street, Floor L2 Chicago, Illinois 60603 Attention: Nida Mischke Ladies and Gentlemen:

We refer to that certain Security Agreement, dated as of October [  ], 2018, made by the undersigned, Welbilt, Inc., and certain of our subsidiaries in favor of JPMorgan Chase Bank, N.A. as Collateral Agent (as amended, modified, restated, extended or renewed from time to time, the “Security Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Security Agreement.

In accordance with the provisions of the Security Agreement (and in particular the definition of “Designated Foreign Facility Agreements” therein), please be advised that the following agreement is a Designated Foreign Facility Agreement intended to be secured by the Security Agreement: [insert description of agreement and maximum amount of debt that may be incurred thereunder].

To acknowledge your receipt of this notice, please countersign this notice in the space provided below and return a copy to Welbilt, Inc. (by e-mail ([insert email of company officer]) or fax ([insert fax number of company officer]) to [insert name of company officer] and to [insert name of contact at Secured Party] (by e-mail ([insert email of contact at  Secured Party) or fax ([insert fax number of contact at Secured Party) to [insert name of contact at Secured Party]).

[Signature Pages Follow]

ANNEX L – Page 1

Sincerely yours,

WELBILT, INC.

By:
Name:
Title:

[SECURED PARTY]

By:
Name:
Title:

[Signature Page to Designated Foreign Facility Letter]

ANNEX L – Page 2

Receipt acknowledged:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent By:

By:
Name:
Title:

ANNEX L – Page 3

EXHIBIT L

FORM OF DISCOUNTED PREPAYMENT OPTION NOTICE

[Date]

Attention of [           ]
Telecopy No. [           ]

Ladies and Gentlemen:

This Discounted Prepayment Option Notice is delivered to you pursuant to Section 2.22(b) of that certain Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) dated as of March 3, 2016 among Welbilt, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Borrower Representative hereby notifies you that, effective as of [ ], 20[ ], pursuant to Section 2.22(b) of the Credit Agreement, the Borrower Representative is seeking:

1.	to prepay Term B Loans at a discount in an aggregate principal amount of $[ ][7] (the “Proposed Discounted Prepayment Amount”);

2.
a percentage discount to the par value of the principal amount of Term B Loans [greater than or equal to [ ]% of par value but less than or equal to [ ]% of par value] [equal to [ ]% of par value] (the “Discount Range”);[8] and

3.	a Lender Participation Notice on or before [ ], 20[ ][9], as determined pursuant to Section 2.22(c) of the Credit Agreement (the “Acceptance Time”10).

The Borrower Representative expressly agrees that this Discounted Prepayment Option Notice is subject to the provisions of Section 2.22 of the Credit Agreement.
_____________________________

7	Insert amount that is a minimum of $5,000,000 (unless otherwise agreed by the Administrative Agent).

[8]	The Borrowers may specify different Discount Ranges for Initial Term Loans, Incremental Term Loans and Extended Term Loans.

[9]	Insert date (a Business Day) that is at least five Business Days from and including the date of the Discounted Prepayment Option Notice.

[10]
The Acceptance Time may be extended for a period not exceeding three Business Days upon notice by the Borrower to the Administrative Agent received not less than 24 hours before the original Acceptance Time.

The Borrower hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Lenders as follows:

1.	No Event of Default specified has occurred and is continuing or would result from the Discounted Voluntary Prepayment; and

2.	each of the other conditions to such Discounted Voluntary Prepayment contained in Section 2.22 of the Credit Agreement has been satisfied.

The Borrower respectfully requests that the Administrative Agent promptly notify each of the Lenders party to the Credit Agreement of this Discounted Prepayment Option Notice.

[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Discounted Prepayment Option Notice as of the date first above written.

WELBILT, INC.

By:
Name:
Title:

EXHIBIT M

FORM OF LENDER PARTICIPATION NOTICE

[Date]

Attention of [           ]
Telecopy No. [           ]

Ladies and Gentlemen:

Reference is made to (a) that certain Amended and Restated Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of March 3, 2016 among Welbilt, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and (b) that certain Discounted Prepayment Option Notice, dated [ ], 20[ ], from the Borrower (the “Discounted Prepayment Option Notice”). Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Credit Agreement or the Discounted Prepayment Option Notice, as applicable.

The undersigned Lender hereby gives you notice, pursuant to Section 2.22(c) of the Credit Agreement, that it is willing to accept a Discounted Voluntary Prepayment on Loans held by such Lender:

1.	in a maximum aggregate principal amount[11] of $[ ] of Term B Loans (the “Offered Loans”)[12];

2.	at a percentage discount to par value of the principal amount of Term BLoans equal to [ ]%[ ][13] of par value (the “Acceptable Discount”).

The undersigned Lender expressly agrees that this offer is subject to the provisions of Section 2.22 of the Credit Agreement. Furthermore, conditioned upon the Applicable Discount determined pursuant to Section 2.22(c) of the Credit Agreement being a percentage of par value less than or equal to the Acceptable Discount, the undersigned Lender hereby expressly consents and agrees that if (i) the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying

_____________________________

[11]	Subject to the rounding requirements of the Administrative Agent.

[12]	The maximum principal amount of loans to be prepaid held by the Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount.

[13]	Insert amount within Discount Range.

Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent) and (ii) the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

[Signature page follows]

3

IN WITNESS WHEREOF, the undersigned has executed this Lender Participation Notice as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

[By:
Name:
Title:][14]

_____________________________

[14]	If a second signature is required.

EXHIBIT B-1
CONTINUING TERM
LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, Amendment No. 6, dated as of October 23, 2018 (the “Amendment”) to the Credit Agreement dated as of March 3, 2016 (as amended prior to the date hereof, the “Credit Agreement”) among, WELBILT, INC., a Delaware corporation (the “Borrower”), ENODIS HOLDINGS LIMITED (the “UK Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a Continuing Term Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to continue its Existing Term Loans as New Term Loans on the Closing Date in the amount of its New Term Loan Commitment and (C) that on the Closing Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Term Loans will be “Term Loans” under the Amended Credit Agreement.

Name of Institution:

Executing as a Continuing Term Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

EXHIBIT B-2
ADDITIONAL TERM
LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, Amendment No. 6, dated as of October 23, 2018 (the “Amendment”) to the Credit Agreement dated as of March 3, 2016 (as amended prior to the date hereof, the “Credit Agreement”) among, WELBILT, INC., a Delaware corporation (the “Borrower”), ENODIS HOLDINGS LIMITED (the “UK Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as an Additional Term Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to make and fund New Term Loans on the Closing Date in the amount of such Additional Term Lender’s New Term Loan Commitment and (C) that on the Closing Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Term Loans will be “Term Loans” under the Amended Credit Agreement.

Name of Institution:

Executing as an Additional Term Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

EXHIBIT B-3
CONTINUING REVOLVING
LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, Amendment No. 6, dated as of October 23, 2018 (the “Amendment”) to the Credit Agreement dated as of March 3, 2016 (as amended prior to the date hereof, the “Credit Agreement”) among, WELBILT, INC., a Delaware corporation (the “Borrower”), ENODIS HOLDINGS LIMITED (the “UK Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a Continuing Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to continue its Existing Revolving Commitments as New Revolving Commitments on the Closing Date in an amount of its New Revolving Commitment, (C) on the Closing Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.06(c) of the Amended Credit Agreement and (D) that on the Closing Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:

Executing as a Continuing Revolving Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

EXHIBIT B-4
ADDITIONAL REVOLVING
LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, Amendment No. 6, dated as of October 23, 2018 (the “Amendment”) to the Credit Agreement dated as of March 3, 2016 (as amended prior to the date hereof, the “Credit Agreement”) among, WELBILT, INC., a Delaware corporation (the “Borrower”), ENODIS HOLDINGS LIMITED (the “UK Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as an Additional Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Closing Date in the amount of such Additional Revolving Lender’s New Revolving Commitment, (C) on the Closing Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.06(c) of the Amended Credit Agreement and (D) that on the Closing Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:

Executing as an Additional Revolving Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title: